AMONG:

LORUS THERAPEUTICS INC.

- and -

GENESENSE TECHNOLOGIES INC.

- and -

THE ERIN MILLS INVESTMENT CORPORATION

SUBSCRIPTION AGREEMENT

Made as of October 6, 2004

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT is made as of October 6, 2004 by and among LORUS THERAPEUTICS INC., a company incorporated under the laws of the Province of Ontario, (the "Company"), having its registered office at 2 Meridian Road, Toronto, Ontario, GENESENSE TECHNOLOGIES INC., a company incorporated under the laws of Canada ("GeneSense"), and THE ERIN MILLS INVESTMENT CORPORATION, a company incorporated under the laws of the Province of Ontario (the "Investor").

RECITAL

The Company desires to issue and sell and the Investor desires to purchase the Convertible Debentures and the New Warrants pursuant to this Agreement.

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1

INTERPRETATION

1.1

General Definitions

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

(a)

"Accredited Investor Certificate" means a certificate of the Investor stating that the Investor is an "accredited investor" as such term is defined in Rule 45-501 of the Securities Act (Ontario) in the form annexed hereto as Schedule "B";

(b)

"Affiliate" has the meaning set forth in Section 2(1) of the Ontario Business Corporations Act;

(c)

"Agreement" means this agreement and all Exhibits and Schedules annexed hereto and all amendments made hereto and thereto by written agreement among the Investor and the Company;

(d)

"Annual Financial Statements" means the draft consolidated financial statements of the Companies and NuChem Pharmaceuticals Inc., for the financial year ended May 31, 2004, annexed hereto as Schedule "A";

(e)

"Balance Sheet Date" means May 31, 2004;

(f)

"Benefit Plans" means profit sharing plans, deferred compensation or incentive plans, health, dental or welfare plans, bonus plans, retirement plans, unemployment compensation plans, insurance plans, severance plans, sick leave, vacation plans or other employee benefit plans of a similar nature;

(g)

"Bringdown Certificates" means the certificates signed by an authorized signing officer of the relevant company on each of the Closing Dates certifying that (i) the relevant company has complied with all covenants and satisfied the terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to each of the Closing Dates, and (ii) that the representations and warranties of the relevant company contained in this Agreement, save and except as otherwise disclosed in such Bringdown Certificates are true and correct as of the Time of Closing on each of the Closing Dates;

(h)

"Business" when used in relation to the Companies, means the research, development and commercialization of pharmaceutical products and technologies for the management of cancer;

(i)

"Business Day" means any day except Saturday, Sunday or any statutory holiday in the City of Toronto;

(j)

"Closing Date" means any of the Initial Closing Date, the Mandatory Closing Dates or the Discretionary Closing Dates and "Closing Dates" means all such dates;

(k)

"Collateral Documents" means the Convertible Debentures, the Escrow Agreement, the New Warrants, the Consent Warrants, the General Security Agreement, the Share Pledge Agreement and the Guarantee;

(l)

"Common Shares" means the common shares of the Company;

(m)

"Companies" means the Company and GeneSense;

(n)

"Compensation Options" means the units in the capital of the Company (each unit consisting of one common share and one half common share purchase warrant) with an exercise price of $1.27 per unit which expire on December 10, 2004;

(o)

"Consent Shares" means the Common Shares, if any, to be issued to the Investor on the exercise of the Consent Warrants;

(p)

"Consent Warrants" means the additional warrants issued to the Investor on the Initial Closing Date to purchase 1,000,000 Common Shares of the Company at the price of $1.00 per share in the form attached hereto as Exhibit "I";

(q)

"Consents" means all consents, approvals, registrations or qualifications required to be obtained in compliance with all applicable laws in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated herein;

(r)

"Consultant" means a Person who supplies services to the Company or any Subsidiary under a personal services Contract (including independent contractors, employees of agencies, secondees and leased employees);

(s)

"Contract" means any written agreement, contract, understanding, arrangement, instrument, note, guarantee, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, commitment, covenant, assurance or undertaking;

(t)

"Conversion Notice" has the meaning set forth in subsection 2.5 below;

(u)

"Conversion Price" has the meaning set forth in paragraph 4(a) of the Convertible Debentures;

(v)

"Conversion Shares" means the Common Shares to be issued to the Investor pursuant to the terms and conditions of the Convertible Debentures and/or the exercise of the New Warrants;

(w)

"Convertible Debentures" means, collectively, the Initial Debenture, the Mandatory Debentures, and any Discretionary Advance Debentures in the aggregate principal amount of $15,000,000 in the form attached hereto as Exhibit "A", to be issued by the Company to the Investor pursuant to the terms of this Agreement;

(x)

"Disclosure Letter" means the letters of exceptions of each of the Companies in respect of each of their respective representations and warranties contained herein;

(y)

"Discretionary Advance Debenture" means a Convertible Debenture to be issued pursuant to a Discretionary Advance Notice;

(z)

"Discretionary Advance Notice" means a notice in the form attached hereto as Exhibit "B" delivered by the Investor to the Company pursuant to the provisions of section 2.1(c), wherein the Investor notifies the Company that it wishes to advance all or a portion of the then unadvanced Principal on a date other than a Mandatory Closing Date, each notice shall specify the amount to be so advanced;

(aa)

"Discretionary Closing" means the completion on any Discretionary Closing Date of the issue and sale by the Company of a Discretionary Advance Debenture and the purchase by the Investor of the Discretionary Advance Debenture pursuant to this Agreement;

(bb)

"Discretionary Closing Date" means a date which is three (3) Trading Days after the delivery of a Discretionary Advance Notice or such earlier or later date as the parties may agree in writing;

(cc)

"Escrow Agreement" means the escrow agreement dated as of the date hereof among the Company, the Investor and Bratty and Partners, LLP relating to the release of the Consent Warrants and the Escrow New Warrants;

(cc-1)  "Escrow New Warrants" means two million of the New Warrants which are to be delivered to the escrow agent appointed pursuant to the Escrow Agreement and to be released in accordance with its terms;

(dd)

"Event of Default" means the breach of any term, condition or convenant set out in this Agreement and/or the occurrence of any event of default as set out in section 2, Schedule B of the Convertible Debentures;

(ee)

"Financial Statements" means Annual Financial Statements;

(ff)       "General Security Agreement" means the agreement delivered by GeneSense in the form annexed hereto as Exhibit "C";

(hh)

"Guarantee" means the guarantee delivered by GeneSense in favour of the Investor in the form attached hereto as Exhibit "D";

(ii)

"Initial Closing" means the completion on the Initial Closing Date of the issue and sale by the Company of the Initial Debenture and the New Warrants and the purchase by the Investor of the Initial Debenture and the New Warrants pursuant to this Agreement;

(jj)

"Initial Closing Date" means October 6, 2004, or such other date as may be agreed by the Investor and the Company;

(kk)       "Initial Debenture" means the secured convertible debenture in the principal amount of $5,000,000 in the form attached hereto as Exhibit "A";

(ll)       "Insider(s)" has the meaning set forth in section 1(1) of the Securities Act (Ontario);

(mm)    "Loan Rate" means the prime rate from time to time quoted by the principal bankers of the Company plus one percent (1%) per annum;

(nn)

"Mandatory Closing" means the completion on each of the Mandatory Closing Dates of the issue and sale by the Company of the Mandatory Debentures and the purchase by the Investor of the Mandatory Debentures pursuant to this Agreement;

(oo)

"Mandatory Closing Dates" means each of January 14, 2005, and April 15, 2005, or such other date as may be agreed by the Investor and the Company;

(pp)

"Mandatory Debentures" means the secured Convertible Debentures in the following amounts to be purchased by the Investor and sold by the Company on the Mandatory Closing Dates:

(i)    the Mandatory Debenture to be purchased by the Investor and sold by the Company on January 14,

       2005, shall be for an amount equal to the difference between $5,000,000.00 and the amounts of any

       Discretionary Advance Debentures purchased by the Investor prior to January 14, 2005; and

(ii)    the Mandatory Debenture to be purchased by the Investor and sold by the Company on April 15, 2005,

        shall be for an amount equal to the lesser of (A) $5,000,000, or (B) the difference between

        $15,000,000.00 and the aggregate amount of all amount(s) advanced by the Investor and secured by

        Convertible Debentures at that time;

(qq)

"Material Adverse Change" in relation to any of the Companies means any change that could reasonably be expected to have or has a material adverse effect on the assets or properties, business, results of operation, capital or condition (financial or otherwise) of the Companies, taken as a whole;

(rr)

"Maturity Date" means, October 6, 2009;

(ss)

"New Warrants" means the warrants represented by the warrant certificate in the form attached hereto as Exhibit "E";

(tt)

"Options" means options to purchase Common Shares granted pursuant to the Stock Option Plans;

(uu)

"ordinary course" when used in relation to the conduct by any of the Companies of its operations or of the Business, means any transaction which constitutes an ordinary day-to-day business activity of the Companies, conducted in a commercially reasonable and businesslike manner;

(vv)

"Payment Date" means the earlier of (i) October 6, 2009; and (ii) the date an Event of Default occurs;

(ww)

"Person" means any individual, corporation, firm, partnership (including a limited partnership), sole proprietorship, syndicate, joint venture, trustee, trust, any unincorporated organization or association, any government or instrumentality thereof and any tribunal; and pronouns have a similar extended meaning;

(xx)

"Principal" means, the amount, at any time, of the aggregate subscription proceeds paid by the Investor for Convertible Debentures pursuant to this Agreement, up to $15,000,000.00;

(yy)

"Securities" means the Convertible Debentures, the New Warrants, Consent Warrants, the underlying Conversion Shares and Consent Shares;

(zz)

"SEDAR" means the System for Electronic Document Analysis and Retrieval pursuant to National Instrument 13-101;

(aaa)    "Share Pledge Agreement" means the agreement substantially in the form attached hereto as Exhibit " F" delivered by the Company whereby the shares it holds in GeneSense are pledged by the Company in favour of the Investor;

(bbb)

"Stock Option Plans" means the Company's stock option plans wherein options may be granted to directors, officers, employees and consultants of the Company;

(ccc)

"Subsidiary" means GeneSense;

(ddd)

"Tax Legislation" means, collectively, the United States Internal Revenue Code and the Income Tax Act (Canada) and supporting statute law, case law, rules, regulations, interpretation bulletins and releases, orders and decrees, and the corresponding legislation of any other jurisdiction, domestic or foreign, in which the Company or any Subsidiary is subject to tax or is required to file Tax Returns;

(eee)

"Tax Returns" means all reports, returns and other documents required to be filed under the provisions of the Tax Legislation and any tax forms required to be filed, whether in connection with a tax return or not, under any provisions of any applicable Tax Legislation;

(fff)

"Time of Closing" means 11:00 a.m. (Ontario time) on any of the Initial Closing Date, the Mandatory Closing Dates or a Discretionary Closing Date or such other time as the parties may mutually agree;

(ggg)

"Trading Day" means any day on which securities are traded on the Toronto Stock Exchange;

(hhh)

"Warrant" means the warrants to acquire common shares in the capital of the Company at an exercise price of $1.75 per share which expire on December 10, 2004.

1.2

Intellectual Property Definitions

(a)

"Business IP", "Licensed IP" and "Owned IP" have the respective meanings set forth in subsection 3.1(x) hereof,

(b)

"Business Technology" means the Technology used in the conduct of the Business except for Technology that is Subsidiary Licensed IP or that is subject to Commercial Software Licenses;

(c)

"Commercial Software Licenses" means "shrink-wrap", "web-wrap", "clickwrap" or other similar generic licenses for commercially available software available to the public through retail detailers, and which are not, individually or in the aggregate, material to the Business;

(d)

"Employee IP Agreements" means agreements entered into by employees and Consultants in favour of the Company and GeneSense relating to proprietary information and assignment of inventions substantially in the form provided to the Investor;

(e)

"Intellectual Property" means any or all of the following, both present and future, and all proprietary, intellectual property and other rights in, arising out of or associated with:

(i)    all patents and utility models and applications therefore including all provisionals, re-issuances,

        continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions,

        and reexaminations thereof and all equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("Patents");

(ii)    all registered and unregistered trade-marks, service marks, trade names, trade dress, logos, business,

        corporate and product names and slogans and registrations and applications for registration thereof

        ("Trade-marks");

(iii)    all copyrights in copyrightable works, and all other rights of authorship, worldwide, and all applications,

         registrations and renewals in connection therewith ("Copyrights");

(iv)    all maskworks, maskwork registrations and applications therefore, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topologies ("Maskworks"); and

(v)     all World Wide Web addresses, domain names and sites and applications and registrations therefore

         ("Domain Names");

(f)

"Registered IP" means all present and future Canadian, United States, international and foreign: (i) Patents, including applications filed therefor; (ii) registered Trade-marks, applications to register Trade-marks, including intent-to-use applications, or other registrations or applications related to Trade-marks and Domain Name registrations; (iii) Copyright registrations and applications to register Copyrights; (iv) Maskwork registrations and applications to register Maskworks; and (v) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any federal, state, provincial, government or other public or private legal authority at any time;

(g)

"Subsidiary Business IP", "Subsidiary Licensed IP" and "Subsidiary Owned IP" have the respective meanings set forth in subsection 3.2(w) hereof,

(h)

"Technology" means any or all of the following, present and future: (i) works of authorship including research papers, presentations, preclinical programs, working papers without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, methods, techniques, processes, formulae, files, industrial models, scientific models, schematics, specifications, records and data; (ii) inventions (whether or not patentable), therapies, treatments, improvements and enhancements; (iii) proprietary and confidential business and technical information, including technical data, engineering or scientific information, processes and formulae, trade secrets, ideas, research and development and know how; and (iv) databases, data compilations and collections and technical data.

1.3

Headings, etc.

The division of this Agreement into Articles, Sections, Subsections, Paragraphs, Subparagraphs and Clauses and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof', "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section, Subsection, Paragraph, Subparagraph, Clause or other portion hereof and include any agreement or instrument supplemental or ancillary hereto.

1.4

Number, etc.

Words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and neuter genders and vice versa.

1.5                   Currency

Unless otherwise indicated all dollar amounts referred to in this Agreement, including the symbol "$", refer to lawful money of Canada.

1.6

Accounting Principles

Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be Canadian generally accepted accounting principles from time to time applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles.

1.7

Meaning of Term "Knowledge"

For the purposes of this Agreement (including the Disclosure Letter), where representations and warranties are expressed to be given "to the knowledge" or "to the best of the knowledge" of the Company, or GeneSense or words to like effect, such representations and warranties are based exclusively on the current actual knowledge of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Vice-President (Legal) and the senior management employees of the Company or GeneSense, after making commercially reasonable investigations and inquiries.

1.8                   Schedules

The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

Schedule "A"

-

Annual Financial Statements

Schedule "B"

-

Accredited Investor Certificate

1.9                   Exhibits

The following are the Exhibits annexed hereto and incorporated by reference and deemed to be part hereof:

Exhibit "A"

-

Form of Convertible Debenture

Exhibit "B"

-

Form of Discretionary Advance Notice

Exhibit "C"

-

Form of General Security Agreement

Exhibit "D"

-

Form of Guarantee

Exhibit "E"

-

Form of New Warrants

Exhibit "F"

-

Form of the Share Pledge Agreement

Exhibit "G"

-

Intentionally Deleted

Exhibit "H"

-

Form of Conversion Notice

Exhibit "I"

-

Form of Consent Warrants

ARTICLE 2

PURCHASE AND SALE

2.1

Purchase and Issuance of the Convertible Debentures, the New Warrants and the Consent Warrants at Closing

Subject to the terms and conditions of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Investor agrees to purchase the Convertible Debentures, the New Warrants and the Consent Warrants and the Company agrees to sell and issue the Convertible Debentures, the New Warrants and the Consent Warrants, in the forms attached hereto as Exhibit "A", Exhibit "E" and Exhibit "I" respectively, as follows:

(a)

the Investor agrees to purchase at the Initial Closing and the Company agrees to sell and issue to the Investor at the Initial Closing, a $5,000,000.00 Convertible Debenture, the New Warrants and the Consent Warrants. At any time prior to the Maturity Date, the Investor shall have the right to convert all or part of the Principal advanced and evidenced by such Convertible Debenture into Conversion Shares at a Conversion Price per share equal to $1.00 per share;

(b)

provided the Company has complied with all covenants and satisfied all terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to each of the Mandatory Closing Dates and is not otherwise in default hereunder or under the terms of any of the Collateral Documents, the Investor agrees to purchase at each of the Mandatory Closings and the Company agrees to sell and issue to the Investor at each of the Mandatory Closings, the Mandatory Debentures. Subject to section 2.6, at any time prior to the Maturity Date, the Investor shall have the right to convert all or part of the Principal advanced and evidenced by such Mandatory Debenture into Conversion Shares at a Conversion Price stipulated therein;

(c)

provided the Company has complied with all covenants and satisfied all terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to any Discretionary Closing Date, the Investor shall, at its sole and absolute discretion, on delivery of a Discretionary Advance Notice to the Company be entitled to purchase at any time prior to April 15, 2005, and the Company shall be required to sell and issue to the Investor at any Discretionary Closing a Discretionary Advance Debenture in the amount specified in the Discretionary Advance Notice; and

(d)

in respect of Convertible Debentures issued after the Initial Closing, the Conversion Price for such Convertible Debenture will be settled by the Company and the Investor at the time of issue and inserted into such debenture. For greater certainty, the Conversion Price for such Convertible Debenture shall be equal to the greater of (a) $1.00 per share or (b) the weighted average trading price of such shares for the twenty (20) Trading Days prior to the date of the advance of Principal under either a Discretionary Advance Debenture or a Mandatory Debenture, less any permitted discount to the market price and subject to the approval of the Toronto Stock Exchange.

2.2

  Terms and Conditions of Convertible Debentures

The terms and conditions of the Convertible Debentures shall be as set out in the form of Convertible Debenture attached hereto as Exhibit "A".

2.3                    Payments

Any payments received by the Investor or the Company after 2:00 p.m. on a Business Day shall be deemed to have been received on the next Business Day. Any notice required or desired to be given hereunder or under any instrument supplemental hereto shall be in writing and provided in accordance with the provisions of section 6.7 hereof.

2.4

Closing Dates

Subject to the terms and conditions hereof, the purchase and issuance of the Convertible Debentures and the New Warrants contemplated by this Agreement shall be closed on any particular Closing Date at the offices of Bratty and Partners, LLP, Suite 200, 7501 Keele Street, Concord, Ontario, L4K I Y2, or such other time or place as the parties may mutually agree.

2.5

Partial Conversion

Subject to section 2.6, the Principal secured by the Convertible Debentures may be partially converted by the Investor from time to time, provided no partial conversion shall be for less than ONE MILLION ($1,000,000.00) DOLLARS, by delivering a conversion notice in the form set out in Exhibit "H" (the "Conversion Notice") to the Company specifying the amount of the Principal to be converted into Conversion Shares at the Conversion Price.

2.6

Forced Conversion and Warrant Surrender

In the event that the Investor fails to comply with the provisions of section 2.1 (b) above or shall be in breach of any other material covenant contained herein, the Company shall be entitled, as its exclusive and only remedies, at any time after such default on 2 Business Days' notice to the Investor, to convert all amounts then secured by the outstanding Convertible Debentures into Common Shares at the relevant Conversion Price and shall be entitled to receive the surrender of all unearned Consent Warrants and unearned Escrow New Warrants for cancellation in accordance with the terms of the Escrow Agreement.

2.7

Consents in Respect of

The Company covenants and agrees to use reasonable commercial efforts to obtain two (2) consents and acknowledgments (the "Delayed Consents") in respect of the security granted or to be granted pursuant to the Collateral Documents in respect of                                            and in respect of                                           in the form to be agreed upon by the parties, acting reasonably. Pending receipt of any of the Delayed Consents and in the case of the Company has agreed to issue the Consent Warrants subject to the following provisions in order to induce the Investor to complete the purchase of a Convertible Debenture on the Initial Closing Date. The terms and conditions relating to the issue of the Consent Warrants and the Investor's rights in respect thereto are as follows:

(a)

The Company shall issue the Consent Warrants to be held in escrow pursuant to the Escrow Agreement to the Escrow Agent, (as defined in the Escrow Agreement), on the Initial Closing Date;

(b)

The Consent Warrants will be released from escrow on the terms and conditions provided in the Escrow Agreement; and

(c)

If, on any Mandatory Closing Date, the Company has not received one or both of Delayed Consents and inthe case of                                                                and supporting documentation required pursuant to this section the Company shall comply with the provisions of the Escrow Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1

Representations and Warranties relating to the Company

Except as set forth in the Disclosure Letter and Bringdown Certificate of the Company, which Disclosure Letter and Bringdown Certificate shall be deemed to be representations and warranties to the Investor as of the Time of Closing on each of the Closing Dates, the Company represents and warrants to the Investor as of the Time of Closing as follows, and acknowledges that the Investor is relying on such representations and warranties in connection with the transactions contemplated herein:

(a)

Incorporation and Organization of the Company. The Company is a corporation duly incorporated, organized and validly subsisting under the laws of the Province of Ontario. The Company has full corporate power, authority and capacity: (i) to own and operate its properties and assets; and (ii) to carry on its Business as presently conducted and proposed to be conducted. The Company has full corporate power, authority and capacity to execute and deliver this Agreement and the Collateral Documents and to perform all of its obligations contemplated herein or therein, including the issue, sale and delivery of the Convertible Debentures and the New Warrants. The Company has delivered or made available to the Investor or legal counsel for the Investor true and complete copies of the Articles and By-laws of the Company, including any and all amendments thereto and such Articles and By-laws as so amended are in full force and effect.

(b)

Qualification. Except as disclosed in section 3.1 (b) of the Disclosure Letter, the Company is duly qualified or licensed to carry on its business in every jurisdiction in which the nature of such business or the property owned or leased by the Company makes such qualification or license necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the Business or the operations or finances of the Company.

(c)

Authorized and Issued Capital.

(i)     Shares. The authorized capital of the Company consists of an unlimited number of Common Shares. As of the date hereof, 171,804,989 Common Shares are issued and are outstanding (and no other shares of the Company are issued and outstanding). All such issued and outstanding shares have been duly authorized and validly issued as fully paid and non-assessable and were offered, issued and sold in compliance with applicable securities laws.

(ii)    Options. At the date hereof an aggregate of 20,582,081 Common Shares have been reserved for issuance of which 7,234,913 have been exercised pursuant to the Stock Option Plans, true and complete copies of which have been delivered to or made available to the Investor or counsel for the Investor. As of the date hereof, 8,333,475 Options are outstanding. Except as disclosed in section 3.1(c) of the

        Disclosure Letter all such Options have been granted in accordance with the terms and conditions of the

        Stock Option Plans. Each holder of Options has agreed in writing to be bound by the terms and provisions of the Stock Option Plans. As of the date hereof, 1,835,400 Compensation Options are issued and outstanding.

(iii)   Warrants.   At the date hereof an aggregate of 13,110,000 Warrants are issued and outstanding.

(d)

Other Securities. Before giving effect to the issuance of the Convertible Debentures and the New Warrants at the Closing, or as otherwise set out in this Agreement, other than as set out section 3.1(d) of the Disclosure Letter, there is no:

(i)     outstanding security of the Company convertible or exchangeable into any share or shares of the

        Company;

(ii)    outstanding subscription, option, warrant, call, commitment or other Contract obligating the Company to allot or issue any of its securities of any class or kind or to create any additional class or series of shares which in any way relate to the authorized or issued capital of the Company;

(iii)      Contract which grants to any Person the right or option to purchase or otherwise acquire any securities of the Company;

(iv)     agreement or commitment by which the Company is bound to repurchase or retire any of its securities;

(v)      to the knowledge of the Company, shareholder agreement, voting trust or voting agreement or pooling agreement or proxy with respect to any of the securities of the Company; or

(vi)     alternative compensation plans, stock option plans, phantom stock option plans, stock purchase plans or stock appreciation rights or similar plans or rights currently outstanding.

(e)

Registration Rights. Except as set out in section 3.1(e) of the Disclosure Letter, the Company is not under any contractual obligation to register or qualify, nor has it agreed to grant registration rights with respect to any currently outstanding securities or securities which may hereafter be issued, under the United States Securities Act of 1933 or the securities legislation of any province of Canada, or applicable securities laws of any other jurisdiction.

(f)

Authorization of Transaction. The entering into, execution and delivery of this Agreement and the Collateral Documents, as applicable, and the consummation of the transactions herein or therein contemplated, including the issue, sale and delivery of the Securities, and the issuance and delivery of the Common Shares in accordance with the terms of the Convertible Debentures and/or exercise of the New Warrants or Consent Warrants (if applicable), have been duly authorized by all necessary corporate action on behalf of the Company, and each of this Agreement and the Collateral Documents, as applicable, will at the Time of Closing be duly and validly executed and delivered by the Company and are legal, valid and, assuming due execution and delivery by the other parties hereto and thereto, binding obligations of the Company, enforceable in accordance with their respective terms, except: (i) as limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting creditors' rights; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief and other equitable remedies.

(g)

Issuance of the Convertible Debentures, the New Warrants and the Consent Warrants. At the Initial Closing, the Initial Debenture and the New Warrants and the Consent Warrants will be validly issued to the Investor. At each subsequent Closing, the Convertible Debentures will be validly issued at such Closing to the Investor. Upon any conversion of the Convertible Debentures and/or exercise of the New Warrants or the Consent Warrants in accordance with their terms, the

Conversion Shares or the Consent Shares, as the case may be, shall be free of liens and encumbrances imposed by or through the Company. On conversion of the Convertible Debentures and/or exercise of the New Warrants, the Conversion Shares will be validly issued to the Investor as fully-paid and non-assessable in the capital of the Company. On exercise of the Consent Warrants, the Consent Shares will be validly issued to the Investor as fully paid and non- assesable shares in the capital of the Company.

(h)

Conflicting Instruments. The execution and delivery by the Company of this Agreement and the Collateral Documents, as applicable, together with any other documentation associated herewith or therewith, and the consummation by the Company of the transactions contemplated herein or therein, will not conflict with, or result in the violation of or constitute a default under, with the passage of time or the giving of notice, or both, any applicable law, rule or regulation, any of the terms and provisions of the Articles or By-laws of the Company or of any Contract, judgement, decree or order to which the Company is a party or by which it is bound, or cause the rights of any party to any such Contract to accelerate according to its terms, or cause the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval applicable to or required by the Company, the Business or its operations, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon the property or assets of the Company other than as set out in this Agreement or the Collateral Documents.

(i)

Subsidiaries and Other Interests. Other than as described in section 3.1(i) of the Disclosure Letter and the Subsidiary, the Company has no other subsidiaries. With respect to BRM Research Corporation, such company does not own any Intellectual Property, does not have any liabilities, contingent or otherwise, and has not entered into any material contracts. Other than as set out in section 3.1(i) of the Disclosure Letter, there are no outstanding options, option plans, warrants, rights (including conversion or pre-emptive rights) or agreements for the purchase or acquisition from any Subsidiary of the Company of any of their securities. The Company is not a partner in a partnership, is not a participant in any joint venture, and does not own, and has not agreed or become bound to acquire any securities issued by, or any equity or ownership interest in, any other Person.

(j)

Compliance With Laws. The Company is conducting the Business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which its Business is carried on by the Company, and is not in breach in any material respect of any such laws, rules or regulations.

(k)

Absence of Certain Developments. Except as set out in section 3.1(k) of the Disclosure Letter, there has not been, since the Balance Sheet Date, any Material Adverse Change in the Company or the operation of the Business by the Company, including without limitation any:

(i)     declaration, setting aside or payment of any dividend, or redemption, repurchase or retirement of any outstanding shares, or any distribution by the Company of its properties or assets to its shareholders;

(ii)     material loss, destruction or damage to any property of the Company, whether or not insured;

(iii)    material change in any of the Company's personnel or their terms and conditions of employment;

(iv)    waiver of any valuable right, claim or debt owed to the Company;

(v)     acquisition or disposition of any material asset (or any Contract therefor) in excess of $500,000.00, or any other material transaction by the Company; or

(vi)     authorization, agreement or commitment to do any of the foregoing.

(1)

Business Operations. The Company has not carried on any business other than the Business since January 1, 1999. The Company has not received any notice or other communication from any governmental authority or any other Person of any proceedings to cancel its Articles or to otherwise terminate its existence for any situation that, unless remedied, could result in such cancellation or termination. The Company has not commenced nor is the Company in the course of any dissolution, liquidation, winding-up, bankruptcy, reorganization or continuation proceedings. To the knowledge of the Company, the Company has not received notice in respect of dissolution, liquidation, winding-up, bankruptcy, reorganization or continuation proceedings.

(m)

Financial Statements. Except as disclosed in section 3.2(m) of the Disclosure Letter, the Financial Statements fairly represent the financial position of the Company and the results of operations for the respective periods indicated in such statements and have been prepared in conformity with Canadian generally accepted accounting principles applied on a consistent basis;

(n)

Tax Matters. The Company is not a non-resident of Canada for the purposes of the Income Tax Act (Canada). Except as disclosed in section 3.1(n) of the Disclosure Letter, the Company has duly filed all Tax Returns required to be filed by it, and such Tax Returns are true, correct and complete in all material respects. The Company has made complete and accurate disclosure in all Tax Returns filed to date and in all materials accompanying such Tax Returns, and has paid all the taxes, governmental or municipal charges or levies, penalties, interest and fines due and payable by it pursuant to such filed Tax Returns on or prior to the Closing Date. To the extent required, adequate provision has been made in the Financial Statements for all taxes, government or municipal charges, levies, penalties, interest and fines payable for the current year for which Tax Returns are not yet filed. There is no action, suit, proceeding, investigation or claim pending or, to the knowledge of the Company, threatened, against the Company in respect of taxes, governmental or municipal charges, levies or assessments, nor are there any matters under discussion with any governmental or municipal authority relating to such matters. The Company has withheld from each payment made to any of its officers, directors, employees, shareholders, creditors, or to non-residents, all amounts which it is required by law to withhold or deduct, and has duly remitted all amounts so withheld or deducted to the proper recipients thereof without delays and in the manner required by such laws. To the Company's knowledge, there is not any contingent liability of the Company for taxes, governmental or municipal charges or levies, penalties, interest and fines, and the Company has not received any indication from any governmental taxing authority that any assessment or reassessment is proposed. Except as disclosed in section 3.1 (n) of the Disclosure Letter, since January 1, 1999 the Company has not acquired any real or personal property (including intangible property) from any Person in circumstances where the Company did or could have become liable for any taxes, governmental or municipal charges or levies, penalties, interest and fines ("Assumed Taxes"), payable by that Person other than Assumed Taxes that are in the aggregate immaterial. None of sections 80 to 80.04, both inclusive, of the Income Tax Act (Canada), or any equivalent provision of the taxing legislation of any province or territory of Canada, have applied or will apply to the Company at any time up to and including the Closing Date. The Company does not have any unpaid amounts that may be required to be included in income under Section 78 of the Income Tax Act (Canada).

(o)

Property & Assets. Except for (i) undetermined or inchoate liens, charges or privileges incidental to current construction or current operations of the Business, and statutory liens, charges, adverse claims, security interests, or encumbrances of any nature whatsoever claimed or held by any governmental authority that have not at the time been filed or registered against the title to the assets of the Company or served upon the Company pursuant to the laws that relate to obligations not due or delinquent; (ii) assignments of insurance provided to a landlord (or its mortgagee) pursuant to the terms of the Company's leases and liens or rights reserved in the leases for rent or for compliance with the terms of the leases; (iii) security given in the ordinary course of the Business to any public utility, municipality or government or to any statutory or public authority in connection with the operations of the Business, other than security for borrowed money; and (iv) as disclosed in section 3.1(o) of the Disclosure Letter, the Company has good and marketable title, or leasehold title pursuant to the leases described in section 3.1(o) of the Disclosure Letter, to all properties and assets necessary to the Business as presently conducted by the Company and to all of its properties and assets, free and clear of all liens or encumbrances; provided, however, that the term "properties and assets" for the purposes of this section 3.1(o) shall not include Intellectual Property or Technology, which are addressed in section 3.1(y). All machinery and equipment included in such properties which is necessary to the Business is in good condition and repair except for reasonable wear and tear, and all leases of real or personal property are fully effective and afford the Company peaceful and undisturbed possession of the subject matter of the lease. To the Company' s knowledge, it is not in violation of any zoning that is likely to impede the normal operation of the Business. The Company is not in violation of any material building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties that is likely to impede the normal operation of the Business. The Company does not own any real property.

(p)

Liabilities. Except for:

(i)      liabilities disclosed in section 3.1 (p) of the Disclosure Letter and leases disclosed in section 3.1 (o) of the Disclosure Letter;

(ii)      liabilities evidenced by Debt Instruments described in section 3.1 (q) of the Disclosure Letter;

(iii)     liabilities reflected in or provided for in the Financial Statements;

(iv)     liabilities incurred in the ordinary course of the Business and attributable to the period since the

          Balance Sheet Date; and

(v)      liabilities on account of ordinary-course payroll expense;

there are no material liabilities of the Company of any kind (whether accrued, absolute, contingent or otherwise) existing on the date hereof save and except for contingent obligations in respect of costs and expenses to complete the transaction contemplated by this Agreement. The Company is not a party to nor bound by or subject to any guarantee in favour of any other Person.

(q)

Debt Instruments. Except (i) as set out in section 3.1 (q) of the Disclosure Letter, (ii) for the Convertible Debentures being issued under this Agreement or (iii) as contemplated by Article 5 hereof, the Company is not a party to or bound by or subject to: (i) any bond, debenture, promissory note, credit facility or other Contract evidencing indebtedness for borrowed money; or (ii) any Contract to create, assume or issue any of the foregoing. The Company is not in default under any obligation (contingent or otherwise) in respect of borrowed money or pursuant to any Contract referred to above, and none of the Company's debts or liabilities is guaranteed by any other Person.

(r)        Employees.

           (i)      The Company has 60 full-time employees, and no part-time employees. There are currently no material disagreements or other difficulties with any current employees or Consultants of the Company, and there are no complaints or any claims or charges outstanding or, to the knowledge of the Company, anticipated relating to the engagement of such employees and Consultants prior to the date hereof.

           (ii)      To the knowledge of the Company, no officer or key employee of the Company has any present intention of terminating his or her services to the Company nor does the Company have any present intention of terminating the employment of any such Person.

           (iii)     To the knowledge of the Company based upon the representations, warranties and covenants in each employee's respective Employee IP Agreement: (A) no employee of the Company is in violation of or infringing any term of any employment Contract, any patent or other proprietary information agreement or any other Contract relating to the right of any such employee to be employed or engaged by the

                     Company because of the nature of the Business or any other reason; and (B) the continued

                     employment or engagement by the Company of its respective present employees and Consultants will not result in any such violation.

           (iv)      Other than as disclosed in section 3.1(r)(iv) of the Disclosure Letter, there have been no claims for wrongful dismissal, or complaints, inquiries or claims made and served against the Company resulting from the violation or alleged violation of any applicable employment law or regulation, including any employment equity, human rights, health or safety law or regulation, or any agreement or arrangement with respect to Benefit Plans.

           (v)      The Company has complied in all material respects with all applicable federal, provincial, state and any other applicable laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment, and there are no arrears in the payments of wages, withholding taxes, Canada Pension Plan premiums, unemployment insurance premiums or other similar obligations.

           (vi)      The Company is not a party to any collective bargaining agreement and, to the Company's knowledge,

                    no organizational efforts are presently being made with respect to any of its employees.

(s)

Employee Benefits. The only Benefit Plans maintained by the Company with respect to its employees are described in section 3.1 (s) of the Disclosure Letter. Each Benefit Plan has been duly registered where required by, and is in good standing under, all applicable legislation, rules or orders, including, without limitation, the Income Tax Act (Canada) and all required employer contributions and premiums under each Benefit Plan have been made, and the applicable funds have been funded, in accordance with the terms of the Benefit Plans and any applicable legislation, rule or order and no past service funding liabilities exist thereunder.

(t)

Environmental, Health and Safety Matters. To the knowledge of the Company, the operations of the Company (as well as any property or assets of the Company whether or not used in carrying on of the Business) are not in violation of any applicable laws, regulations, permits, licences, approvals, policies, guidelines or orders of any governmental or municipal authority relating to environmental, health or safety matters, including the release of hazardous substances.

(u)

Litigation. Other than as disclosed in section 3.1 (u) of the Disclosure Letter, there is no claim, action, law suit, proceeding, complaint, charge or investigation pending or served or, to the knowledge of the Company, threatened against the Company. The foregoing includes, without limitation, actions pending or, to the knowledge of the Company, threatened, involving the prior employment of any of the employees of the Company, their use in connection with the Business of any information, creations or techniques allegedly proprietary to any of their former employers or other Persons, or their obligations under any Contracts with prior employers or other Persons. Neither the Company nor any of its officers or to the knowledge of the Company, any of its directors, is a party to, or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality relating to the Company or the Business. The Company is not currently engaged in any dispute with any present or former officers, directors or shareholders. There is no action, suit or proceeding by the Company currently pending or which the Company presently intends to initiate.

(v)

Consents and Approvals. Except as may be required by applicable laws, as set out in Section 3.1 (v) of the Disclosure Letter, or as contemplated by Article 5 hereof, no authorization, consent or approval of, or filing with or notice to, any third party or any governmental agency, regulatory body or court is required to be obtained by the Company in connection with the execution, delivery or performance of this Agreement or any of the Collateral Documents, including the issuance, sale and delivery of the Convertible Debentures and the New Warrants.

(w)

Insurance. The Company maintains insurance covering its property and assets and protecting its Business against loss or damage on a basis that is comparable to the insurance maintained by reasonable Persons operating businesses similar to the Business of the Company, as heretofore carried on. Each of the insurance policies held by the Company is valid and subsisting and in good standing, and there is no default whether as to the payment of the premiums or otherwise under any material term or condition of such insurance policies.

(x)

Description of Business IP. Section 3.1(x) of the Disclosure Letter contains to the knowledge of the Company, a complete and accurate description of all present material Intellectual Property that the Company owns, uses or has the right to use in the conduct of the Business, except for Commercial Software Licenses, and specifies, for each item, whether the material Intellectual Property is owned by the Company ("Owned IP") or whether the material Intellectual Property is used by the Company under a Material Contract with another Person ("Licensed IP") and:

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           (i)      in the case of the Owned IP and Licensed IP that is material Registered IP, contains a list of all the jurisdictions in which such Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers;

The Owned IP, and the Licensed IP (hereinafter collectively referred to as the "Business IP") listed in section 3.1(x) of the Disclosure Letter, together with the Business Technology, constitutes all of the Intellectual Property (other than Intellectual Property subject to Commercial Software Licenses) necessary to conduct fully the Business of the Company as currently conducted, and as currently proposed to be conducted.

(y)

Intellectual Property Rights.

Except as disclosed in the Disclosure Letter:

           (i)      The Company owns all its right, title and interest in and to the Owned IP, free and clear of any liens and encumbrances and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any other Person in respect thereof) to the use thereof or the material covered thereby.

                    To the knowledge of the Company, the Owned IP does not contain, embody or use, or require for its full and proper operation, any Intellectual Property or Technology owned or developed by another Person.

           (ii)      Each Material Contract with respect to the Licensed IP is valid and subsisting and in good standing and there is no default by the Company or, to the knowledge of the Company, by the other party

                     thereto.The Company has the right to sub-license the Licensed IP.

           (iii)      To the knowledge of the Company, none of the Business IP nor any service rendered by the Company,

                      nor any other product, Intellectual Property or Business Technology currently developed, manufactured and produced by the Company, infringes upon any of the Intellectual Property or Technology owned or held by any other Person; provided, however that any such knowledge qualifier shall not apply to any

                      Person that licences any Intellectual Property or Technology to any of the Companies. To the

                     Company's knowledge, none of its directors or officers nor the Company has ever received any charge,

                     complaint, claim, demand, or notice alleging any interference, infringement, misappropriation or violation with respect to any Business IP (including any claim that the Company and/or such Persons must license or refrain from using any Intellectual Property or Technology of a third party), nor does the

                     Company know of any valid grounds for any bona fide claims.

           (iv)      To the knowledge of the Company, no Business IP, Business Technology, or any Licensed IP, is

                      subject to any outstanding lien, judgment, ruling, order, writ, decree, stipulation, injunction or determination by or with any governmental authority, nor is there (or has there been) any pending or, to the knowledge of the Company threatened, action, suit, proceeding, appeal, claim, arbitration, mediation,

                      alternative dispute resolution procedure, inquiry or investigation against the Company relating to any

                      Business IP or the Company's ownership, use, enforceability or validity thereof (including any interference, reissue, re-examination or opposition proceeding or proceeding contesting the rights of the

                      Company to any Owned IP which is Registered IP).

           (v)      To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any Business IP by any Person. The Company has not covenanted or agreed with any Person not to sue or otherwise enforce any legal rights with respect to any of the Business IP.

           (vi)      To the knowledge of the Company, the Company has not authorized any Person to use, or granted any option to acquire any rights to or licenses to use, or sold, assigned or otherwise transferred, any of the

                      Business IP.

           (vii)      To the knowledge of the Company, the Owned IP which is material Registered IP has not been used or enforced, or failed to be used or enforced, in a manner that would result in the unintentional non-renewal, modification, abandonment, cancellation or unenforceability thereof. To the Company's knowledge, all of the Owned IP which is material Registered IP is in compliance in all material respects with all applicable laws (including payment of filing, examination, and maintenance fees).

           (viii)      The Company has used commercially reasonable efforts (including without limitation measures to protect secrecy and confidentiality) to protect its right, title and interest in and to all Business IP. To the knowledge of the Company, all agents and representatives of the Company who have or have had access to confidential or proprietary information of the Company have a legal obligation of confidentiality to the Company with respect to such information.

           (ix)      To the knowledge of the Company, all of the Owned IP and Business Technology was developed by people with Employee IP Agreements (the "Developers"). Such Employee IP Agreements, according to their terms: (i) effect the assignment, without additional consideration, to the Company of all

                      Intellectual Property conceived or reduced to practice during the course of the employment or engagement of such Developers with the Company, and (ii) provide that the Developers have waived all their non-assignable rights (including moral rights) in such Intellectual Property. The Company on the Closing Date is not aware of any breaches of any of the Employee IP Agreements.

(x)

The Company has used commercially reasonable efforts to ensure that any disclosure of Business IP by the Company, or by the employees or Consultants of the Company has been pursuant to non-disclosure agreements.To the knowledge of the Company, no disclosure of the material Business IP has been made by the Company, or by any of the employees of the Company, in a manner that would prevent the Company or its successor in interest, if any, from obtaining a commercially meaningful patent in respect of any material Business IP that would otherwise be susceptible to patent.

(z)

Material Contracts. Section 3.1(z) of the Disclosure Letter sets out a complete list, in the Company's reasonable opinion, of all Contracts to which the Company is a party or is bound that, individually or in the aggregate, are material to the Business, operations, properties, assets, or condition, financial or otherwise, of the Company ("Material Contracts"). Except as disclosed in the Disclosure Letter, each Material Contract: (i) is valid and binding upon the Company and, to the best of the knowledge of the Company, the other parties thereto; (ii) is in full force and effect; and (iii) has not been materially breached by the Company or, to the knowledge of the Company, any other party thereto, nor is there any event or condition which, with the passage of time would constitute a material default or a material breach by the Company or, to the knowledge of the Company, any third party. No party to any of the Material Contracts has indicated, nor does the Company have any reasonable basis to believe that any party to any of the Material Contracts will indicate, that it intends to cancel, withdraw, modify or amend any of the same. The Company has performed all material obligations required to be performed by it on or prior to the date hereof under each of the Material Contracts, and is not currently aware of any facts from which it would reasonably conclude that it will not be able to perform all material obligations required to be performed by it subsequent to the date hereof under each of the same. To the extent possible, true and complete copies of all Material Contracts have been delivered to or made available to the Investor or counsel for the Investor.

(aa)

Insiders. Except as set out in the Company's annual information form dated October 17, 2003 and management information circular dated October 17, 2003, there are no Contracts between the Company and any of its Insiders, other than Employee IP Agreements and Contracts of employment entered into in the ordinary course. Except for usual compensation paid in the ordinary course of the Business, consistent with past practice, the Company has not made any payment or loan to, or borrowed any monies from or is otherwise indebted to, any of its Insiders.

(bb)

No Finders' Fee. Except as set forth in section 3.1(bb) of the Disclosure Letter or as contemplated by this Agreement or the Collateral Documents, no broker, finder, agent or similar intermediary has acted on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees payable by the Company in connection therewith.

(cc)

No Sale Agreements. There are no Contracts or any right or privilege capable of becoming a Contract, for the purchase of the Business or any material assets of the Company. The Company has not currently initiated or maintained any discussions, conditions or proceedings with respect to its sale, merger, consolidation, liquidation or reorganization.

(dd)

Material Information. The Company has complied in good faith with all requests of the Investor and its representatives for documents and information relating to the Company in connection with the transactions contemplated hereby. Except as set out in the Disclosure Letter, no representation or warranty by the Company contained in this Agreement (which includes the Disclosure Letter) or any agreement or instrument among the parties hereto contemplated hereby, including the Collateral Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not false or misleading. There are no facts known to the Company which individually or in the aggregate could result in a Material Adverse Change that have not been disclosed in this Agreement (including the Disclosure Letter.)

(ee)

Disclosure and Filings. Except as set out in section 3.1(ee) of the Disclosure Letter, the Company is up to date and in compliance with all continuous disclosure obligations and all material filings/registrations required by applicable securities laws and stock exchange rules. The Company is not in violation of any law or rule and has not received any notice that would cause it to become delisted from the TSX or AMEX stock exchanges on which it trades its shares.

3.2

         Representations and Warranties relating to the Subsidiary

Except as set forth in the Disclosure Letter and Bringdown Certificate of the Subsidiary, which Disclosure Letter and Bringdown Certificate shall be deemed to be representations and warranties to the Investor by the Subsidiary, as of the Time of Closing on each of the Closing Dates, the Subsidiary represents and warrants to the Investor as of the Time of Closing as follows, and acknowledges that the Investor is relying on such representations and warranties in connection with the transactions contemplated herein:

(a)

Incorporation and Organization of the Subsidiary. The Subsidiary is a corporation duly incorporated, organized and validly subsisting under the laws of Canada. The Subsidiary has full power, authority and capacity: (i) to own and operate its properties and assets; and (ii) to carry on its Business as presently conducted and proposed to be conducted. The Subsidiary has full power, authority and capacity to execute and deliver this Agreement and the applicable Collateral Documents and to perform all of its obligations contemplated herein and therein.

(b)

Qualification. The Subsidiary is duly qualified or licensed to carry on the Business in every jurisdiction in which the nature of the Business or the property owned or leased by it makes such qualification or license necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the Business or the operations or finances of any of the Companies.

(c)

Authorized and Issued Capital. The authorized capital of the Subsidiary consists of an unlimited common shares and unlimited preference shares (and no other shares). As of the date hereof, 7,000,000 common shares (and no other shares) of the Subsidiary are issued and are outstanding. All such issued and outstanding shares of the Subsidiary have been duly authorized and validly issued as fully paid and non-assessable. The registered holder of all of the outstanding shares of the Subsidiary is the Company.

(d)

Other Securities. Except as set out in section 3.2(d) of the Disclosure Letter, there are no:

(i)

outstanding security of the Subsidiary convertible or exchangeable into any share or shares in the capital of the Subsidiary;

(ii)

outstanding subscription, option, warrant, call, commitment or other Contract obligating the Subsidiary to allot or issue any of its securities of any class or kind or to create any additional class or series of shares which in any way relate to the authorized or issued capital of the Subsidiary;

(iii)

Contract which grants to any Person the right or option to purchase or otherwise acquire any securities of the Subsidiary;

(iv)

agreement or commitment by which the Subsidiary is bound to repurchase or retire any of its securities;

(v)

shareholder agreement, voting trust or voting agreement or pooling agreement or proxy with respect to any of the securities of the Subsidiary; or

(vi)

stock option plans, phantom stock option plans, stock purchase plans or stock appreciation rights or similar plans or rights currently outstanding.

(e)

Registration Rights.  The Subsidiary is not under any contractual obligation to register or qualify, nor has it agreed to grant registration rights with respect to any currently outstanding securities or securities which may hereafter be issued, under the United States Securities Act of 1933 or the securities legislation of any province of Canada, or applicable securities laws of any other jurisdiction.

(f)

Authorization of Transaction. The entering into, execution and delivery of this Agreement and the Collateral Documents, as applicable, and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate action on behalf of the Subsidiary and its respective directors, and shareholders, and this Agreement and the Collateral Documents, as applicable, have been duly and validly executed and delivered by the Subsidiary and is a legal, valid and, assuming due execution and delivery by the other parties hereto and thereto, binding obligation of the Subsidiary, enforceable in accordance with their terms, except: (i) as limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting creditors' rights; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief and other equitable remedies.

(g)

Conflicting Instruments. The execution and delivery by the Subsidiary of this Agreement together with any other documentation associated herewith or therewith, and the consummation by the Subsidiary of the transactions contemplated herein or therein, will not conflict with, or result in the violation of or constitute a default under, with the passage of time or the giving of notice, or both, any applicable law, rule or regulation, any of the terms and provisions of the Articles or By-laws of the Subsidiary or of any Contract, judgement, decree or order to which the Subsidiary is a party or by which it is bound, or cause the rights of any party to any such Contract to accelerate according to its terms, or cause the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval applicable to or required by the Subsidiary, the Business or its operations, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon the property or assets of the Subsidiary other than as set out in the Collateral Documents.

(h)

Subsidiaries and Other Interests. The Subsidiary has no subsidiaries. The Subsidiary is not and has not been a partner in a partnership, is not and has not participated in any joint venture, does not own, and has not agreed or become bound to acquire any securities issued by, or any equity or ownership interest in, any other Person.

(i)

Minute Books. The minute book of the Subsidiary contains to the best of the knowledge of the Subsidiary all Articles, By-laws and resolutions and a complete and accurate record of all meetings and actions of directors (and committees thereof) and shareholders of the Subsidiary since the respective dates of incorporation of the Subsidiary, and reflect all transactions referred to in such proceedings accurately up until the Time of Closing. The share ledgers and registers of the Subsidiary are complete and reflect all issuances, transfers, repurchases and cancellations of shares in the capital of the Subsidiary.

(j)

Compliance With Laws. The Subsidiary is conducting the Business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which the Business is carried on by the Subsidiary, and is not in breach in any material respect of any such laws, rules or regulations.

(k)

Absence of Certain Developments. Except as set out in section 3.2(k) of the Disclosure Letter, there has not been, since the Balance Sheet Date, any Material Adverse Change in the Subsidiary or the operation of the Business by the Subsidiary, including without limitation any:

(i)

declaration, setting aside or payment of any dividend, or redemption, repurchase or retirement of any outstanding shares, or any distribution by any Subsidiary of its properties or assets to its shareholder;

(ii)

material loss, destruction or damage to any property of any Subsidiary, whether or not insured;

(iii)

material change in any of any Subsidiary's personnel or their terms and conditions of employment;

(iv)

material change in any Subsidiary's relationship or business arrangements with any other Subsidiary;

(v)

waiver of any valuable right, claim or debt owed to any Subsidiary;

(vi)

acquisition or disposition of any material asset (or any Contract therefor) in excess of $25,000, or any other material transaction by any Subsidiary; or

(vii)

authorization, agreement or commitment to do any of the foregoing.

(1)

Business Operations. The Subsidiary has not carried on any business other than the Business since the date of its incorporation. The operations and Business of the Subsidiary between the Balance Sheet Date and the date hereof have been carried on in the ordinary course. The Subsidiary has not received any notice or other communication from any governmental authority or any other Person of any proceedings to cancel articles or to otherwise terminate its existence for any situation that, unless remedied, could result in such cancellation or termination. The Subsidiary has not taken nor is it in the course of dissolution, liquidation, winding-up, bankruptcy, reorganization or continuation proceedings. To the knowledge of the Subsidiary, the Subsidiary has not received notice in respect of dissolution, liquidation, winding-up, bankruptcy, reorganization or continuation proceedings.

(m)

Tax Matters. The Subsidiary is not a non-resident of Canada for purposes of the Income Tax Act (Canada). Except as set out in section 3.2(m) of the Disclosure Letter, the Subsidiary has duly filed all Tax Returns required to be filed by it, and such Tax Returns are true, correct and complete in all material respects. The Subsidiary has made complete and accurate disclosure in all such Tax Returns and in all materials accompanying such Tax Returns, and has paid all the taxes, governmental or municipal charges or levies, penalties, interest and fines due and payable by it on or prior to the Closing Date. Adequate provision has been made in the Financial Statements for all taxes, government or municipal charges, levies, penalties, interest and fines payable for the current year for which Tax Returns are not yet filed. There is no action, suit, proceeding, investigation or claim pending or, to the knowledge of the Subsidiary, threatened, against the Subsidiary in respect of taxes, governmental or municipal charges, levies or assessments, nor are there any matters under discussion with any governmental or municipal authority relating to such matters. The Subsidiary has withheld from each payment made to any of its officers, directors, employees, shareholders, creditors, or to non-residents, all amounts which it is required by law to withhold or deduct, and has duly remitted all amounts so withheld or deducted to the proper recipients thereof without delays and in the manner required by such laws. To the knowledge of the Subsidiary, there is no contingent liability of the Subsidiary for taxes, governmental or municipal charges or levies, penalties, interest and fines, and the Subsidiary has not received any indication from any governmental taxing authority that any assessment or reassessment is proposed. Except as set out in Section 3.2 of the Disclosure Letter, since January 1999, the Subsidiary has not acquired property from any Person in circumstances where the Subsidiary did or could have become liable for any taxes, governmental or municipal charges or levies, penalties, interest and fines, ("Subsidiary Assumed Taxes"), payable by that Person, other than Subsidiary Assumed Taxes that are in the aggregate immaterial. None of sections 80 to 80.04, both inclusive, of the Income Tax Act (Canada), or any equivalent provision of the taxing legislation of any province or territory of Canada, have applied or will apply to the Subsidiary at any time up to and including the Closing Date. The Subsidiary does not have unpaid amounts that may be required to be included in income under Section 78 of the Income Tax Act (Canada).

(n)

Property & Assets. Except for (i) undetermined or inchoate liens, charges or privileges incidental to current construction or current operations of the Business, and statutory liens, charges, adverse claims, security interests, or encumbrances of any nature whatsoever claimed or held by any governmental authority that have not at the time been filed or registered against the title to the assets of the Subsidiary or served upon the Subsidiary pursuant to the laws that relate to obligations not due or delinquent; (ii) assignments of insurance provided to a landlord (or its mortgagee) pursuant to the terms of the Subsidiary's leases and liens or rights reserved in the leases for rent or for compliance with the terms of the leases; (iii) security given in the ordinary course of the Business to any public utility, municipality or government or to any statutory or public authority in connection with the operations of the Business, other than security for borrowed money; and (iv) as disclosed in section 3.2(n) of the Disclosure Letter, the

Subsidiary has good and marketable title, or leasehold title pursuant to the leases described in section 3.2(n) of the Disclosure Letter, to all properties and assets necessary to the Business as presently conducted by the Subsidiary and to all of its properties and assets, free and clear of all liens or encumbrances; provided, however, that the term "properties and assets" for the purposes of this section 3.2(n) shall not include Intellectual Property or Technology, which are addressed in section 3.2(x). All machinery and equipment included in such properties which is necessary to the Business is in good condition and repair except for reasonable wear and tear, and all leases of real or personal property to which any Subsidiary is a party are fully effective and afford such Subsidiary peaceful and undisturbed possession of the subject matter of the lease. To the Subsidiary's knowledge, it is not in violation of any zoning that is likely to impede the normal operation of the Business. The Subsidiary is not in violation of any material building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties that is likely to impede the normal operation of the Business. The Subsidiary does not own any real property.

(o)

Liabilities.   Except for:

(i)

liabilities disclosed in section 3.2(o) of the Disclosure Letter and leases disclosed in section 3.2(n) of the Disclosure Letter;

(ii)

liabilities evidenced by Debt Instruments described in section 3.2(p) of the Disclosure Letter;

(iii)

liabilities reflected in or provided for in the Financial Statements;

(iv)

liabilities incurred in the ordinary course of the Business and attributable to the period since the Balance Sheet Date; and

(v)

liabilities on account of ordinary-course payroll expense;

there are no material liabilities of the Subsidiary of any kind (whether accrued, absolute, contingent or otherwise) existing on the date hereof save and except for contingent obligations in respect of costs and expenses to complete the transaction contemplated by this Agreement. The Subsidiaries is a party to nor bound by or subject to any guarantee in favour of any other Person.

(p)

Debt Instruments. Except as disclosed in section 3.2(p) of the Disclosure Letter, the Subsidiary is not a party to or bound by or subject to: (i) any bond, debenture, promissory note, credit facility or other Contract evidencing indebtedness for borrowed money; or (ii) any Contract to create, assume or issue any of the foregoing. The Subsidiary is not in default under any obligation (contingent or otherwise) in respect of borrowed money or pursuant to any Contract referred to above, and, except as disclosed in section 3.2(p) of the Disclosure Letter, none of the Subsidiary's debts or liabilities are guaranteed by any other Person.

(q)

 Employees.

(i)

The Subsidiary has no full-time employees, and no part-time employees. There are currently no material disagreements or other difficulties with any current employees or Consultants of the Subsidiary, and there are no complaints or any claims or charges outstanding or, to the knowledge of the Subsidiaries, anticipated relating to the engagement of such employees and Consultants prior to the date hereof.

(ii)

To the knowledge of the Subsidiary, no officer or key employee of the Subsidiary has any present intention of terminating his or her services to the Subsidiary nor does the Subsidiary have any present intention of terminating the employment of any such Person.

(iii)

To the knowledge of the Subsidiary based upon the representations, warranties and covenants in each employee's respective Employee IP Agreement: (A) no employee of the Subsidiary is in violation of any or has infringed any term of any employment Contract, patent or other proprietary information agreement or any other Contract relating to the right of any such employee to be employed or engaged by the Subsidiary because of the nature of the Business or any other reason; and (B) the continued employment or engagement by the Subsidiary of its respective present employees and Consultants will not result in any such violation.

(iv)

Other than as disclosed in section 3.2(q)(iv) of the Disclosure Letter, there have been no claims of wrongful dismissal, or complaints, inquiries or claims made and served against the Subsidiary resulting from the violation or alleged violation of any applicable employment law or regulation, including any employment equity, human rights, health or safety law or regulation, or any agreement or arrangement with respect to Benefit Plans.

(v)

The Subsidiary has complied in all material respects with all applicable federal, provincial, state and any other applicable laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment, and there are no arrears in the payments of wages, withholding taxes, Canada Pension Plan premiums, unemployment insurance premiums or other similar obligations.

(vi)

The Subsidiary is not a party to any collective bargaining agreement and, to the Subsidiary's knowledge, no organizational efforts are presently being made with respect to any of its employees.

(r)

Employee Benefits. The Subsidiary does not maintain any Benefit Plans.

(s)

Environmental, Health and Safety Matters. To the Subsidiary's knowledge, the operations of the Subsidiary (as well as any property or assets of the Subsidiary whether or not used in carrying on of the Business) are not in material violation of any applicable laws, regulations, permits, licences, approvals, policies, guidelines or orders of any governmental or municipal authority relating to environmental, health or safety matters, including the release of hazardous substances.

(t)

Litigation. Other than as disclosed in section 3.2(t) of the Disclosure Letter, there is no claim, action, law suit, proceeding, complaint, charge or investigation pending or served, to the knowledge of the Subsidiary, threatened against the Subsidiary. The foregoing includes, without limitation, actions pending or, to the knowledge of the Subsidiary, threatened, involving the prior employment of any of the employees of the Subsidiary, their use in connection with the Business of any information, creations or techniques allegedly proprietary to any of their former employers or other Persons, or their obligations under any Contracts with prior employers or other Persons. Neither the Subsidiary nor any of its officers or to the knowledge of the Subsidiary, any of its directors, is a party to, or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality relating to the Subsidiary or the Business. The Subsidiary is currently not engaged in any dispute with any present or former officers, directors or shareholders. There is no action, suit or proceeding by the Subsidiary currently pending or which the Subsidiary presently intends to initiate.

(u)

Consents. Except as required by applicable law, or as contemplated by Article 5 hereof, no authorization, consent or approval of, or filing with or notice to, any third party or any governmental agency, regulatory body or court is required to be obtained by the Subsidiary in connection with the execution, delivery or performance of this Agreement or any of the Collateral Documents to which the Subsidiary is a party.

(v)

Insurance. Except as set out in the Disclosure Letter, the Subsidiary maintains insurance covering its property and assets and protecting its Business against loss or damage on a basis that is comparable to the insurance maintained by reasonable Persons operating businesses similar to the Business of the Subsidiary as heretofore carried on. Each of the insurance policies held by the Subsidiary is valid and subsisting and in good standing, and there is no default whether as to the payment of the premiums or otherwise under any material term or condition of such insurance policies.

(w)

Description of Subsidiary Business IP.  Section 3.2(w) of the Disclosure Letter contains to the knowledge of the Subsidiary, a complete and accurate description of all present material Intellectual Property that the Subsidiary owns, uses or has the right to use in the conduct of the Business, except for Commercial Software Licenses, and specifies, for each item, whether the material Intellectual Property is owned by the Subsidiary ("Subsidiary Owned IP") or whether the material

Intellectual Property is used by the Subsidiary under a Contract with another Person ("Subsidiary Licensed IP"), and:

(i)

in the case of the Subsidiary Owned IP and Subsidiary Licensed IP that is material Registered IP, contains a list of all the jurisdictions in which such Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers;

The Subsidiary Owned IP and Subsidiary Licensed IP listed in section 3.2(w) of the Disclosure Letter, and the Business Technology (hereinafter collectively referred to as the "Subsidiary Business IP"), together with the Business IP, constitutes all of the Intellectual Property (other than Intellectual Property subject to Commercial Software Licenses) necessary to conduct fully the Business of the Subsidiary as currently conducted, and as currently proposed to be conducted.

(x)

Intellectual Property Rights.

Except as disclosed in the Disclosure Letter:

(i)

The Subsidiary, to the best of its knowledge, owns all right, title and interest in and to the Subsidiary Owned IP free and clear of any liens and encumbrances and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any other Person in respect thereof) to the use thereof or the material covered thereby. Furthermore, to the knowledge of the Subsidiary, the Subsidiary Owned IP does not contain, embody or use, or require for its full and proper operation, any Intellectual Property or Technology owned or developed by another Person.

(ii)

To the knowledge of the Subsidiary, each Material Contract with respect to the Subsidiary Licensed IP is valid and subsisting and in good standing and there is no default by the Subsidiary or, to the knowledge of the Subsidiary, by the other party thereto. The Subsidiary has the right to sub' license the Subsidiary Licensed IP.

(iii)

To the knowledge of the Subsidiary, none of the Subsidiary Business IP nor any service rendered by the Subsidiary, nor any product, Intellectual Property or Business Technology currently developed, manufactured or produced by the Subsidiary, infringes upon or misappropriates any of the Intellectual Property or Technology owned or held by any other Person; provided, however, that such knowledge qualifier shall not apply to any Person that licenses any Intellectual Property or Technology to the Subsidiary. None of the Companies or their respective directors or officers has ever received any charge, complaint, claim, demand, or notice alleging any interference, infringement, misappropriation or violation with respect to any Subsidiary Business IP (including any claim a Subsidiary and/or such Persons must license or refrain from using any Intellectual Property or Technology of a third party), nor does the Subsidiary know of any valid grounds for any bona fide claims.

(iv)

To the knowledge of the Subsidiary, no Subsidiary Owned IP, Business Technology, or Subsidiary Licensed IP, is subject to any outstanding lien, judgment, ruling, order, writ, decree, stipulation, injunction or determination by or with any governmental authority, nor is there (or has there been) any pending or, to the knowledge of the Subsidiary, threatened, action, suit, proceeding, appeal, claim, arbitration, mediation, alternative dispute resolution procedure, inquiry or investigation against the Subsidiary relating to any Subsidiary Business IP or the Subsidiary's ownership, use, enforceability or validity thereof (including any interference, reissue, re-examination or opposition proceeding or proceeding contesting the rights of the Subsidiary to any Subsidiary Owned IP which is Registered IP).

(v)

To the knowledge of the Subsidiary, there is no unauthorized use, infringement or misappropriation of any Subsidiary Business IP by any Person. Furthermore, to the best of its knowledge, the Subsidiary has not covenanted or agreed with any Person not to sue or otherwise enforce any legal rights with respect to any of the Subsidiary Business IP.

(vi)

Except in the ordinary course of business, the Subsidiary has not authorized any Person to use, or granted any option to acquire any rights to or licenses to use, or sold, assigned or otherwise transferred, any of the Subsidiary Business IP.

(vii)

To the knowledge of the Subsidiary, the Subsidiary Owned IP which is material Registered IP has not been used or enforced, or failed to be used or enforced, in a manner that would result in the unintentional non-renewal, modification, abandonment, cancellation or unenforceability thereof. To the Subsidiary's knowledge, all of the Subsidiary Owned IP which is Registered IP is in compliance in all material respects with all applicable laws (including payment of filing, examination, and maintenance fees).

(viii)

The Subsidiary has used commercially reasonable efforts (including without limitation measures to protect secrecy and confidentiality) to protect its right, title and interest in and to all Subsidiary Business IP. To the knowledge of the Subsidiary, all agents and representatives of the Subsidiary who have or have had access to confidential or proprietary information of the Subsidiary have a legal obligation of confidentiality to the Subsidiary with respect to such information.

(ix)

To the Subsidiary's knowledge, all of the Subsidiary Owned IP and Business Technology was developed by people with Employee IP Agreements (the "Developers"). Such Employee IP Agreements, according to their terms: (i) effect the assignment, without additional consideration, to the Subsidiary of all Intellectual Property conceived or reduced to practice during the course of the employment or engagement of such Developers with the Subsidiary, and (ii) provide that the Developers have waived all their non-assignable rights (including moral rights) in such Intellectual Property. The Subsidiary on the Closing Date is not aware of any breaches of any of the Employee IP Agreements.

(x)

The Subsidiary has used commercially reasonable efforts to ensure that any disclosure of Subsidiary Business IP by the Subsidiary, or by the employees or Consultants of the Subsidiary, has been pursuant to nondisclosure agreements. To the knowledge of the Subsidiary, no disclosure of material Subsidiary Business IP has been made by the Subsidiary, or by any of the employees of the Subsidiary, in a manner that would prevent the Subsidiary or its successor in interest, if any, from obtaining a commercially meaningful patent in respect of any material Subsidiary Business IP that would otherwise be susceptible to patent.

(y)

Material Contracts. Section 3.2(y) of the Disclosure Letter sets out a complete list, in the Subsidiary's reasonable opinion, of all Material Contracts to which the Subsidiary is a party or is bound. Except as disclosed in the Disclosure Letter, each Material Contract: (i) is valid and binding upon the Subsidiary and, to the best of the knowledge of the Subsidiary the other party thereto; (ii) is in full force and effect; and (iii) has not been materially breached by the Subsidiary or, to the knowledge of the Subsidiary, any other party thereto, nor is there any event or condition which, with the passage of time would constitute a material default or a material breach by the Subsidiary or, to the knowledge of the Subsidiary, any third party. No party to any of the Material Contracts has indicated, nor does the Subsidiary have any reasonable basis to believe that any party to any of the Material Contracts will indicate, that it intends to cancel, withdraw, modify or amend any of the same. The Subsidiary has performed all material obligations required to be performed by it on or prior to the date hereof under each of the Material Contracts, and is not aware of any facts from which it would reasonably conclude that it will not be able to perform all material obligations required to be performed by it subsequent to the date hereof under each of the same.To the extent possible, true and complete copies of all Material Contracts have been delivered or made available to the Investor or counsel for the Investor.

(z)

Insiders. Except as disclosed in the Company's annual information form dated October 17, 2003 and management proxy circular dated October 17, 2003 filed on SEDAR, there are no Contracts between the Subsidiary and the Company or any of its Insiders or any combination thereof, other than Employee IP Agreements and Contracts of employment entered into in the ordinary course. Except for usual compensation paid in the ordinary course of the Business, consistent with past practice, the Subsidiary has not made any payment or loan to nor borrowed any monies from or is otherwise indebted to, any of its Insiders.

(aa)

No Finders' Fee. Except as set forth in section 3.1(aa) of the Disclosure Letter, no broker, finder, agent or similar intermediary has acted on behalf of the Subsidiary in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees payable by the Subsidiary in connection therewith.

(bb)

No Sale Agreements. There are no Contracts or any right or privilege capable of becoming a Contract, for the purchase of the Business or any material assets of the Subsidiary. The Subsidiary has not initiated or maintained any discussions, conditions or proceedings with respect to its sale, merger, consolidation, liquidation or reorganization.

(cc)

Material Information. The Subsidiary has complied in good faith with all requests of the Investor and its representatives for documents and information relating to the Subsidiary in connection with the transactions contemplated hereby. No representation or warranty by the Subsidiary contained in this Agreement or any agreement or instrument contemplated hereby, including the Collateral Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not false or misleading. There are no facts known to the Subsidiary which individually or in the aggregate could result in a Material Adverse Change that have not been disclosed in this Agreement.

3.3

Survival of the Representations and Warranties of each of the Companies

The representations and warranties of the Companies set forth in sections 3.1 and 3.2, shall be true, complete and accurate on each of the Closing Dates, except as otherwise disclosed in the Bringdown Certificates to be delivered pursuant to section 5.2(c) below.

The representations and warranties of the Companies set forth in section 3.1 and 3.2 hereof shall survive the closing of the purchase of the Convertible Debentures and the New Warrants herein provided for and, notwithstanding such closing, shall continue in full force and effect for two (2) years from the Closing Dates, and any claim based on a breach of such representations and warranties shall be made within such time limit. Notwithstanding the foregoing, a claim for any breach of any of the representations and warranties of the Companies contained in this Agreement involving fraud or fraudulent misrepresentation by the Companies may be made at any time following the Closing Dates against the Companies, subject only to applicable limitation periods imposed by law.

3.4

Indemnification by Company

Until all amounts due and owing in connection with the Convertible Debentures have been paid in full, the Company agrees to indemnify, defend and hold harmless the Investor from and against any and all liabilities, losses, damages, costs and expenses whatsoever, including, but not limited to reasonable documented legal and accounting fees and disbursements (individually a "Loss" and collectively "Losses") incurred by the Investor as a result of any breach of any of the representations, warranties or covenants of any of the Companies in this Agreement or any liability of any of the Companies for taxes, governmental or municipal charges or levies, penalties, interest or fines that relates to any taxation period ending on or before the Closing Dates, as the case may be.

In case of any claim or suit by a third party or by any governmental body, or any legal, administrative or arbitration proceeding with respect to which the Company may have liability to the Investor under this section 3.4, the Company shall be entitled to participate therein and, to the extent desired by them, to assume the defence thereof, and after notice from the Company to the Investor of its election so to assume the defence thereof, the Company will not be liable for any legal or other expenses subsequently incurred by the Investor in connection with the defence thereof, unless the Company does not actually assume the defence thereof following notice of such election or the counsel selected by the Company is not acceptable to the Investor, acting reasonably. The Company and the Investor shall make available to the other, and their respective solicitors and accountants, at all reasonable times, all books and records relating to such suit, claim or proceeding, and the Company and the Investor will render to each other such assistance as may reasonably be required of each other in order to ensure proper and adequate defence of any such suit, claim or proceeding. The Investor shall not make any settlement of any claim which might give rise to liability of the Company hereunder without the written consent of the Company, which consent shall not be unreasonably withheld or denied. If the Company shall desire to effect a bona fide compromise or settlement of any such suit, claim, or proceeding, the Company shall obtain the written consent of the Investor, provided that if the Investor shall unreasonably refuse to consent to such compromise or settlement, the Company's liability hereunder with respect to such suit, claim or proceeding shall be limited to the amount so offered in compromise or settlement together with all legal and other expenses which may have been incurred prior to the date on which the Investor refused to consent to such compromise or settlement.

The cumulative liability of the Company to the Investor for all claims arising under this Agreement, shall not exceed the total amount of the Convertible Debentures, including without limitation interest and costs of enforcement, to the date of the relevant claim.

In no event will the Company be liable to the Investor for lost profits, loss of data, or for any special, indirect, incidental, consequential or punitive damages, however caused, on any theory of liability and whether or not such party has been advised of the possibility of such damages arising under any cause of action and arising in any way out of this Agreement.

ARTICLE 4

INVESTOR'S REPRESENTATIONS AND WARRANTIES

4.1

Investor's Representations and Warranties

The Investor represents and warrants to the Company as follows and acknowledges that the Company is relying on such representations and warranties in connection with the transactions contemplated herein:

(a)

Authorization. The Investor has all the necessary corporate or other power, authority and capacity to purchase the Convertible Debentures, the New Warrants, the Consent Warrants, the Conversion Shares and the Consent Shares and to perform its obligations under this Agreement and each of the Collateral Documents. The entering into of this Agreement and the Collateral Documents, the consummation of the transactions herein and therein contemplated, has been or will be duly authorized by all necessary corporate action of the Investor on or before the Closing Dates;

(b)

Conflicting Instruments. The execution, delivery and performance by the Investor of this Agreement and the Collateral Documents will not: (i) violate any provision of the constating documents or any resolution of the directors or shareholders of the Investor (if applicable), or conflict with or constitute a default under or result in the violation of any Contract binding on the Investor; (ii) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Investor; or (iii) require the approval or consent of any Person;

(c)

Binding Obligation.  Upon due execution by the parties hereto, this Agreement and each of the Collateral Documents will constitute legally valid and binding obligations of the Investor enforceable in accordance with their respective terms except: (i) as limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting creditors' rights; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief and other equitable remedies.

(d)

Accredited Investor. The Investor is an Accredited Investor as defined in Rule 45-501 under the Securities Act (Ontario) and has executed and delivered an Accredited Investor Certificate.

(e)

Residence. The Investor is resident or has a place of business in the Province of Ontario at the address set out in section 6.7.

(f)

Purchase for Own Account. The Investor is purchasing the Convertible Debentures (which, for the purpose of this section, includes the Conversion Shares), the Consent Warrants and the New Warrants (which, for the purpose of this section includes the Conversion Shares and the Consent Shares) as principal for the Investor's own account and not for the benefit of any other Person. The

Investor is not purchasing the Convertible Debentures (which for the purpose of this section includes the Conversion Shares), the New Warrants and the Consent Warrants (which, for the purpose of this section, includes the Conversion Shares and the Consent Shares), with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the Convertible Debentures. The Investor does not presently have any undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to that Person or to any third Person, with respect to the Convertible Debentures, the New Warrants, the Consent Warrants, the Conversion Shares or the Consent Shares.

(g)

Not Single purpose Entity. The Investor has not been formed for the specific purpose of and is not being used primarily for the purpose of purchasing and holding the Convertible Debentures, the New Warrants, the Consent Warrants, the Conversion Shares or the Consent Shares.

(h)

Investor Not a U.S. Person. The Investor is neither a "United States person" (as that term is defined in Rule 902 of Regulation S promulgated under the United States Securities Act of 1933) nor purchasing the Convertible Debentures, the New Warrants, the Consent Warrants, the Conversion Shares or the Consent Shares for the account of a United States person or for resale to a United States person or to a Person in the United States.

(i)

No Fees or Commissions. The Investor is not and will not be obligated to pay any fee or commission to any Person in connection with its purchase of the Convertible Debentures (which for the purpose of this section, includes the Conversion Shares), the New Warrants, and the Consent Warrants (which for the purpose of this section includes the Conversion Shares and the Consent Shares).

4.2

Survival of Investor's Representations and Warranties

The representations and warranties of the Investor set forth in section 4.1 hereof shall survive the closing of the purchase of the Convertible Debentures and the New Warrants herein provided for and, notwithstanding such closing, shall continue in full force and effect for two (2) years from the Closing Dates, and any claim based on a breach of such representations and warranties shall be made within such time limit. Notwithstanding the foregoing, a claim for any breach of any of the representations and warranties of the Investor contained in this Agreement involving fraud or fraudulent misrepresentation by the Investor may be made at any time following the Closing Dates against the Investor, subject only to applicable limitation periods imposed by law.

4.3

Investor's Acknowledgments and Covenants

The Investor acknowledges and agrees to the following:

(a)

Legal Advice. The Investor is responsible for obtaining any legal, accounting, tax and other professional advice that the Investor considers appropriate in connection with the execution, delivery and performance of this Agreement and any subsequent transfer or resale of the Convertible Debentures, the New Warrants, the Consent Warrants, the Conversion Shares and the Consent Shares.

(b)

No Regulatory Review. No governmental body has reviewed or passed on the merits of the Convertible Debentures, the New Warrants, the Consent Warrants, the Conversion Shares or the Consent Shares.

(c)

No Offering Memorandum. The Investor has not received any document purporting to describe the business and affairs of the Company that has been prepared primarily for delivery to and review by prospective investors so as to assist those investors to make an investment decision in respect of the Convertible Debentures (which for the purpose of this section includes the Conversion Shares), the New Warrants and Consent Warrants (which for the purpose of this section includes the Conversion Shares and the Consent Shares) being sold.

(d)

Resale Restrictions. At the Closing Date and thereafter, the Convertible Debentures (which for the purposes of this section includes the Conversion Shares), the New Warrants and the Consent Warrants (which for the purposes of this section includes the Conversion Shares and the Consent Shares) will be subject to transfer and resale restrictions under the constating documents of the Company and applicable securities laws, including Multilateral Instrument 45-102 Resale of Securities, and these resale restrictions will apply in all provinces other than Quebec.

(e)

Legends. The certificates representing the Convertible Debentures, New Warrants, Consent Warrants, the Conversion Shares and the Consent Shares shall bear the following legend:

"THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT PURSUANT TO THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE FOUR MONTHS AND ONE DAY AFTER DISTRIBUTION DATE."

(f)

No United States Offering. The Convertible Debentures, New Warrants, Consent Warrants, Conversion Shares and Consent Shares have not been offered to the Investor in the United States and this Agreement has not been signed in the United States. The Convertible Debentures, the New Warrants, the Consent Warrants, the Conversion Shares and the Consent Shares will not be registered under any United States securities laws and may not be offered or sold or re-offered or re-sold in the United States or to a "United States person" (as that term is defined in Rule 902 of Regulation S promulgated under the United States Securities Act of 1933) without registration under the United States securities laws unless an exemption from registration is available or the transaction complies with Regulation S.

(g)

Maximum Number of Shares Issuable. The Investor acknowledges and agrees that the maximum number of Common Shares issuable pursuant to all securities issued or to be issued pursuant to this Agreement shall not exceed 19.9% of the issued and outstanding Common Shares of the Company as at October 6, 2004.

(h)

Lock Up Agreement. The Investor covenants that upon reasonable request by the lead agent or underwriter acting for the Company in an offering of securities of the Company, the Investor will execute and deliver a lock-up agreement in the usual and customary form and substance acceptable to the lead agent or underwriter, as the case may be, in which the Investor agrees not to exercise its rights to:

(i)

convert any convertible securities into shares of the Company held by the Investor or acquire shares of the Company;

(ii)

sell or otherwise dispose of any other securities of the Company held by the Investor; or

(iii)

take or not to take any other action with respect to securities of the Company owned or controlled by the Investor reasonably requested by the lead agent or underwriter,

during the term of such lock-up agreement.

(i)

Further Documents. The Investor will execute, file and otherwise assist the Company in filing any reports, undertakings and other documents as may be required by applicable laws with respect to the purchase of the Convertible Debentures, the New Warrants, Consent Warrants, Conversion Shares and the Consent Shares contemplated by this Subscription Agreement.

4.4

Indemnification by Investor

The Investor will indemnify and save harmless the Company from and against all Losses suffered by the Company resulting from any breach of representation, warranty or covenant of the Investor set forth in section 4.1 hereof. The provisions of section 3.4 shall apply, mutatis mutandis, to any claim pursuant to this section 4.4.

4.5

Company's Recourse

The Company's sole and only recourse against the Investor for any material breach of representation, warranty or covenant of the Investor set forth in this Agreement shall be the forced conversion of the Investor's Convertible Debentures and forfeiture of the Consent Warrants and Escrow New Warrants, if such warrants have not then been released from escrow in accordance with the Escrow Agreement, issued at such time as more particularly set out in section 2.6 above. The Investor shall not be liable to the Companies for any other damages, claims, liabilities or obligations whatsoever resulting from such breach described above. In no event will the Investor be liable to the Companies for lost profits, loss of data, or for any special, indirect, incidental, consequential or punitive damages, however caused, on any theory of liability and whether or not such party has been advised of the possibility of such damages arising under any cause of action and arising in any way out of this Agreement.

ARTICLE 5

TERMS AND CONDITIONS OF CLOSING

5.1

Terms and Conditions of Closing for the Benefit of the Investor - Initial Closing

The Closing of the purchase and sale of the Initial Debenture and the New Warrants is subject to the following terms and conditions which are inserted for the exclusive benefit of the Investor to be fulfilled or performed at or prior to the Initial Closing Date:

(a)

Truth of Representations and Warranties. The representations and warranties of each of the Companies set forth in section 3 hereof shall be true and correct at the Time of Closing on the Initial Closing Date with the same force and effect as if made at and as of such time.

(b)

Performance of Obligations.  All of the terms, covenants and conditions of this Agreement and the Collateral Documents to be performed and/or complied with by each of the Companies and the other parties to the Collateral Documents (other than the Investor) at or prior to the Initial Closing Date shall have been performed or complied with.

(c)

Consents. Except for the consents contemplated in section 2.7 hereof or as set out in the Disclosure Letter, there shall have been obtained by the Companies from all Persons such Consents as are required to permit the execution and delivery of this Agreement and each of the Collateral Documents and the consummation of the transactions contemplated hereby.

(d)

Certificates of Status etc.  Each of the Companies shall have delivered to the Investor a Certificate of Compliance from Industry Canada or Certificate of Status, as the case may be.

(e)

Authorization of Transaction. The offering, issue and sale of the Convertible Debentures, the New Warrants, the Consent Warrants, this Agreement and the Collateral Documents, as applicable, shall have been authorized by all necessary action of each of the Companies.

(f)

No Actions. No action or proceeding in Canada or the United States at law or in equity shall be pending or, to the Company's knowledge, threatened by any Person including any government, governmental authority, regulatory body or agency to enjoin, restrict or prohibit the purchase and issuance of the Convertible Debentures, the New Warrants or the Consent Warrants contemplated hereby.

(g)

Exemption from Prospectus and Registration Requirements. The issuance of the Convertible Debentures, the New Warrants and the Consent Warrants to the Investor shall be exempt from the prospectus and registration requirements of all applicable securities laws and regulations, including without limitation the Securities Act (Ontario) and the United States Securities Act of 1933.

(h)

Due Diligence. On or before the Time of Closing on the-Initial Closing Date, the Investor shall have completed its business, financial, legal and technical due diligence inquiries.

(i)

Legal Opinion. Customary legal opinion of Torys, LLP, counsel to the Companies, dated the Initial Closing Date in a form reasonably satisfactory to the Investor and its counsel, shall have been received by the Investor.

(j)

Closing Documents. All opinions, agreements, undertakings, certificates, affidavits, statutory declarations, instruments and other documentation of each of the Companies or counsel for the Companies reasonably necessary to implement the transactions herein contemplated shall be satisfactory in form and substance to the Investor and its counsel and delivered to the Investor on or prior to the Time of Closing on the Initial Closing Date.

(k)

Delivery of the Initial Debenture, the Escrow New Warrants the Consent Warrants and the Collateral Documents.Subject to the requirements of section 2.7 regarding the delivery of the Consent Warrants and the balance of the New Warrants pursuant to the Escrow Agreement, the Companies shall deliver the Initial Debenture and the Collateral Documents, as the case may be, to and in the name of the Investor or a nominee of the Investor as the Investor may direct, in the form annexed hereto or as otherwise approved by counsel for the Investor, acting reasonably. In addition, the Subsidiary shall deliver the General Security Agreement and the Guarantee, to and in the name of the Investor or a nominee of the Investor as the Investor may direct, in the form annexed hereto or as otherwise approved by counsel for the Investor, acting reasonably.

(1)

Investor's Fee. The Company shall pay to the Investor a loan arrangement fee equal to 4% (or $600,000) of the Principal.

(m)

Legal Fees. The Company shall pay the reasonable fees and disbursement of the solicitors retained by the Investor up to a maximum of                  plus disbursements and Goods and Services Tax (GST).

5.2

Terms and Conditions of Closing for the Benefit of the Investor - Discretionary Closings and Mandatory Closings

The Closing of the purchase and sale of each Discretionary Advance Debenture and Mandatory Debenture is subject to the following terms and conditions which are inserted for the exclusive benefit of the Investor to be fulfilled or performed at or prior to each Discretionary Closing Date or Mandatory Closing Date, as the case may be:

(a)

Truth of Representations and Warranties. Except as otherwise disclosed in the Bringdown Certificates, the representations and warranties of each of the Companies set forth in section 3 hereof shall be true and correct at the Time of Closing on each Closing Date with the same force and effect as if made at and as of such time.

(b)

Performance of Obligations. All of the terms, covenants and conditions of this Agreement and the Collateral Documents to be performed and/or complied with by each of the Companies and the other parties to the Collateral Documents (other than the Investor) at or prior to each Closing Date shall have been performed or complied with.

(c)

Bringdown Certificates. Each of the Companies shall deliver to the Investor a Bringdown Certificate signed by an authorized officer of each of the Companies.

In the event that any of the Companies delivers a Bringdown Certificate that discloses that any representation or warranty set forth in sections 3.1 and/or 3.2, as the case may be, has changed, and such disclosure reveals that a Material Adverse Change has occurred, the Investor, in addition to all other rights and remedies available to the Investor at law or otherwise, shall be entitled, at its sole and absolute discretion, to refuse to purchase any of the Convertible Debentures and shall be released of any further obligations under this Agreement.

(d)

Certificates of Status etc. The Company shall have delivered to the Investor a Certificate of Compliance from Industry Canada or Certificate of Status, as the case may be.

(e)

No Actions. No action or proceeding in Canada or the United States at law or in equity shall be pending or, to the Company's knowledge, threatened by any Person, including any government, governmental authority, regulatory body or agency to enjoin, restrict or prohibit the purchase and issuance of a Mandatory Debenture or a Discretionary Advance Debenture, as the case may be, contemplated hereby.

(f)

Legal Opinion. Customary legal opinion of Torys, LLP, counsel to the Companies, dated the Closing Date and in a form reasonably satisfactory to the Investor and its counsel, shall have been received by the Investor.

(g)

Closing Documents. All opinions, agreements, certificates, affidavits, statutory declarations, instruments and other documentation of the Companies or counsel for the Companies reasonably necessary to implement the transactions herein contemplated shall be satisfactory in form and substance to the Investor and its counsel and delivered to the Investor on or prior to the Time of Closing on the Closing Date.

(h)

Delivery of the Mandatory Debenture or Discretionary Advance Debenture. The Company shall deliver the Mandatory Debenture or Discretionary Advance Debenture, as the case may be, to and in the name of the Investor or a nominee of the Investor as the Investor may direct, in the form annexed hereto or as otherwise approved by counsel for the Investor, acting reasonably.

5.3

Terms and Conditions of Closing for the Benefit of the Companies

This Agreement is subject to the following terms and conditions which are inserted for the exclusive benefit of the Companies to be fulfilled or performed at or prior to each Closing, as the case may be:

(a)

Truth of Representations and Warranties. The representations and warranties of the Investor set forth in section 4.1 hereof shall be true and correct at the Time of Closing on each of the Closing Dates with the same force and effect as if made at and as of such time.

(b)

Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be performed and/or complied with by the Investor at or prior to the relevant Closing Date shall have been performed or complied with.

(c)

No Actions. No action or proceeding in Canada at law or in equity shall be pending or threatened by any Person, including any government, governmental authority, regulatory body or agency to enjoin, restrict or prohibit the purchase and issuance of the Convertible Debentures, the Consent Warrants and the New Warrants contemplated hereby.

(d)

Accredited Investor Certificate. The Investor shall deliver on each of the Closing Dates a certificate certifying that it is an "accredited investor" as such term is defined in Rule 45-501 under the Securities Act (Ontario).

5.5

Non-Fulfilment of Terms and Conditions

In case any term, condition, obligation or covenant of the Companies or the Investor to be performed or fulfilled by a party to this Agreement prior to the Time of Closing on each of the Closing Dates shall not have been performed or fulfilled as contemplated by this Agreement, a performing party may, at its sole option, waive compliance with any of such terms, conditions, obligations or covenants in whole or in part if such performing party sees fit to do so, without prejudice to any of its rights in the event of non-performance of any other term, condition, obligation or covenant in whole or in part, such waiver to be effective only if made in writing.

ARTICLE 6 GENERAL

6.1

Further Assurances

Each of the Companies and the Investor will execute and deliver all such further documents and instruments and do all acts and things as may, either before or after each of the Closing Dates, reasonably be required to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

6.2

Exculpation of Investor

The Investor acknowledges that it is not relying upon any Person, other than the Companies and their respective officers and directors, in making its investment or decision to invest in the Company.

6.3

Time of the Essence

Time shall be of the essence in this Agreement.

6.4

Legal Fees and Expenses

The Company shall pay the reasonable legal fees of the Investor to a maximum of              exclusive of disbursements and Goods and Services Tax (GST). For each successive Closing Date following the Initial Closing Date, the Company shall pay the legal fees of the Investor to complete the issue of Convertible Debentures on each such Closing Date on the basis of $1,000 of fees per $1,000,000 advanced by the Investor on such Closing Date, exclusive in all cases of disbursements and GST.

6.5

Public Announcements

The Investor acknowledges and consents to the Companies' issuing public announcements or press releases concerning the purchase and issuance of the Convertible Debentures, the New Warrants and the Consent Warrants as required by law. For greater certainty, the Investor acknowledges and consents to the filing of this Agreement, the Convertible Debentures and any other material agreement related to this transaction on SEDAR by the Companies.

6.6

Assignment

The Investor may not assign this Agreement without the prior written consent of the Company, which consent cannot be unreasonably withheld, except the Investor shall be entitled to assign this Agreement to an Affiliate, subsidiary or shareholder of the Investor, provided that such transferee agrees to be bound by the terms of this Agreement and provides written notice of such assignment to the Companies. This Agreement may not be assigned by any of the Companies without the prior written consent of the Investor except that the Company may assign its rights and obligations hereunder as part of a merger, acquisition, reorganization or sale of all or substantially all of its assets without consent, provided the transferee agrees to be bound by the terms of this Agreement and provides 15 days written notice of such agreement to the Investor and the security granted by the Convertible Debentures is not impaired in any way.

6.7

Notices

Any demand, notice or other communication to be made or given in connection with this Agreement shall be made or given in writing and may be made or given by personal delivery, by courier or by transmittal by fax addressed:

(a)

if to the Investor to:

The Erin Mills Investment Corporation

7501 Keele Street, Suite 500 Concord,

Ontario,

L4K 1Y2

Facsimile:      (416) 736-8373

Attention:       Gerry C. Quinn

with a copy to:

Bratty and Partners, LLP, 7501 Keele

Street, Suite 200 Concord, Ontario, L4K 1 Y2

Facsimile:        (905) 760-2900

Attention:         Stephen J. Marano

(b)       if to any of the Companies, to:

2 Meridian Road

Toronto, Ontario

 M9W 4Z7

Facsimile:    (416) 798-2200

Attention:     President and Chief Executive Officer

with a copy to:          Vice-President, Legal Affairs

                               Facsimile:    (416) 798-2200

or to such other address, fax number or individual as may be designated by notice by any party to the other. Any demand, notice or other communication made or given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if made or given by courier, on the Business Day following the deposit thereof with the courier and, if made or given by fax, on the day of transmittal thereof (provided the original copy is immediately forwarded by courier).

6.8

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Ontario and the federal laws of Canada applicable herein.

6.9

Benefit of Agreement

This Agreement shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

6.10

Amendments, Waiver, etc.

No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the parties hereto.

6.11

Entire Agreement

This Agreement together with the Collateral Documents constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, opinions, advice, assertions of fact, materials, undertakings or collateral agreements, express, implied or statutory, by or between the parties (or by any director, officer, employee, legal counsel, accountant or other representative thereof) other than as expressly set forth in this Agreement or the Collateral Documents.

6.12

Delays or Omissions

No delay or omission to exercise any right, power or remedy accruing to the Investor, upon any breach or default by either of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Investor's part of any breach or default under this Agreement, or any waiver on the Investor's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by operation of law or otherwise afforded to the Investor, shall be cumulative and not alternative.

6.13

 Severability

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

6.14

Counterparts

This Agreement may be executed by the parties in separate counterparts, each of which, when so executed and delivered, shall be deemed to constitute an original, but all of which together shall constitute one and the same agreement.

6.15

Non-Merger

Any covenants and agreements herein contained not fully performed on any particular Closing Date' shall survive such Closing Date, and shall not merge on such date until such covenants and agreements are fully performed or waived.

6.16

Language

The parties hereto confirm their express wish that this Agreement and all documents and agreements directly or indirectly relating thereto be drawn up in the English language. Les parties reconnaissent leur volonte express que la presente entente ainsi que tous les documents et contrats s'y rattachant directement ou indirectement soient rediges en anglais.

6.17

Execution by Facsimile

This Agreement may be executed by facsimile and the delivery by facsimile of signed copies of this Agreement shall constitute and be deemed to be delivery of the original signatures of the parties. The parties agree to exchange manually executed originals in due course.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties have executed this Agreement on and as of the day first above written.

Schedule "A"

 Annual Financial Statements

p16

MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL REPORTING

The accompanying consolidated financial statements and all information in this annual report have been prepared by management and have been approved by the Board of Directors of the Company.

The financial statements have been prepared in accordance with Canadian generally accepted accounting principles and include amounts that are based on the best estimates and judgments of management. Financial information presented in accordance with Canadian generally accepted accounting principles elsewhere in the annual report is consistent with that in the financial statements.

In discharging its responsibility for the integrity and fairness of the financial statements, management maintains a system of internal controls designed to provide reasonable assurance that transactions are authorized, assets are safeguarded and proper records are maintained. Management believes that the internal controls provide reasonable assurance that financial records are reliable and form a proper basis for the preparation of the consolidated financial statements, and that assets are properly accounted for and safeguarded. The internal control process includes management's communication to employees of policies that govern ethical business conduct.

The Board of Directors, through an Audit Committee, oversees management's responsibilities for financial reporting. This committee, which consists of three independent directors, reviews the audited consolidated financial statements, and recommends the financial statements to the Board for approval. Other key responsibilities of the Audit Committee include reviewing the adequacy of the Company's existing internal controls, audit process and financial reporting with management and the external auditors.

These financial statements have been audited by KPMG LLP, who are independent auditors appointed by the shareholders of the Company upon the recommendation of the Audit Committee. Their report follows. The independent auditors have free and full access to the Audit Committee with respect to their findings concerning the fairness of financial reporting and the adequacy of internal controls

Jim A. Wright, Chief Executive Officer July 16, 2004	Paul Van Damme, Chief Financial Officer

AUDITORS' REPORT TO THE SHAREHOLDERS

We have audited the consolidated balance sheets of Lorus Therapeutics Inc. as at May 31, 2004 and 2003 and the consolidated statements of loss and deficit and cash flows for each of the years in the three-year period ended May 31, 2004 and the related consolidated statements of loss and deficit and cash flows for the period from inception on September 5, 1986 to May 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at May 31, 2004 and 2003 and the results of its operations and its cash flows for each of the years in the three-year period ended May 31, 2004 and for the period from inception on September 5, 1986 to May 31, 2004 in accordance with Canadian generally accepted accounting principles.

Canadian generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 14 to the consolidated financial statements.

We did not audit the consolidated financial statements of Lorus Therapeutics Inc. for the period from inception on September

5, 1986 to May 31, 1994. Those consolidated financial statements were audited by other auditors who issued a report without reservation on July 8, 1994.

Chartered Accountants, Toronto, Canada

July 16, 2004, except as to note 13 which is as of October 5, 2004

CONSOLIDATED BALANCE SHEETS

(amounts in 000's) (Canadian dollars)

p17

On behalf of the Board:

As at May 31	2004	2003

ASSETS

Current assets
Cash and cash equivalents	$1,071	$905
Short-term investments	25,657	24,219
Prepaid expenses and amounts receivable	1,697	1,104
Total current assets	28,425	26,228
Fixed assets (note 3)	1,471	1,507
Goodwill	606
Acquired research and development (note 4)	3,922	5,669
Deferred financing costs	-	245
	$34,424	$34,255

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable	$ 2,429	$ 1,318
Accrued liabilities	3,396	4,042
Total current liabilities	5,825	5,360
Shareholders' equity
Share capital (note 5)
Common shares
Authorized: unlimited number of shares;
Issued and outstanding (000's):
May 31, 2004 - 171,794
May 31, 2003 - 145,285	144,673	120,441
Warrants	4,325	-
Compensation options (note 5(d))	1,405	-
Deferred stock-based compensation	-	(43)
Deficit accumulated during development stage	(121,804)	(91,503)
Total shareholders' equity	28,599	28,895
	$34,424	$34,255

Commitments and Guarantees (note 9)
Subsequent event (note 13)
Canada and United States accounting policy differences (note 14)

See accompanying notes to consolidated financial statements

Director	Director

CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT

(amounts in 000's except for per common share data) (Canadian dollars)

p18

				Period from
				inception
	Years Ended May 31			Sept. 5, 1986 to
	2004	2003	2002	May 31, 2004
Revenue (note 12)	$608	$66	$-	$674
Operating expenses
Cost of sales	28	55	-	83
Research and development (note 7)	26,785	12,550	8,659	85,844
General and administrative	4,915	4,290	4,867	37,793
Depreciation and amortization	420	960	1,956	8,781
Operating expenses	32,148	17,855	15,482	132,501
Interest and other income	(1,239)	(1,155)	(1,995)	(10,023)
Loss for the period	30,301	16,634	13,487	121,804
Deficit, beginning of period	91,503	74,869	61,382	-
Deficit, end of period	$121,804	$91,503	$74,869	$121,804
Basic and diluted loss
per common share (note 2)	$0.18	$0.12	$0.09
Weighted average number of
common shares outstanding
used in the calculation of basic
and diluted loss per share	171,628	144,590	143,480

See accompanying notes to consolidated financial statements

CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in 000's)(Canadian dollars)

p19

				Period from
				inception
	Years Ended May 31			Sept. 5, 1986 to
	2004	2003	2002	May 31, 2004
OPERATING ACTIVITIES
Loss for the period	$(30,301)	$ (16,634)	$(13,487)	$(121,804)
Add items not requiring a current outlay of cash:
Depreciation and amortization	2,166	2,033	3,407	16,127
Stock-based compensation	(43)	674	296	1,293
Other	245	-	-	745
Net change in non-cash working capital
balances related to operations (note 8)	(129)	2,019	(2,124)	3,220
Cash used in operating activities	(28,062)	(11,908)	(11,908)	(100,419)

INVESTING ACTIVITIES
Sale (purchase) of short-term investments, net	(1,438)	12,438	9,378	(25,657)
Acquisition, net of cash received	-	-	-	(539)
Acquired research and development	-	-	-	(715)
Additions to fixed assets	(383)	(1,260)	(477)	(5,375)
Cash proceeds on sale of fixed assets	-	-	-	348
Cash provided by (used in) investing activities	(1,821)	11,178	8,901	(31,938)

FINANCING ACTIVITIES
Issuance of warrants	4,537	-	-	36,414
Issuance of common shares	25,512	715	1,389	97,259
Additions to deferred financing costs	-	(245)	-	(245)
Cash provided by financing activities	30,049	470	1,389	133,428
Increase (decrease) in cash and cash
equivalents during the period	166	(260)	(1,618)	1,071
Cash and cash equivalents, beginning of period	905	1,165	2,783	-
Cash and cash equivalents, end of period	$1,071	905	$1,165	$1,071

See accompanying notes to consolidated financial statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended May 31, 2004, 2003 and 2002

p20

1.

DESCRIPTION OF BUSINESS

Lorus Therapeutics Inc. ("Lorus" or "the Company") is a biopharmaceutical company specializing in the research, development and commercialization of pharmaceutical products and technologies for the management of cancer. With products in all stages of evaluation, from pre-clinical through to Phase III trials, Lorus develops therapeutics that seek to manage cancer with efficacious low-toxicity compounds that improve patients' quality of life.

The Company has not earned substantial revenues from its drug candidates and is therefore considered to be in the development stage.

The continuation of the Company's research and development activities and the commercialization of the targeted therapeutic products is dependent upon the Company's ability to successfully complete its research and development programs and finance its cash requirements through a combination of equity financing and payments from strategic partners. The Company's current level of cash and short-term investments and the additional funds available under a convertible debenture entered into on October 1, 2004 (note 13) is sufficient to execute the Company's current planned expenditures for the next twelve months.

2.

SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements include the accounts of Lorus, its 80% owned subsidiary NuChem Pharmaceuticals Inc. ("NuChem"), and its wholly-owned subsidiary GeneSense Technologies Inc. ("GeneSense"). The results of operations for acquisitions are included in these consolidated financial statements from the date of acquisition. All significant intercompany balances and transactions have been eliminated on consolidation.

The consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in Canada and comply in all material respects with accounting principles generally accepted in the United States, except as disclosed in note 14 "Canada and United States Accounting Policy Differences."

Revenue Recognition

Revenue includes product sales revenue, license revenue and royalty revenue.

The Company recognizes revenue from product sales when title has passed and collection is reasonably assured, which typically is upon delivery to the distributor.

License fees are comprised of initial fees and milestone payments derived from a worldwide exclusive license agreement. Non-refundable license fees are recognized when the Company has no further involvement or obligation to perform under the arrangement, the fee is fixed and determinable and collection of the amount is deemed probable. Future non-refundable milestone payments receivable upon the achievement of third party performance are recognized upon the achievement of specified milestones when the milestone payment is substantive in nature, the achievement of the milestone was not reasonably assured at the inception of the agreement and the Company has no further significant involvement or obligation to perform under the arrangement.
The Company earns royalties from its distributor. Royalties from the distribution agreement are recognized when the amounts are reasonably determinable and collection is reasonably assured.

Cash Equivalents and Short-Term Investments

Lorus invests in high quality fixed income government (2004 - $3,811,000, 2003 - $4,214,000) and corporate (2004 -$21,846,000, 2003 - $20,005,000) instruments with low credit risk. Cash equivalents consist of highly liquid investments with a maturity of three months or less at the time of purchase.

Short-term investments, which consist of fixed income securities with a maturity of three months or more, are recorded at their accreted value as they are held to maturity instruments.

Inventory

The Company purchases drugs for resale and for research and clinical development. Drugs purchased for use in research and clinical development are expensed as purchased. Drugs purchased for resale are recorded as inventory and valued at the lower of cost and net realizable value.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended May 31, 2004, 2003 and 2002

p21

Fixed Assets

Fixed assets are recorded at cost less accumulated depreciation and amortization. The Company records depreciation and amortization at rates which are expected to charge operations with the cost of the assets over their estimated useful lives as follows:

Furniture and equipment            straight-line over three to five years

Leasehold improvements              straight-line over the lease term

Research and Development

Research costs are charged to expense as incurred. Development costs, including the cost of drugs for use in clinical trials, are expensed as incurred unless they meet the criteria under generally accepted accounting principles for deferral and amortization. No development costs have been deferred to date.

Goodwill and Intangible Assets

Goodwill is not amortized but tested for impairment at least annually. Intangible assets with finite lives acquired in a business combination or other transaction are amortized over their estimated useful lives which have been assessed as seven years.

Goodwill represents the excess of the purchase price over the fair value of net identifiable assets acquired in the GeneSense business combination. Goodwill acquired in a business combination is tested for impairment on an annual basis and at any other time if an event occurs or circumstances change that would indicate that an impairment may exist. When the carrying value of a reporting unit's goodwill exceeds its fair value, an impairment loss is recognized in an amount equal to the excess.

The Company capitalized the cost of acquired research and development assets, comprised of patents and licences, on the acquisitions of GeneSense and the NuChem compounds. The nature of this asset is such that it is categorized as an intangible asset with a finite life. The carrying value of acquired research and development assets does not necessarily reflect its present or future value. The amount recoverable is dependent upon the continued advancement of the drugs through research, clinical trials and ultimately to commercialization. It is not possible to predict the outcome of future research and development programs.

No impairment relating to goodwill and intangible assets has been identified by the Company for 2004 and 2003.

Impairment of Long-Lived Assets

Effective June 1, 2003, the Company adopted the new standard in CICA Handbook Section 3063, "Impairment or Disposal of Long-Lived Assets." Under the new standard the Company performs an impairment assessment of long-lived assets held for use whenever events or changes in circumstances indicated that the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows expected to result from the use and eventual disposition of an asset is less than its carrying amount, it is considered to be impaired. An impairment loss is measured at the amount by which the carrying amount of the asset exceeds its fair value, which is estimated as the expected future cash flows discounted at a rate commensurate with the risks associated with the recovery of the asset. Prior to June 1, 2003 the Company periodically assessed and measured impairment by comparing the carrying amount to the undiscounted future cash flows the long-lived assets were expected to generate.

Stock-Based Compensation

Stock options granted to employees are accounted for using the intrinsic value method. Under the intrinsic value method, compensation cost is recorded if, on the measurement date of the grant, the fair value of an underlying common share exceeds the exercise price per share. For options with contingent vesting criteria, the option is treated as a variable award and is revalued, using the intrinsic value method of accounting, at the end of each reporting period until the final measurement date. Deferred stock-based compensation is recognized as an expense over the vesting period of the option.

Options issued to consultants and other non-employees are accounted for using the fair value method and are recognized as an expense over the period which the services are performed or options earned using the Black-Scholes option pricing model.

The Company also has a deferred share unit plan that provides directors the alternative to receive payment for their current services in the form of share units rather than common shares or cash. Share units entitle the holder to receive, in the future, either an equivalent number of common shares or the cash equivalent of the shares at the date the units are exercised. As the award entitles the holder to settle the award through the receipt of cash, the value of the share units are recorded as a liability and the share units are revalued each reporting date with any increase or decrease in value being recorded in the consolidated statements of loss.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended May 31, 2004, 2003 and 2002

p22

Investment Tax Credits

The Company is entitled to Canadian federal and provincial investment tax credits, which are earned as a percentage of eligible research and development expenditures incurred in each taxation year. Investment tax credits are accounted for as a reduction of the related expenditure for items of a current nature and a reduction of the related asset cost for items of a long-term nature, provided that the Company has reasonable assurance that the tax credits will be realized.

Income Taxes

Income taxes are reported using the asset and liability method. Under this method future tax assets and liabilities are recorded for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of assets and liabilities and their respective tax bases, and operating loss and research and development expenditure carry forwards. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply when the asset is realized or the liability is settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment or enactment occurs. A valuation allowance is recorded for the portion of the future tax assets where the realization of any value is uncertain.

Loss Per Share

Basic net loss per common share is calculated by dividing the net loss by the weighted average number of common shares outstanding during the year. Diluted net loss per common share is calculated by dividing the net loss by the sum of the weighted average number of common shares outstanding and the dilutive common equivalent shares outstanding during the year. Common equivalent shares consist of the shares issuable upon exercise of stock options and warrants calculated using the treasury stock method. Common equivalent shares are not included in the calculation of the weighted average number of shares outstanding for diluted net loss per common share when the effect would be anti-dilutive.

Segmented Information

The Company is organized and operates as one operating segment, the research and development of cancer therapies. Substantially all of the Company's identifiable assets as at May 31, 2004 and 2003 are located in Canada.

Foreign Currency Translation

Foreign currency transactions are translated into Canadian dollars at rates prevailing on the transaction dates. Monetary assets and liabilities are translated into Canadian dollars at the rates on the balance sheet dates. Gains or losses resulting from these transactions are accounted for in the loss for the period and are not significant.

Use of Estimates

The preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the years. Actual results could differ from those estimates.

Recent Canadian Accounting Pronouncements

In September 2003, the Canadian Institute of Chartered Accountants ["CICA"] revised Handbook Section 3870 "Stock-Based Compensation and Other Stock-Based Payments" to require that, effective June 1, 2004, the fair value method of accounting for stock options be recognized in the consolidated financial statements. The Company intends to apply these provisions retroactively without restatement for the year commencing June 1, 2004. The cumulative compensation cost of options on common shares of the Company, using the Black-Scholes option pricing model, will be charged to deficit with a corresponding increase to contributed surplus at June 1, 2004.

In November 2003, the CICA issued Accounting Guideline AcG-15, "Consolidation of Variable Interest Entities", to provide guidance for applying the principles in Handbook Section 1590, "Subsidiaries", to certain entities. Although the CICA is contemplating amendments to the Guideline, it is effective for the fiscal years beginning on or after November 1, 2004. Although the Company is currently reviewing AcG-15, the impact of the Guideline, if any, on the Company's consolidated financial statements has not been determined.

In March 2003, the CICA issued Handbook Section 3110, "Asset Retirement Obligations", which establishes standards for the recognition, measurement and disclosure of asset retirement obligations and the related asset retirement costs. This new Section is effective for June 1, 2004 for the Company and harmonizes Canadian requirements with existing United States GAAP. There will be no material impact on the consolidated financial statements resulting from the adoption of Section 3110 either in the current or prior years presented.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended May 31, 2004, 2003 and 2002

p23

3.	FIXED ASSETS
	As at May 31 (amounts in 000's)	2004	2003
	Furniture and equipment	$1,977	$1,603
	Leasehold improvements	907	898
		2,884	2,501
	Accumulated depreciation and amortization	(1,413)	(994)
		$1,471	$1,507

4.	ACQUIRED RESEARCH AND DEVELOPMENT
	As at May 31 (amounts in 000's)	2004	2003
	Cost	$12,228	$12,228
	Accumulated amortization	(8,306)	(6,559)
		$3,922	$5,669

5.	SHARE CAPITAL
	(a) Continuity of common shares and warrants
	(amounts and units in 000's)			Common Shares		Warrants
				Number	Amount	Number	Amount
	Balance at May 31,	2001		142,411	$117,150	1,242	$729
	Exercise of compensation warrants		(b)	476	265	(476)	(70)
	Expiry of compensation warrants			-	659	(766)	(659)
	Exercise of stock options		(e)	1,525	1,194	-	-
	Stock-based compensation		(f)	-	(100)	-	-
	Balance at May 31, 2002			144,412	119,168	-	-
	Exercise of stock options		(e)	873	715	-	-
	Stock-based compensation		(f)	-	558	-	-
	Balance at May 31, 2003			145,285	$120,441	-	$-
	Share issuance		(d)	26,220	24,121	13,110	4,325
	Exercise of stock options		(e)	289	171	-	-
	Stock-based compensation		(f)	-	(88)	-	-
	Other			-	28	-	-
	Balance at May 31, 2004			171,794	$144,673	13,110	$4,325

(b) October 1999 Private Placement of Special Warrants

In connection with the October 27, 1999 special warrants offering the Company issued 2,824,849 compensation warrants (stated capital $0.147 per warrant) for services in connection with the completion of the offering. Each compensation warrant entitles the holder to acquire one common share for $0.41 at any time prior to October 27, 2001. During fiscal year 2002, 475,700 compensation warrants were exercised.

(c) Alternate Compensation Plans

In 2000, the Company established a compensation plan for directors and officers, which allows the Company, in certain circumstances, to issue common shares to pay directors' fees or performance bonuses of officers in lieu of cash. The number of common shares reserved for issuance under this plan is 2,500,000. Since inception, 71,000 shares have been issued under this plan.

The Company also established a deferred share unit plan that provides directors the option of receiving payment for their services in the form of share units rather than common shares or cash. Share units entitle the director to elect to receive, on termination of their services to the Company, an equivalent number of common shares, or the cash equivalent of the market value of the common shares at that future date. The share units are granted based on the market value of the common shares on the date of issue. As of May 31, 2004, 68,183 deferred share units have been issued (2003 - 45,964, 2002 - 83,057), with a cash value of $57,000 (2003 - $58,000, 2002 - $62,000) being recorded in accrued liabilities.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended May 31, 2004, 2003 and 2002

p24

(d) Share Issuance

On June 11, 2003, the Company raised gross proceeds of $32,775,000 by way of a public offering of 26,220,000 units at a price of $1.25 per unit. Each unit consists of one common share and one-half of one purchase warrant. Each whole warrant entitles the holder to purchase a common share at a price of $1.75 at any time on or before December 10, 2004. In addition, the Company issued 1,835,400 compensation options with a fair value of $1,468,000 for services in connection with the completion of the offering. Each compensation option entitles the holder to acquire one unit for $1.27 at any time on or before December 10, 2004. The Company incurred expenses of $4,392,000 for the issuance, which include the non-cash charge of $1,468,000 being the fair value of the compensation option. The Company allocated $4,325,000 of the net proceeds to the warrants, $1,405,000 to the compensation option and $24,121,000 to share capital.

(e) Stock Option Plan

Under the Company's stock option plan, options may be granted to directors, officers, employees and consultants of the Company to purchase up to 20,582,081 common shares. Options are granted at the fair market value of the common shares on the date of grant. Options vest at various rates and have a term of five years to ten years. Stock option transactions for the three years ended May 31, 2004 are summarized as follows:

	2004		2003		2002
		Weighted-		Weighted-		Weighted-
		average		average		average
	Options	exercise	Options	exercise	Options	exercise
	(000's)	price	(000's)	price	(000's)	price
Outstanding at
beginning of year 5,378		$1.05	5,425	$1.17	4,144	$1.19
Granted	2,629	$1.16	2,613	$0.72	3,188	$0.98
Exercised	(289)	0.59	(873)	$0.83	(1,525)	$0.78
Forfeited	(1,346)	1.29	(1,787)	$1.01	(382)	$1.39
Outstanding at
end of year	6,372	$1.05	5,378	$1.05	5,425	$1.17
Exercisable at
end of year	3,542	$1.01	2,921	$1.26	2,183	$1.32

The following table summarizes information about stock options outstanding at May 31, 2004:

		Options outstanding		Options exercisable
		Weighted-average
	Options	remaining		Options	Weighted-average
	outstanding	contractual life	Weighted-average	exercisable	exercise
Range of Exercise prices	(000's)	(years)	exercise price	(000's)	price
$0.33 to $0.49	552	1.01	$0.39	552	$0.39
$0.50 to $0.99	2,767	2.79	$0.80	2,085	$0.79
$1.00 to $1.99	2,588	5.04	$1.21	440	$1.37
$2.00 to $3.63	465	1.44	$2.41	465	$2.41
	6,372	3.45	$1.05	3,542	$1.00

(f) Deferred Stock-based Compensation

The Company issues performance based options to employees which give rise to stock option expense based on the intrinsic value of the option on the date the performance is met. The Company also issues options to non-employees for services which are fair valued and expensed over the performance period.

The Company recorded a deferred stock-based compensation recovery relating to options issued under the Company's stock option plan amounting to $88,000 for the year ended May 31, 2004 (2003 - charge $558,000 and 2002 -recovery $100,000). Amortization of deferred stock-based compensation was a recovery of $43,000 for the year ended May 31, 2004 (2003 - charge of $674,000 and 2002 - charge of $296,000).

(g) Pro forma disclosure for Employee Stock Based Compensation

The Company accounts for its stock options granted to employees using the intrinsic value method. CICA Section 3870 requires companies not using the fair value method to disclose pro forma net earnings and earnings per share information as if the company had accounted for employee stock options under the fair value method. The Company has elected to disclose pro forma net loss and pro forma net loss per share as if the Company had accounted for its options since 1995 under the fair value method.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended May 31, 2004, 2003 and 2002

p25

A summary of the pro forma impact on the statement of loss is presented in the table below.

(amounts in 000's)	2004	2003	2002
Loss for the year	$30,301	$16,634	$13,487
Compensation expenses related to the fair value of stock options	1,580	1,929	1,574
Employee stock-based compensation expense as recorded	43	(511)	(296)
Pro forma loss for the period	$31,924	$18,052	$14,765
Pro forma basic and diluted loss per common share	$0.19	$0.12	$0.10

The fair value of each option granted or modified has been estimated at the date of grant or modification using the Black-Scholes option pricing model with the following assumptions used for options granted in the years ended May 31, 2004, 2003 and 2002: (i) dividend yield of 0%; (ii) expected volatility of 89% (2003 - 110%, 2002 - 80%) (iii) risk free interest rates ranging from 2.25% to 3.05% (2003 - 3.2-3.5%, 2002 - 3.6%) and (iv) expected lives of 5 years. The Company has assumed no forfeiture rate as adjustments for actual forfeitures are made in the year they occur. The weighted-average grant date fair values of options issued in the years ended May 31, 2004, 2003 and 2002 were $0.74, $0.75 and $0.71 respectively.

6.	INCOME TAXES
	Income tax recoveries attributable to losses from operations differ from the amounts computed by applying the combined Canadian federal and provincial income tax rates to pretax income from operations primarily as a result of the provision of a valuation allowance on net future income tax benefits.

	Significant components of the Company's future tax assets are as follows:
	As at May 31 (amounts in 000's)	2004	2003
	Non-capital loss carryforwards	$19,746	$9,824
	Research and development expenditures	17,613	12,905
	Book over tax depreciation	1,307	1,576
	Other	1,345	492
	Future tax assets	40,011	24,797
	Valuation allowance	40,011	24,797
		$-	$-

In assessing the realizable benefit from future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will not be realized. The ultimate realization of future tax assets is dependent on the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income, uncertainties related to the industry in which the Company operates, and tax planning strategies in making this assessment. Due to the Company's stage of development and operations, and uncertainties related to the industry in which the Company operates, the tax benefit of the above amounts has been completely offset by a valuation allowance.

Research and development expenditures can be carried forward indefinitely. To the extent that the non-capital loss carryforwards are not used, they expire as follows:

Year of expiry (amounts in 000's)	Non-capital losses
2005	$2,159
2006	3,468
2007	4,626
2008	4,985
2009	6,525
2010	8,248
2011	1,028
2012	-
2013	-
2014	22,206
$53,245

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MAY 31, 2004, 2003 AND 2002

p26

7.

RESEARCH AND DEVELOPMENT PROGRAMS

The Company's cancer drug research and development programs focus primarily on the following technology platforms:

(a) Immunotherapy

This clinical approach stimulates the body's natural defenses against cancer. The Company's lead drug Virulizin(R) is currently in a Phase III clinical trial for the treatment of pancreatic cancer and has been sold in the private market in Mexico for malignant melanoma.

(b) Antisense

Antisense drugs are genetic molecules that inhibit the production of disease-causing proteins. GTI-2040 and GTI-2501, the Company's lead antisense drugs, have shown pre-clinical anti-cancer activity across a broad range of cancers and are currently in a total of seven different Phase II clinical trials.

(c) Small Molecules

Anti-cancer activity was discovered with an anti-fungal agent Clotrimazole ("CLT"). Based on the structural feature found to be responsible for the anti-cancer effect of CLT, chemical analogues of CLT have been designed and tested. Our library of clotrimazole analogs has been licensed to Cyclacel Limited as described in note 12.

Lorus scientists discovered novel low molecular weight compounds with anti-cancer and anti-bacterial activity in pre-clinical investigations. Of particular interest were compounds that inhibit the growth of human tumor cell lines including hepatocellular carcinoma, pancreatic carcinoma, ovarian carcinoma, breast adenocarcinoma and metastatic melanoma. These compounds also demonstrated activity against multi-drug resistant bacteria which are responsible for a number of life-threatening infections.
In addition to the above Lorus has a number of other technologies under pre-clinical development including a tumor suppressor or gene therapy approach to inhibiting the growth of tumors.

				Period from
				inception
(amounts in 000's)	Years ended May 31			Sept. 5, 1986 to
Research and Development	2004	2003	2002	May 31, 2004
Immunotherapy
Expensed	$19,944	$7,433	$4,612	$56,865
Acquired	-	-	-	-
Antisense
Expensed	6,666	4,911	3,410	24,875
Acquired	-	-	-	11,000
Small Molecules
Expensed	175	206	637	4,104
Acquired	-	-	-	1,228
Total expensed	$26,785	$12,550	$8,659	$85,844
Total acquired	$-	$-	$-	$12,228

8.	SUPPLEMENTARY CASH FLOW INFORMATION Changes in non-cash working capital balances for each of the periods ended are summarized as follows:
				Period from
				inception
	Years ended May 31			Sept. 5, 1986 to
(amounts in 000's)	2004	2003	2002	May 31, 2004
(Increase) decrease
Prepaid expenses and amounts receivable	$(593)	$91	$309	$(1,120)
Increase (decrease)
Accounts payable	1,111	876	(2,686)	1,185
Accrued liabilities	(647)	1,052	253	3,155
	$(129)	$2,019	$(2,124)	$3,220

During the year ended May 31, 2004, the Company received interest of $1,151,000 (2003 - $1,679,000 and 2002 - $2,488,000).

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended May 31, 2004, 2003 and 2002

p27

9.

COMMITMENTS AND GUARANTEES

(a) Operating lease commitments

The Company has entered into operating leases for premises and office equipment under which it is obligated to make minimum annual payments of approximately $110,000 in 2005.
During the year ended May 31, 2004, operating lease expenses were $141,000 (2003 - $122,000 and 2002 - $118,000).

(b) Other contractual commitments

In December 1997, the Company acquired certain patent rights and a sub-license to develop and commercialize the anti-cancer application of certain compounds in exchange for:
(i) A 20% share interest in NuChem;
(ii) A payment of US$350,000 in shares of Lorus, and
(iii) Up to US$3,500,000 in cash.

To date the Company has made cash payments of US$500,000. The remaining balance of up to US$3,000,000 remains payable upon the achievement of certain milestones based on the commencement and completion of clinical trials. Additional amounts paid will be classified as acquired research and development and will be amortized over the estimated useful life of the licensed asset.
The Company holds an exclusive world-wide license from the University of Manitoba (the "University") and Cancer Care Manitoba ("CCM") to certain patent rights to develop and sub-license certain oligonucleotide technologies. In consideration for the exclusive license of the patent rights, the University and CCM are entitled to an aggregate of 1.67% of the net sales received by the Company from the sale of products or processes derived from the patent rights and 1.67% of all monies received by the Company from sub-licenses of the patent rights. Any and all improvements to any of the patent rights derived in whole or in part by the Company after the date of the license agreement, being June 20, 1997, are not included within the scope of the agreement and do not trigger any payment of royalties. To date the Company has not paid any royalties pursuant to the license agreement.

(c) Guarantees

The Company entered into various contracts whereby contractors perform certain services for the Company. The Company indemnifies the contractors against costs, charges and expenses in respect of legal actions or proceedings against the contractors in their capacity of servicing the Company. The maximum amounts payable from these guarantees cannot be reasonably estimated. Historically, the Company has not made significant payments related to these guarantees.
The Company contracts with Clinical Research Organizations to facilitate some of our clinical trials. These contracts may be terminated upon sixty days written notice.

10.

RELATED PARTY TRANSACTIONS

During the year ended May 31, 2004, consulting fees of nil were paid to a company which is controlled by a director of the Company (2003 - $48,874 and 2002 - $68,000). These transactions are in the normal course of operations and are measured at the exchange amount of consideration established and agreed to by the related parties.

The amount payable to related parties as at May 31, 2004 was nil (2003 - nil and 2002 - $46,000).

11.

FINANCIAL INSTRUMENTS

The carrying values of cash and cash equivalents, short-term investments, amounts receivable, accounts payable and accrued liabilities approximate their fair values due to the short-term nature of these instruments.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Financial instruments potentially exposing the Company to a concentration of credit risk consist principally of cash equivalents and short-term investments. The Company mitigates this risk by investing in high grade fixed income securities.

12

REVENUE

During the year, the Company recorded license revenue of $546,000 (2003 - nil, 2002 - nil) in connection with a worldwide exclusive license agreement entered into with Cyclacel Limited in the United Kingdom for the out-licensing of the Company's library of clotrimazole analogs. Additional license fees of up to $11.6 million may be earned if Cyclacel achieves certain defined research and development milestones. Under the agreement the Company will also receive royalties on the sale of any products.

Revenue also includes product and royalty revenue from the sale of Virulizin(R) to Mayne Pharma, the Company's distribution partner for the Mexico market.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended May 31, 2004, 2003 and 2002

p28

13

SUBSEQUENT EVENT

On October 5, 2004, subsequent to the 2004 fiscal year-end, we entered into an agreement to raise aggregate net proceeds of $14.4 million through the issuance of $15 million of secured convertible debentures. The debentures are secured by a first charge over all of the assets of the Company. We received $4.4 million on October 5, 2004, and will receive $5.0 million on January 15, 2005 and on April 15, 2005. The debentures will expire on October 1, 2009 and interest will accrue and be paid monthly at a rate of prime + 1% until the Company's share price reaches $1.75 for 60 consecutive trading days, at which time interest will no longer accrue. Interest is to be payable in common shares of Lorus until such shares trade at a price of $1.00 or more after which interest will be payable in cash or common shares at the option of the debenture holder. Common shares issued in payment of interest will be issued at a price equal to the weighted average trading price of such shares for the ten trading days immediately preceding their issue in respect of each interest payment. The $5.0 million principal amount of debentures issued on October 5, 2004 is convertible at the holder's option into common shares of the Company with an exercise price per share of $1.00. The $10.0 million principal amount of debentures issued thereafter is convertible at an exercise price per share equal to the greater of $1.00 and the weighted average trading price of our common shares for the twenty trading days prior to the investment of the funds, less any discount permitted by the Toronto Stock Exchange. The agreement also provides for the issuance of up to 4 million warrants, with a life of five years, to buy common shares at a price per share of $1.00.

14

CANADA AND UNITED STATES ACCOUNTING POLICY DIFFERENCES

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles as applied in Canada ("Canadian GAAP"). In certain respects, generally accepted accounting principles as applied in the United States ("United States GAAP") differ from those applied in Canada. There are no material measurement differences between Canadian GAAP and United States GAAP that apply to the consolidated financial statements.

(a) SFAS 130 Reporting Comprehensive Income

SFAS No. 130 establishes standards for reporting and presentation of comprehensive income. This standard defines comprehensive income as the changes in equity of an enterprise except those resulting from shareholder transactions. Comprehensive loss for the periods presented in these consolidated financial statements equaled the loss for the period.

(b) Recent United States Accounting Pronouncements

United States GAAP, Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ["FAS 143"], was adopted by the Company effective June 1, 2003. The standard requires the Company to estimate and accrue for the present value of its obligations to restore leased premises at the end of the lease. At lease inception, the present value of this obligation would be recognized as other long-term liabilities with a corresponding amount recognized in fixed assets. The fixed asset amount would be amortized, and the liability amount would be accreted, over the period from lease inception to the time the Company expects to vacate the premises resulting in both depreciation and interest charges in the consolidated statements of income. There is no material impact on the consolidated financial statements resulting from the adoption of FAS 143 either in the current or prior years presented.

In December 2003, the Financial Accounting Standards Board ["FASB"] amended Interpretation No. 46, "Consolidation of Variable Interest Entities" ["FIN 46R"]. FIN 46R requires that a variable interest entity ["VIE"] be consolidated by a company if that company is subject to a majority of the risk of loss from the VIE's activities and/or is entitled to receive a majority of the VIE's residual returns. For the Company, the requirements of FIN 46R apply in 2003 for all VIE's created after January 31, 2003. For VIE's created before January 31, 2003, the requirements of FIN 46 apply as of May 31, 2005 for a VIE that does not meet the definition of a special-purpose entity ["SPE"] and as of June 1, 2004 for a VIE that is an SPE. The application of this Interpretation will not have an effect on the Company's financial statements.

Schedule "B"

SCHEDULE "B"

(Words in **bold** have the meanings set forth at the end of this Schedule "B".)

The Investor hereby certifies to the Company that the Investor is: **[Please check the appropriate box.]**

☐ 1. A bank listed in Schedule I or II of the *Bank Act* (Canada), or an authorized foreign bank listed in Schedule III of that Act;

☐ 2. The Business Development Bank incorporated under the *Business Development Bank Act* (Canada);

☐ 3. A loan corporation or trust corporation registered under the *Loan and Trust Corporations Act* (Ontario) or under the *Trust and Loan Companies Act* (Canada), or under comparable legislation in any other jurisdiction;

☐ 4. A co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the *Cooperative Credit Associations Act* (Canada), in each case, located in Canada;

☐ 5. A company licensed to do business as an insurance company in any jurisdiction;

☐ 6. A subsidiary entity of any person or company referred to in paragraph 1, 2, 3, 4 or 5, where the person or company owns all of the voting shares of the subsidiary entity;

☐ 7. A person or company registered under the *Securities Act* (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

☐ 8. The government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

☐ 9. Any Canadian municipality or any Canadian provincial or territorial capital city;

☐ 15. An **individual** who has been granted registration under the *Securities Act* (Ontario) or securities legislation in another jurisdiction as a representative of a person or company referred to in paragraph 7, whether or not the individual's registration is still in effect;

☐ 16. A **promoter** of the Company or an affiliated **entity of a promoter** of the Company;

☐ 17. A spouse, parent, brother, sister, grandparent or child of an **officer, director** or **promoter** of the Company;

☐ 18. A **person** or **company** that, in relation to the Company, is an affiliated **entity** or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the *Securities Act* (Ontario);

☐ 19. An issuer that is acquiring securities of its own issue;

☒ 20. A **company**, limited liability company, limited partnership, limited liability partnership, trust or estate, other than a **mutual fund** or **non-redeemable investment fund**, that had net assets of at least Cdn$5,000,000 as reflected in its most recently prepared financial statements;

☐ 21. A person or company that is recognized by the Ontario Securities Commission as an accredited investor (**Note: A discretionary order is required from the Ontario Securities Commission.**);

☐ 22. A **mutual fund** or **non-redeemable investment fund** that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

☐ 23. A **mutual fund** or **non-redeemable investment fund** that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director or, if it

- 2 -

has ceased distribution of its securities, has previously distributed its securities in this manner;

☐ 10. Any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

☐ 11. A pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

☐ 12. A registered charity under the *Income Tax Act* (Canada);

☐ 13. An **individual** who beneficially owns, or who together with a **spouse** beneficially own, **financial assets** having an aggregate realizable value that, before taxes but net of any **related liabilities**, exceeds Cdn$1,000,000;

☐ 14. An **individual** whose net income before taxes exceeded Cdn$200,000 in each of the two most recent years or whose net income before taxes combined with that of a **spouse** exceeded Cdn$300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

☐ 24. A **fully managed account** if it is acquiring a security that is not a security of a **mutual fund** or **non-redeemable investment fund**;

☐ 25. An account that is fully managed by a trust corporation registered under the *Loan and Trust Corporations Act* (Ontario) or under the *Trust and Loan Companies Act* (Canada) or under comparable legislation in any other jurisdiction;

☐ 26. An entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs 1 through 7 and paragraph 11 in form and function;

☐ 27. A **person** or **company** in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors;

For the purposes of this Certificate, the following definitions apply:

"**company**" means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

"**entity**" means a company, syndicate, partnership, trust or unincorporated organization;

"**financial assets**" means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the *Securities Act* (Ontario);

"**fully managed account**" means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client's express consent to a transaction;

"**mutual fund**" includes (a) an issuer, (i) whose primary purpose is to invest money provided by its security holders, and (ii) whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer, or (b) an issuer or a class of issuers that is designated as a

- 3 -

mutual fund by an order of the Ontario Securities Commission in the case of a single issuer or otherwise in a regulation which is made for the purposes of this definition, but does not include an issuer or a class of issuer that is designated not to be a mutual fund by an order of the Ontario Securities Commission in the case of a single issuer or otherwise in a regulation which is made for the purposes of this definition;

"**non-redeemable investment fund**" means an issuer:

(a) whose primary purpose is to invest money provided by its securityholders;

(b) that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

(c) that is not a mutual fund;

"**person**" means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative;

"**portfolio adviser**" means:

(a) a portfolio manager; or

(b) a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the regulation made under the *Securities Act* (Ontario) if that broker or investment dealer is not exempt from the by-laws or regulations of the Toronto Stock Exchange or the Investment Dealers' Association of Canada referred to in that subsection;

"**portfolio manager**" means an adviser registered for the purpose of managing the investment portfolio of clients through discretionary authority granted by the clients;

"**related liabilities**" means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets; and

"**spouse**", in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

In OSC Rule 45-501, a person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

In OSC Rule 45-501, a person or company is considered to be controlled by a person or company if,

(c) in the case of a person or company,

  (i) voting securities of the first-mentioned person or company carrying more than 50 percent of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or company; and

  (ii) the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;

(d) in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50 percent of the interests in the partnership; or

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(e) in the case of a limited partnership, the general partner is the second-mentioned person or company.

In OSC Rule 45-501, a person or company is considered to be a subsidiary entity of another person or company if:

(f) it is controlled by,

(i) that other, or

(ii) that other and one or more persons or companies each of which is controlled by that other, or

(iii) two or more persons or companies, each of which is controlled by that other; or

(g) it is a subsidiary entity of a person or company that is the other's subsidiary entity.

Dated this ~~5~~ 6th day of October, 2004

THE ERIN MILLS INVESTMENT CORPORATION

By: ______________________

Name: GERRY C. QUINN

Title: President

Schedule "C"

Exhibit "A" - Form of Convertible Debenture

THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT PURSUANT TO THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE [FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE]

CONVERTIBLE SECURED DEBENTURE

Issued to:

The Erin Mills Investment Corporation

7501 Keele Street,

Suite 500,

Concord, Ontario,

L4K 1 Y2

Attention:                Gerry C. Quinn

Facsimile No.:         (416) 736-8373

Issuer:

Lorus Therapeutics Inc.,

 2 Meridian Road,

Toronto, Ontario,

M9W 4Z7

Attention:

Dr. Jim A. Wright

Facsimile No.:               (416) 798-2200

Principal: $[INSERT AMOUNT]                                      Issue Date: [INSERT DATE]

1.

Defined Terms.

Defined terms are set out in Schedule "A".

2

2.

   Principal.

Lorus Therapeutics Inc. (the "Company") for value received hereby promises to pay to The Erin Mills Investment Corporation (the "Investor"), at its address specified above on the date (the "Payment Date") being the earlier of (i) October 6, 2009 (the "Maturity Date") and (ii) the date of demand, if any, upon the occurrence of an Event of Default, the principal amount of [INSERTAMOUNT1 (the "Principal") or such balance from time to time outstanding thereon, in the manner hereinafter provided, together with all other moneys which may from time to time be owing hereunder or pursuant hereto.

3.

Interest.

Interest shall be payable monthly ("Interest") commencing [INSERT DATE], on the balance from time to time outstanding of the Principal, any overdue interest and any other monies due and payable hereunder, both before and after maturity, default or judgment, shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 365 or 366 days, as applicable, at the prime rate from time to time quoted by the Royal Bank of Canada plus one percent (1%) per annum (the "Loan Rate") accruing daily and compounded monthly in arrears, computed from [INSERT DATE], until payment in full of Principal has been made. For greater certainty, where the Loan Rate is changed, Interest shall be charged for the day on which such change is effective on the basis of the new rate. Interest is to be payable in Common Shares of the Company until the weighted average trading price for such Common Shares reaches a price of $1.00 and such trading price is sustained for 60 Trading Days (for certainty, interest will continue to be charged and payable during such 60 Trading Day qualification period whether or not the required price level is sustained), after which interest shall be paid in cash or Common Shares at the option of the Investor provided that the Investor shall consider any reasonable request by the Company to pay Interest in Common Shares. Shares issued in payment of interest shall be issued at a price equal to the weighted average trading price of such shares for the 10 Trading Days immediately preceding the date of their issue in respect of each such interest payment. Interest will cease when the weighted average trading price for the Common Shares of the Company reaches $1.75 per share and such trading price is sustained for 60 Trading Days. For certainty, interest will continue to be charged and payable during such 60 Trading Day qualification period whether or not the required price level is sustained.

4.

   Conversion Rights and Conversion Price.

(a)

At any time prior to the Maturity Date and subject to Section 5 hereof, the Investor shall have the right to convert all or part of the Principal advanced and evidenced by this Debenture, into Conversion Shares at a price of $[INSERT CONVERSION PRICE] per share (the "Conversion Price") by delivering a notice of its intention to convert the Principal as aforesaid to the Company in the form attached as Exhibit "A" ("Conversion Notice").

3

[For the purposes of determining the Conversion Price, any Principal advanced on October 5, 2004, shall have a Conversion Price of $1. 00 per share, and any Principal advanced after October S, 2004, shall have a Conversion Price equal to the greater of (a) $1. 00 per share, or (b) the weighted average trading price of such shares for the twenty (20) Trading Days prior to the date of the advance of Principal under such Debenture, less any permitted discount to market rate. Such Conversion Price is subject to the approval of the Toronto Stock Exchange.]

(b)

Partial Conversion

The Principal secured by this Debenture may be partially converted by the Investor from time to time, provided no partial conversion shall be for less than ONE MILLION ($1,000,000.00) DOLLARS, by delivering a Conversion Notice to the Company specifying the amount of the Principal to be converted into Conversion Shares at the Conversion Price.

(c)

Issuance of Conversion Shares

Upon any exercise of the conversion rights provided in Section 4(a) or (b), the Investor shall be entitled to convert the Principal specified in the Conversion Notice at the Conversion Price. As promptly as practicable after such conversion, the Company shall deliver to the Investor a certificate representing the Conversion Shares resulting from any such conversion.

(d)

Conversion Date

If this Debenture is converted pursuant to Section 4(a) or (b), then the Conversion Shares shall be deemed to be issued for all purposes as of the date on which the Company received the Conversion Notice.

(e)

Payment of Unconverted Principal

If the Principal amount of this Debenture has not been converted prior to the Maturity Date, the amount secured hereby shall become immediately due and payable to the Investor on the Maturity Date.

(f)         Records

The Company shall maintain in its records an account showing the amount of this Debenture, the date thereof and the Interest accrued thereon or applicable thereto from time to time. At all times and for all purposes such account shall constitute prime facie evidence, in the absence of manifest error, of the matters recorded therein; provided that the failure of the Company to record same in such account shall not affect the obligation of the Company to pay or repay such indebtedness and liability in accordance with this Debenture.

4

(g)

Forced Conversion

In the event that the Investor fails to comply with the provisions of Section 2.1 (b) of the Subscription

Agreement, the Company shall, in addition to any other remedies provided in the Subscription Agreement, be entitled, at any time after such default, on 2 Business Days' notice to the Investor, to convert all amounts then secured by this Debenture into Common Shares at the Conversion Price.

5.

    Conversion Price Adjustments for Certain Dilutive Issuances Splits and Combinations.

The Conversion Price shall be subject to adjustment from time to time as follows:

(a)

Adjustment in Rights

If, at any time after the date hereof and prior to the Maturity Date, there is a reclassification of the outstanding Common Shares or change of the Common Shares into other shares or securities or any other capital reorganization of the Company or a consolidation, merger or amalgamation of the Company with or into any other corporation (any such event being called a "Capital Reorganization"), the Investor shall be entitled to receive and shall accept for the same aggregate consideration, upon the exercise of the conversion rights contained in this Debenture at any time after the record date on which the holders of Common Shares are determined for the purpose of the Capital Reorganization (the "relevant record date"), in lieu of the number of Common Shares to which it was theretofore entitled upon such exercise, the kind and amount of shares or other securities of the Company or of the corporation resulting from the Capital Reorganization that the Investor would have been entitled to receive as a result of such Capital Reorganization if, on the relevant record date, it had been the holder of record of the number of Common Shares in respect of which the conversion right contained in this Debenture is then being exercised, and such shares or other securities shall be subject to adjustment thereafter in accordance with provisions which are the same, as nearly as may be possible, as those contained in this Section 5(a) provided that no such Capital Reorganization shall be implemented unless all necessary steps have been taken so that the Investor shall be entitled to receive the kind and amount of shares or other securities of the Company or of the corporation resulting from the Capital Reorganization as provided above.

(b)

Adjustment in Conversion Price

The Conversion Price shall be subject to adjustment from time to time as follows:

(i)

If, at any time after the date hereof and prior to the Maturity Date, the Company:

(A)

subdivides its outstanding Common Shares into a greater number of shares, or

5

(B)

consolidates its outstanding Common Shares into a smaller number of shares, or

(C)

issues Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all the holders of Common Shares as a stock dividend or other distribution (other than an issue of Common Shares to holders of Common Shares pursuant to a right granted to such holders to receive such Common Shares in lieu of Dividends Paid in the Ordinary Course and other than an issue of Common Shares on account of the exercise of options granted from time to time under the Company's Stock Option Plan);

(D)

makes a distribution to all or substantially all of the holders of Common Shares of its outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares (other than an issue of Common Shares to holders of Common Shares pursuant to a right granted to such holders to receive such Common Shares in lieu of Dividends Paid in the Ordinary Course and other than an issue of Common Shares on account of the exercise of options granted from time to time under the Company's Stock Option Plan,)

(any of such events being called a "Common Share Reorganization"), the Conversion Price shall be adjusted effective immediately after the record date on which the holders of Common Shares are determined for the purpose of the Common Share Reorganization, as the case may be, by multiplying the Conversion Price in effect immediately prior to the effective date or record date, as the case may be, by a fraction:

(1)

the numerator of which shall be the number of Common Shares outstanding on the relevant record date before giving effect to the Common Share Reorganization; and

(2)

the denominator of which shall be the number of Common Shares outstanding on the relevant record date after giving effect to the Common Share Reorganization, including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date or record date.

(ii)

If any question at any time arises with respect to the Conversion Price or the number of Common Shares issuable upon the exercise of the Debenture, such question shall be conclusively determined by the auditors from time to time of the Company, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the Company with the concurrence of the Investor, and any such determination shall be binding upon the Investor and the Company. If any such determination is made, the Company shall deliver a certificate to the Investor describing such determination.

6

(iii)

If and whenever at any time after the date hereof and prior to the Maturity Date the Company fixes a record date for the issue of rights, options or warrants to all or substantially all the holders of Common Shares (not including rights, options or warrants issued under the Company's stock option plan) under which such holders are entitled, during a period expiring not more than 45 days after the date of such issue (the "Rights Period"), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or at an exchange or conversion price per share during the Rights Period to the holder in the case of securities exchangeable for or convertible into Common Shares) of less than 95% of the Current Market Price for the Common Shares on such record date (any of such events being called a "Rights Offering"), then the Conversion Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Conversion Price in effect immediately prior to the end of the Rights Period by a fraction:

(A)

the numerator of which will be the aggregate of

(1)

the number of Common Shares outstanding as of the record date for the Rights

Offering, and

(2)

a number determined by dividing (1) by either (A) the product of the number of

Common Shares issued or subscribed for during the Rights Period upon the exercise of the rights, warrants or options under the Rights Offering and the price at which such Common Shares are offered, or, as the case may be, (B) the product of the exchange or conversion price of such securities exchangeable for or convertible into Common Shares and the number of Common Shares for or into which the securities so offered pursuant to the Rights Offering could have been exchanged or converted during the Rights Period, by (2) the Current Market Price of the Common

Shares as of the record date for the Rights Offering, and

(B)

the denominator of which will be the number of Common Shares outstanding, or the number of Common Shares which would be outstanding if all the exchangeable or convertible securities were exchanged for or converted into Common Shares during the Rights Period, after giving effect to the Rights Offering and including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Right Offering.

7

If the Investor has exercised the right to convert the Common Shares in accordance with this Section 5(b)(iii) during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period for the Rights Offering, the Investor will, in addition to the Common Shares to which the Investor would otherwise be entitled upon such conversion, be entitled to that number of additional Common Shares equal to the result obtained when the difference, if any, between the Conversion Price in effect immediately prior to the end of such Rights Offering and the Conversion Price as adjusted for such Rights Offering pursuant to this section 5(b)(iii) is multiplied by the number of Common Shares received upon the conversion of the Debenture during such period, and the resulting product is divided by the Conversion Price as adjusted for such Rights Offering pursuant to this subsection. Such additional Common Shares will be deemed to have been issued to the Investor immediately following the end of the Rights Period and a certificate for such additional Common Shares will be delivered to the Investor within 15 business days following the end of the Rights Period. To the extent that any such rights, options or warrants are not so exercised on or before the expiry thereof, the Conversion Price will be readjusted to the Conversion Price which would then be in effect based on the number of Common Shares (or the securities convertible into or exchangeable for Common Shares) actually delivered on the exercise of such rights, options or warrants.

(iv)

If and whenever at any time after the date hereof and prior to the Maturity Date, the Company fixes a record date for the issue or the distribution to all or substantially all the holders of the Common Shares of (i) securities of the Company, including rights, options or warrants to acquire securities of the Company or any of its properties or assets and including evidences of indebtedness or (ii) any property or other assets including evidences of indebtedness, and if such issuance or distribution does not constitute a Dividend Paid in the Ordinary Course, a Common Share Reorganization or a Rights Offering (any of such non-excluded events being called a "Special Distribution") the Conversion Price will be adjusted effective immediately after such record date to a price determined by multiplying the Conversion Price in effect on such record date by a fraction:

(A)

the numerator of which will be:

(1)

the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date; less

8

(2)

the fair market value, as determined by action by the Directors (whose determination will be conclusive), to the holders of Common Shares of such securities or property or other assets so issued or distributed in the Special

Distribution; and

(B)

the denominator of which will be the product of the number of Common Shares outstanding on such record date and the Current Market Price of the common shares on such record date.

To the extent that any Special Distribution is not so made, the Conversion Price will be readjusted effective immediately to the Conversion Price which would then be in effect based upon such securities or property or other assets as actually distributed.

(v)

If the purchase price provided for in any rights, options or warrants (the "Rights Offering Price" referred to in subsections 5(b)(iii) and 5(b)(iv)) is decreased, the Conversion Price will forthwith be changed so as to decrease the Conversion Price to the Conversion Price that would have been obtained if the adjustment to the Conversion Price made under subsections 5(b)(iii) and 5(b)(iv), as the case may be, with respect to such rights, options, or warrants had been made on the basis of the Rights Offering Price as so decreased, provided that the terms of this subsection will not apply to any decrease in the Rights Offering Price as so decreased, provided that the terms of this subsection will not apply to any decrease in the Rights Offering Price resulting from terms in any such rights, options or warrants designed to prevent dilution except to the extent that the resulting decrease in the Conversion Price under this subsection would be greater than the decrease, if any, in the Conversion Price to be made under the terms of this section by virtue of the occurrence of the event giving rise to such decrease in the Rights Offering Price.

6.

Payments and Notice.

Any payments received by the Investor or the Company after 2:00 p.m. on a Business Day shall be deemed to have been received on the next Business Day. Any notice required or desired to be given hereunder or under any instrument supplemental hereto shall be in writing and provided in accordance with the provisions of section

6.7 of the Subscription Agreement.

7.

Covenants.

This Debenture is issued subject to and with the benefit of all the covenants, terms and conditions in Schedule

"B".

9

8.

 Default and Enforcement.

The terms and conditions upon which the security constituted by this Debenture shall become enforceable are provided for in Schedule "B".

9.

 Security.

As continuing security for the due and timely payment by the Company of its Obligations hereunder, the

Company hereby grants the charges, liens, mortgages and Security Interests in favour of the Investor as set out in Schedule "C".

10.

Receipt.

The Company hereby acknowledges receipt of a true copy of this Debenture and a copy of the verification statement registered under the Personal Property Security Act (Ontario) in respect of the security created hereby.

11.

Binding Effect, Governing Law and Headings.

This Debenture is binding upon the parties hereto and their respective successors and assigns. This Debenture shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of

Canada applicable therein. The division of this Debenture into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Debenture.

12.

Currency.

Except where otherwise expressly provided, all amounts in this Debenture are stated and shall be paid in

Canadian currency.

13.

Perfection of Security.

The Company authorizes the Investor to file such financing statements and other documents and do such acts,

matters and things (including completing and adding schedules identifying all or any part of the Collateral) as the Investor may consider appropriate to perfect and continue the security created by this Debenture.

14.

Invalidity, etc.

Each of the provisions contained in this Debenture is distinct and severable and a declaration of invalidity,

illegality or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision of Debenture.

10

15.

Assignment.

The Investor may not sell, transfer or otherwise dispose of part or all of its interest in this Debenture without the consent of the Company, except the Investor shall be entitled to assign this Debenture to an Affiliate or subsidiary of the Investor, provided that such transferee agrees to be bound by the terms of this Debenture and provides written notice of such assignment to the Company. This Debenture may not be assigned by the

Company without prior written consent of the Investor, except that the Company may assign its rights and obligations hereunder as part of a merger, acquisition, reorganization or sale of all or substantially all of its assets without consent provided that such transferee agrees to be bound by the terms of this Debenture and provides 15 days written notice of such assignment to the Investor and the security granted by the Debentures is not impaired without the consent of the Investor in any way.

16.

Schedules and Exhibit.

Each of the following schedules and exhibit is incorporated by reference into, and constitutes a part of, this

Debenture:

Schedule "A" - Definitions

Schedule "B" - Covenants, Events of Default and Enforcement Schedule "C" - Security Interest

Exhibit "A"- Conversion Notice

17.

Amendment.

This Debenture may only be amended with the written agreement of the Company and the Investor provided any such amendments shall be subject to the approval of the Toronto Stock Exchange.

11

IN WITNESS WHEREOF the Company has executed this Debenture.

LORUS THERAPEUTICS INC.

BY:

Name:

Title:

1

SCHEDULE "A"

DEFINITIONS

As used in this Debenture and all schedules incorporated therewith the following expressions shall have the following meanings:

"Affiliate" has the meaning set forth in Section 2(1) of the Ontario Business Corporations Act;

"arm's length" has the meaning given to such term in the Income Tax Act (Canada) as now in effect;

"Business" means the research, development and commercialization of pharmaceutical products and technologies for the management of cancer;

"Business Day" means any day except Saturday, Sunday or a statutory holiday in the Province of Ontario;

"Collateral" means any and all undertaking, property and assets, real or personal property, other than the last day of any leasehold interest pursuant to any leases, which is now or hereafter owned by the Company or in which the Company now has or hereafter acquires any interest of any nature whatsoever, including, without limitation, all land, buildings, leasehold interests and improvements, equipment, fixtures, computer hardware and software, intellectual property, inventory, goods, instruments, securities, documents of title, chattel paper, accounts, money, contract rights, intangibles, credits, claims, demands, debts and choses in action and all Proceeds, products and accessions from, of and to any thereof, and, where the context so permits, any reference to "Collateral" shall be deemed to refer to "Collateral or any part thereof. For greater certainty, Collateral shall not include the shares of NuChem Pharmaceuticals Inc.;

"Common Shares" means the common shares of the Company;

"Company" means Lorus Therapeutics Inc.;

"Companies" means the Company and the Subsidiary;

"Conversion Price" has the meaning ascribed to it in Section 4(a);

"Conversion Shares" means the common shares in the capital stock of the Company to be issued to the Investor pursuant to the terms and conditions of this Debenture.

"Current Market Price" determined as at any date means the weighted average trading price per share for the Common Shares for the twenty (20) consecutive Trading Days ending on the fifth (5th) Trading Day before such date on the Toronto Stock Exchange, or, if the Common Shares are not listed thereon, on such stock exchange on which the Common Shares are listed as may be selected for such purpose by the board of directors of the Company or, if the Common

2

Shares are not listed on any stock exchange, then on the over-the-counter market; and for the purpose of this definition, the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold during such period of twenty (20) consecutive Trading Days on such exchange or market, as the case may be, by the total number of Common Shares so sold;

"Debenture" means this secured convertible debenture and all Exhibits and Schedules annexed hereto;

"Deficiency" means, at any time, the difference, if any between:

(a)

the aggregate of:

(i)

the amount of the Obligations at that time; and

  (ii)

the Reasonable Expenses incurred up that time; and

(b)

the proceeds of disposition received by the Investor from a disposition of the Collateral in accordance with

Section 3.1 (f) of Schedule "C";

"Dividends Paid in the Ordinary Course" means cash dividends declared payable on the Common Shares in any fiscal year of the Company to the extent that such cash dividends do not exceed, in the aggregate, the greatest o£ (i) 100% of the aggregate amount of cash dividends declared payable by the Company on the Common shares in its immediately preceding fiscal year, (ii) 150% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Company on the Common Shares in its three immediately preceding fiscal years and (iii) 100% of the aggregate consolidated net income of the Company, before extraordinary items, for its immediately preceding fiscal year.

"Event of Default" has the meaning ascribed thereto in Section 2 of Schedule "B" to this Debenture;

"Interest" has the meaning ascribed thereto in Section 3 of this Debenture;

"Investor" means The Erin Mills Investment Corporation;

"Loan Rate" means the rate of interest specified in Section 3 of this Debenture;

"Material Adverse Change" in relation to any of the Companies means any change that could reasonably be expected to have or has a material adverse effect on the assets or properties, business, results of operations, capital or condition (financial or otherwise) of the Companies taken as a whole;

"Maturity Date" has the meaning ascribed to it in Section 2 of this Agreement;

"Obligations" means all indebtedness, liabilities and obligations (of whatsoever nature or kind, whether direct, indirect, absolute, contingent or otherwise) of the Company from time to time, under or in respect of this Debenture;

3

"Payment Date" has the meaning ascribed thereto in Section 2 of this Debenture;

"Permitted Liens" means the following:

(i)

liens for taxes, assessments, governmental charges or levies, not at the time due;

(ii)

easements, rights of way or similar rights in land, which, in the aggregate, do not materially impair the usefulness of the business of the Company or of the property subject thereto;

(iii)

rights reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, license, franchise, grant or permit, or by any statutory provision, to terminate the same or to require annual or other periodic payments as a condition to the continuance thereof,

(iv)

any lien or encumbrance the validity of which is being contested by the Company in good faith and in respect of which either there will have been deposited with the Investor cash in an amount sufficient to satisfy the same or the Investor will be otherwise satisfied that its interests are not prejudiced thereby;

(v)

any reservations, limitations, provisos and conditions expressed in any original grant from the Crown;

(vi)

title defects or irregularities which are of a minor nature and in the aggregate will not materially impair the usefulness in the business of the Subsidiary of the property subject thereto;

(vii)

security in cash or governmental obligations deposited in the ordinary course of business in connection with contracts, bids, tenders or to secure worker's compensation, unemployment insurance, surety or appeal bonds, costs of litigation when required by law, public and statutory obligations, liens or claims incidental to current construction, mechanics', warehousemen's, carriers' and other similar liens;

(viii)

security given in the ordinary course of business to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or governmental or other authority in connection with the operations of the Company;

(ix)

other encumbrances arising by operation of law or which are not material in character, amount, and extent and do not materially detract from the value or use of the Collateral;

(x)

liens securing the Obligations under the Debentures;

(xi)

liens subordinate to the Obligations under the Debentures;

(xii)

purchase money security interests; and

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(xiii)

capital leases

"person" means a natural person, a firm, a corporation or other body corporate, a syndicate, a partnership, an association, a trust, a government or agency thereof or any other legal or business entity whatsoever;

"Principal" has the meaning ascribed thereto in Section 2 of this Debenture;

"Proceeds", of any Collateral, means property in any form derived, directly or indirectly, from any dealing with such Collateral or the proceeds therefrom and includes any payment representing indemnity or compensation for loss or damage to such Collateral or proceeds therefrom, including, without limitation, insurance proceeds;

"Reasonable Expenses" means any and all expenses incurred from time to time by the Investor or any Receiver in the perfection or preservation of the security constituted hereby, in enforcing payment or performance of the Obligations or any part thereof or in locating, taking possession of, transporting, holding, repairing, processing, preparing for and arranging for the disposition of and/or disposing of the Collateral and any and all other expenses incurred by the Investor or any Receiver as a result of the Investor or such Receiver exercising any of its rights or remedies hereunder or at law, including, without in any way limiting the generality of the foregoing, any and all legal expenses including those incurred in any legal action or proceeding or appeal therefrom commenced or taken in good faith by the Investor and any and all fees and disbursements of any counsel, accountant or valuator or any similar person employed by the Investor in connection with any of the foregoing and the costs of insurance and payment of taxes (other than taxes relating to the income of the Investor) and other charges incurred in retaking, holding, repairing, processing and preparing for disposition and disposing of the Collateral;

"Receiver" means a receiver, a receiver and manager or any similar person appointed in accordance with Section 3.1(1) of Schedule "C";

"Security Interest" has the meaning given to that term in Section 1.1 of Schedule "C";

"Subscription Agreement" means the Subscription Agreement among the Company, the Investor, and GeneSense Technologies Inc. dated October 6, 2004, as amended or supplemented from time to time;

"Subsidiary" means GeneSense Technologies Inc.; and

"Trading Days" means any day on which securities are traded on the Toronto Stock Exchange.

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SCHEDULE "B"

COVENANTS, EVENTS OF DEFAULT AND ENFORCEMENT AND REPRESENTATIONS AND WARRANTIES

1.

Covenants by Company.

The Company shall perform and observe each of the following covenants:

(a)

Payment of Principal. The Company shall duly and punctually pay or cause to be paid to the Investor all Principal hereunder and Interest accrued thereon (including, in the case of default, Interest on the amount in default), on the Payment Date at the places and in the manner specified herein.

(b)

Payment of Interest. The Company shall duly and punctually pay or cause to be paid to the Investor all Interest (including, in the case of default, interest on the amount in default) monthly in accordance with the provisions of section 3 of the Debenture.

(c)

Corporate Existence. The Company shall preserve and maintain its corporate existence and shall cause its Subsidiary to preserve and maintain its corporate existence; however, the Company and the Subsidiary may engage in internal reorganizations with Affiliates without the Investor's consent.

(d)

Taxes, Claims for Labour and Materials. The Company will promptly pay and discharge and will cause its Subsidiary to promptly pay and discharge, (i) all lawful taxes, assessments and governmental charges or levies imposed upon the Company and the Subsidiary or upon or in respect of all or any part of the property or business of the Company and the Subsidiary; (ii) all trade accounts payable in accordance with its usual and customary business practices, except those trade accounts that are in dispute; and (iii) all claims for work, labour or materials, that if unpaid might become a lien upon any property of the Company and the Subsidiary; provided the Company and its Subsidiary will not be required to pay any such tax, assessment, charge, levy, account payable or claim if (A) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings that will prevent the forfeiture or sale of any property of the Company or the Subsidiary or any interference with the use thereof by the Company or the Subsidiary, except that whenever foreclosure on any lien that attaches (or security therefor) appears imminent, the Company and/or the Subsidiary shall pay or cause to be paid all such taxes, assessments, charges, levies, accounts payable or claims and (B) the Company and/or the Subsidiary will, to the extent required, in accordance with generally accepted accounting principles, set aside on its books reserves deemed by it to be adequate with respect thereto.

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(e)

Compliance with Laws. The Company will comply, and will cause the Subsidiary to comply, in all material respects, with the requirements of all applicable laws, rules and regulations and orders of any governmental authority including, without limitation, all laws, rules and regulations.

(f)

Rights of Inspection. For so long as the Investor holds the Debenture, the Company will, and will cause its Subsidiary to, permit the Investor or its authorized representative (at the Investor's expense), on 24 hours prior written request during normal business hours, to visit and inspect under the Company's guidance, any of the properties of the Company and the Subsidiary, to examine all its books of account, records, reports and other papers and to discuss its affairs, finances and accounts with the senior officers of the Company.

(g)

Regulatory Approvals. The Company shall maintain and keep, and shall cause its Subsidiary to maintain and keep in good standing all permits, licenses, memberships and other regulatory approvals necessary or desirable to carry on the Business and do all things necessary to prevent the cancellation or suspension thereof to the extent the failure to maintain any such permit, license, membership or other regulatory approval would cause a Material Adverse Change in the Business.

(h)

Notice of Default. The Company shall give the Investor written notice of (i) the occurrence of any Event of Default, or of any default in respect of any other indebtedness of the Company or any event which with the lapse of time or giving of notice or both, would constitute an Event of Default or such a default in respect of any such other indebtedness; or (ii) any material default which has occurred and is continuing under any loan agreement, debt instrument or other material agreement to which it is a party, promptly after the occurrence of the same.

(i)

Maintain Status. The Company shall, and shall cause its Subsidiary to, conduct its Business and affairs so as to not be in breach of any of the representations and warranties in the Subscription Agreement.

(j)

Termination of Licences. The Company shall not, and shall cause the Subsidiary not to terminate without cause any material licence agreement or contract and comply with all other terms and conditions set out in such agreements/contracts.

(k)

Further Assurances. The Company shall, upon request by the Investor, execute and deliver all such further documents and do all such further acts and things as may be reasonably necessary or desirable at any time or times to give effect to the terms and conditions of this Debenture.

(l)

Notifications. The Company shall notify the Investor promptly of any Material Adverse Change in the Business or the condition (financial or otherwise), properties, assets, liabilities, prospects, earnings or operations of the Company or its Subsidiary.

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(m)

Disclosure and Filings. The Company shall continue to provide all material disclosure and make all required filings, reports and payments as required under all applicable securities laws and regulations and stock exchange rules.

(n)

Company to Reserve Shares  The Company shall at all times reserve and keep available out of itsauthorized Common Shares (if the number thereof is or becomes limited) solely for the purpose of issue upon conversion of the Debentures as provided herein, and issue to the Investor who may exercise its conversion rights hereunder, such number of Common Shares as shall then be issuable upon the conversion of the Debentures. All Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

(o)

Material Contracts/Licences. In the event that management of the Company seeks the direction and/or approval of the board of directors of the Company concerning the termination of any Material Contract (as defined in the Subscription Agreement) (whether the termination is initiated or caused by the Company or any other party to such agreements) the Company shall notify the Investor in writing at the same time the direction and/or approval of the board of directors is sought.

(p)

Litigation. Subject to compliance with disclosure requirements of securities and other laws, the Company shall promptly notify the Investor of the commencement of any material litigation against the Company or its Subsidiary.

(q)

Certificate of Officer. The Company shall deliver to the Investor at any time and from time to time, promptly following a reasonable request in writing by the Investor a certificate of a senior officer of the Company (which shall be given on behalf of the Company and without personal liability) to the effect that to the best knowledge of that officer, there exists no condition, event or act which constitutes an Event of Default or a default or breach under any material agreement to which the Company is a party or which, with notice or lapse of time, or both, would constitute an Event of Default or such a default or breach or, if any such condition, event or act exists, specifying the nature thereof, the period of existence thereof and the action that the Company proposes to take with respect thereto.

(r)

Use of Proceeds. Subject to the payment of expenses related to the closing of this transaction, the Company shall use the Principal only to fund ongoing research and development and the operations of the Company.

2.

Events of Default; Acceleration of Payment.

The following events shall constitute an event of default hereunder (each an "Event of Default"):

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(a)

if the Company defaults in any payment of the Principal or Interest amount outstanding under this Debenture or any other debenture issued by the Company to the Investor when due and such non-payment is not cured within 5 Business Days;

(b)

subject to subparagraph (a) above, if the Company or its Subsidiary defaults in the observance or performance of anything required to be done by any of them, or any covenant or condition required to be observed or performed by any of them, pursuant to this Debenture, any other debenture issued by the Company to the Investor, and/or any other agreement between the Company, its Subsidiary and the Investor, including without limitation any of the Collateral Documents, as such term is defined in the Subscription Agreement, and such default remains unremedied for a period of 15 Business Days following the receipt by the Company from the Investor of written notice of such default;

(c)

if any of the representations or warranties of the Company under Section 4 of this Schedule "B" or in the Subscription Agreement is incorrect in any way as to make it materially misleading;

(d)

if the Company or its Subsidiary ceases or threatens to cease to carry on the Business or ceases paying its obligations in the ordinary course of business as they generally become due or makes or agrees to make a sale of all or substantially all of its assets or makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency in writing;

(e)

if a bankruptcy petition or similar proceeding is filed or presented against the Company or its Subsidiary and such proceeding is not being contested in good faith by appropriate proceedings or, if so contested, remains outstanding, undismissed and unstayed more than 60 days from the institution of such firstmentioned proceeding; provided however that notwithstanding any such 60 day period shall not have elapsed, an Event of Default shall be deemed to have occurred if such proceeding remains outstanding and, after the date of commencement of such proceeding, the Company does not satisfy a payroll obligation;

(f)

if a custodian or sequestrator or liquidator or trustee in bankruptcy or a receiver or receiver and manager or any other officer with similar powers is appointed with respect to the Company or its Subsidiary or all or any material part of the property, assets or undertaking of the Company or its Subsidiary;

(g)

if the Company or its Subsidiary makes a proposal under the Bankruptcy and Insolvency Act (Canada) or other legislation of Canada respecting bankruptcy and insolvency or takes any action in respect of the settlement of any claims of its creditors under the provisions of the Bankruptcy and Insolvency Act (Canada) or such other legislation;

5

(h)

if any proceedings against the Company or its Subsidiary are taken with respect to a compromise or arrangement under the Companies' Creditors Arrangement Act (Canada) (or any Act substituted therefor) or similar legislation of any other jurisdiction and such proceeding is not being contested in good faith by appropriate proceedings or, if so contested, remains outstanding, undismissed and unstayed more than 60 days from the institution of such first-mentioned proceeding; provided however that notwithstanding any such 60 day period shall not have elapsed, an Event of Default shall be deemed to have occurred if such proceeding remains outstanding and, after the date of commencement of such proceeding, the Company does not satisfy a payroll obligation;

(i)

if an order is made or a resolution is passed for the winding-up, dissolution or liquidation of the Company or its Subsidiary or if a petition is filed or other process taken for the winding-up, dissolution or liquidation of the Company or its Subsidiary and such proceeding is not being contested in good faith by appropriate proceedings or, if so contested, remains outstanding, undismissed and unstayed more than 60 days from the institution of such first-mentioned proceeding; provided however that notwithstanding any such 60 day period shall not have elapsed, an Event of Default shall be deemed to have occurred if such proceeding remains outstanding and, after the date of commencement of such proceeding, the Company does not satisfy a payroll obligation;

(j)

if the Company or its Subsidiary shall lose its charter by expiration, forfeiture or otherwise; and

(k)

if a Material Adverse Change occurs, and is not cured, if susceptible to cure, within 15 Business Days.

The Company shall promptly notify the Investor of an Event of Default or any event which, with notice or lapse of time or both, would constitute an Event of Default under this Debenture.

If following the occurrence of any Event of Default the Investor takes any legal proceeding for the purpose of enforcing its rights under the Debenture in accordance with the terms and conditions hereof, the Company shall reimburse the Investor for all Reasonable Expenses incurred by it as a result thereof.

3.

Matters Requiring Investor Approval.

Notwithstanding any of the other provisions hereof, the Company covenants and agrees that the following matters shall require the prior written approval of the Investor not to be unreasonably withheld. The parties agree that the Investor shall be deemed to consent to any matter if it has not responded within 45 days of the Company's written request for such consent:

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(a)

declaring any dividend or distribution on any Common Shares or any other equity securities of the Company or redeem, purchase or otherwise acquire any Common Shares or any other equity securities of the Company;

(b)

ceasing the operations of all or substantially all of the business of the Company or materially changing the Business of the Company;

(c)

carrying on of business in excess of $250,000.00 annually with any person that does not deal at arms' length with the Company;

(d)

encumbering any of its undertaking, property or assets or the incurring of any indebtedness by the Company for borrowed money other than: (i) Permitted Liens; (ii) operating lines of credit in connection with the ordinary course of business; (iii) any debt incurred in connection with capital expenditures which has been approved by the board of directors of the Company; and (iv) indebtedness subordinate to the Obligations; and

(e)

carrying on (directly or indirectly) of any other business activity or the acquisition of any assets materially unrelated or unnecessary to the Company's present business.

4.

Representations and Warranties.

The Company represents and warrants to the Investor, and acknowledges that the Investor is relying on such representations and warranties, that:

(a)

Corporate. The Company is a corporation duly subsisting under the laws of Ontario with the corporate power to own its assets and to carry on its business. The Company is duly registered to carry on business in those jurisdictions where it operates and is in good standing under the laws of Canada.

(b)

Authority. The Company has good and sufficient power, authority and right to enter into and deliver this Debenture, and the execution, delivery and performance of this Debenture and the consummation of the transactions contemplated under this Debenture have been duly and validly authorized and approved by all necessary corporate action on the part of the Company.

(c)

Binding Agreement. This Debenture constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy and insolvency laws and to equitable remedies being always in the discretion of a court.

The representations and warranties of the Company set forth in this Section 4 of this Schedule "B" will survive the issuance of this Debenture and, notwithstanding such issuance, will continue in full force and effect for the benefit of the Investor for so long as any Principal or Interest remains outstanding under this Debenture.

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SCHEDULE "C"

SECURITY INTEREST

l.            SECURITY

1.1          Security.

Subject to Sections 1.3 and 1.4 of this Schedule "C", as continuing security for the due and timely payment and performance by the Company of its Obligations hereunder, the Company hereby grants a security interest in and mortgages and charges to and in favour of the Investor all right, title and interest which the Company may be possessed of, entitled to or acquire, by way of amalgamation or otherwise, in and to all Collateral, whether now owned or hereafter acquired by, or on behalf of the Company or in respect of which the Company now or hereafter has, any right, title or interest (including, without limitation, such as may be returned to or repossessed by the Company) (the "Security Interest").

1.2           Attachment.

   The parties acknowledge and agree that value has been given for the granting of the Security Interest and that they have not agreed to postpone the time for attachment.

1.3

   Exception for Last Day of Leases.

    The Security Interest granted hereby does not and shall not extend to, and the Collateral shall not include, the last day of the term of any lease or sub-lease, oral or written, or any agreement therefor, now held or hereafter acquired by the Company but, upon the sale of the leasehold interest or any part thereof, the Company shall stand possessed of such last day in trust to assign the same as the Investor shall direct.

1.4

    Exception for Contractual Rights.

    The Security Interest hereby granted does not and shall not extend to, and the Collateral shall not include, any agreement, right, franchise, licence or permit (collectively, "Contractual Rights") to which the Company is a party or of which the Company has the benefit, to the extent that the creation of the Security Interest therein would constitute a breach of the terms of, or permit any person to terminate, the Contractual Rights, but the Company shall hold its interest therein in trust for the Investor and shall assign such Contractual Rights to the Investor forthwith upon obtaining the consent of the other party or parties thereto. Upon the request of the Investor, the Company shall use all commercially reasonable efforts to obtain any consent required to permit any Contractual Rights to be subject to the Security Interest.

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1.5

    Permitted Dealings with Collateral.

    Unless an Event of Default has occurred and is continuing, the Company may, without the consent of the Investor:

(a)

sell or otherwise dispose of such part of their equipment which is no longer necessary or useful in connection with its business or which has become worn out or obsolete or unsuitable for the purpose for which it was intended;

(b)

deal with Collateral in the ordinary course of Business; and

(c)

subject to Section 2 of this Schedule "C", collect Proceeds and accounts in the ordinary course of business.

1.6

     Delivery of Instruments, Securities, etc.

(a)

If an Event of Default has occurred, that has not been waived in writing by the Investor, the Company shall, upon request of the Investor, forthwith deliver to the Investor, to be held by the Investor hereunder, all cash, instruments, patents, securities, letters of credit, advances of credit and negotiable documents of title in its possession or control which pertain to or form part of the Collateral and shall, where appropriate, duly endorse the same for transfer in blank or as the Investor may direct and shall use all reasonable efforts to deliver to the Investor any and all consents or other instruments or documents necessary to comply with any restrictions on the transfer thereof in order to transfer the same to the Investor, including without limitation, consenting to a copy of this Debenture being recorded in the Canadian Intellectual Property Office, as evidence of an assignment of any such patents from the Company to the Investor.

(b)

Subject to any other written agreements or instruments in effect from time to time between the parties, unless an Event of Default has occurred and is continuing, the Company shall be entitled (i) to receive all distributions of any kind whatsoever at any time payable on or with respect to the Collateral and (ii) to vote the Collateral and to give consents, waivers, notices and ratifications and to take other action in respect of the Collateral; provided, however, that no vote shall be cast and no consent, waiver, notice or ratification shall be given and no action be taken which would materially impair the Collateral without the consent of the Investor, or which would be inconsistent with or violate any provision of this Debenture or any other written agreement or instrument in effect from time to time between the parties.

(c)

Upon the occurrence of an Event of Default, that has not been waived in writing by the Investor, the Investor shall be entitled to enjoy and exercise all of the rights referred to in Section 1.6(b) of this Schedule "C" in such manner as it sees fit.

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2.

    COLLECTION OF PROCEEDS AND ACCOUNTS

2.1

    Control of Proceeds and Accounts.

    If an Event of Default has occurred, that has not been waived in writing by the Investor, the Investor, if demand has been made in accordance with Section 3.1 of this Schedule "C", may take control of any proceeds and accounts and may notify any account debtor or any obligor under any instrument held by the Company in satisfaction pro tanto of the Obligations hereunder to make payment in respect of any proceeds and accounts directly to the Investor, whether or not the Company has theretofore been making collections on the Collateral.

2.2

    Proceeds and Accounts Received in Trust.

    If an Event of Default has occurred, that has not been waived in writing by the Investor, and if the Company shall collect or receive any accounts or shall be paid for any of the other Collateral or shall receive any Proceeds, all money so collected or received by the Company shall be received by the Company as trustee for the Investor and, if demand has been made in accordance with Section 3.1 of this Schedule "C", shall be paid to the Investor forthwith upon reasonable demand and the Investor may, in its discretion, apply the same in satisfaction pro tanto of the Obligations or hold the same as further Collateral hereunder.

3.

    DEFAULT AND THE INVESTOR'S REMEDIES

3.1

    Remedies Upon Default.

    If an Event of Default has occurred, that has not been waived in writing by the Investor, the Investor may declare any or all of the Obligations not then due and payable to be immediately due and payable by giving notice in writing thereof to the Company and, in such event, such Obligations shall be due and payable forthwith by the Company to the Investor and the Investor may thereafter, without further notice to the Company except as provided at law, or otherwise provided for in this Debenture:

(a)

commence legal action to enforce payment or performance of the Obligations;

(b)

require the Company, at the Company's expense, to assemble the Collateral at a place or places designated by notice in writing given by the Investor to the Company, and the Company agrees to so assemble the Collateral;

(c)

require the Company, by notice in writing given by the Investor to the Company, to disclose to the Investor the location or locations of the Collateral, and the Company agrees to make such disclosure when so required by the Investor;

(d)

enter any premises where the Collateral may be situated and take possession of the Collateral by any method permitted by law;

4

(e)

repair, process, complete, modify or otherwise deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of the Company or otherwise and, in connection with any such action, utilize any of the Company's property without charge;

(f)

dispose of the Collateral by private or public sale, lease or otherwise upon such terms and conditions as the Investor may determine and whether or not the Investor has taken possession of the Collateral;

(g)

carry on all or any part of the business or businesses of the Company and, to the exclusion of all others (including the Company), enter upon, occupy and, subject to any requirements of law and subject to any leases or agreements then in place, use all or any of the premises, buildings, plant, undertaking and other property of, or used by, the Company for such time and in such manner as the Investor sees fit, free of charge, and, except to the extent required by law, the Investor shall not be liable to the Company for any act, omission or negligence in so doing or for any rent, charges, depreciation or damages or other amount incurred in connection therewith or resulting therefrom;

(h)

file such proofs of claim or other documents as may be necessary or desirable to have its claim lodged in any bankruptcy, winding-up, liquidation, dissolution or other proceedings (voluntary or otherwise) relating to the Company;

(i)

borrow money for the purpose of carrying on the business of the Company or for the maintenance, preservation or protection of the Collateral and mortgage, charge, pledge or grant a security interest in the Collateral, whether or not in priority to this Debenture, to secure repayment of any money so borrowed;

(j)

where the Collateral has been disposed of by the Investor as provided in Section 3.1 (f) of this Schedule "C", commence legal action against the Company for the Deficiency, if any;

(k)

where the Investor has taken possession of the Collateral as herein provided, retain the Collateral irrevocably, to the extent not prohibited by law, by giving notice thereof to the Company and to any other persons required by law in the manner provided by law;

(l)

appoint, by an instrument in writing delivered to the Company, a receiver of the Collateral ("Receiver") and remove any Receiver so appointed and appoint another or others in its stead or institute proceedings in any court of competent jurisdiction for the appointment of a Receiver, it being understood and agreed that:

(i)

the Investor may appoint any person as Receiver, including an officer or employee of the Investor;

5

(ii)

such appointment may be made at any time after an Event of Default, either before or after the Investor shall have taken possession of the Collateral;

(iii)

the Investor may, from time to time, fix the reasonable remuneration of the Receiver and direct the payment thereof out of the Collateral or any Proceeds; and

(iv)

the Receiver shall be deemed to be the appointee/agent of the Company for all purposes, and, for greater certainty, the Investor shall not be, in any way, responsible for any actions, whether wilful, negligent or otherwise, of any Receiver;

(m)

pay or discharge any mortgage, charge, encumbrance, lien, adverse claim or security interest claimed by any person in the Collateral and the amount so paid shall be added to the Obligations and shall bear interest calculated from the date of payment at the Loan Rate until paid; and

(n)

take any other action, suit, remedy or proceeding authorized or permitted by this Debenture or at law or equity.

3.2

Sale of Collateral.

The parties acknowledge and agree that any sale referred to in Section 3.1 (f) of this Schedule "C" may be either a sale of all or any portion of the Collateral and may be by way of public auction, public tender, private contract or otherwise without notice, advertisement or any other formality, except as required by law, all of which are hereby waived by the Company to the extent permitted by law. To the extent not prohibited by law, any such sale may be made with or without any special condition as permitted by law, as to an upset price, reserve bid, title or evidence of title or other matter and, from time to time as the Investor in its sole discretion thinks fit, with power to vary or rescind any such sale or buy in at any public sale and resell. The Investor may sell the Collateral for a consideration payable by instalments either with or without taking security for the payment of such instalments and may make and deliver to any purchaser thereof good and sufficient deeds, assurances and conveyances of the Collateral and give receipts for the purchase money, and any such sale shall be a perpetual bar, both at law and in equity, against the Company and all those claiming an interest in the Collateral by, from, through or under the Company.

3.3

Reference to Secured Party Includes Receiver.

For the purposes of Sections 3.1 and 3.2 of this Schedule "C", a reference to the "Investor" shall, where the context permits, include any Receiver appointed in accordance with Section 3.1(1) of this Schedule "C".

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3.4

Payment of Expenses.

The amount of the Reasonable Expenses shall be paid by the Company to the Investor, from time to time forthwith after demand therefor is given by the Investor as applicable, to the Company, together with interest thereon from the date of such demand at the Loan Rate, and payment of such Reasonable Expenses together with such interest shall be secured by the Security Interest.

3.5

Payment of Deficiency.

Where the Collateral has been disposed of by the Investor as provided herein and in accordance with applicable law, the Deficiency, if any, shall be paid by the Company to the Investor forthwith after demand therefor has been given by the Investor to the Company, together with interest thereon calculated from the date of such demand at the Loan Rate, and the payment of the Deficiency together with such interest shall be secured by the Security Interest.

3.6

Discharge of Debenture

After the Obligations have been paid in full, the Investor shall, at the written request and expense of the Company, cancel and discharge this Debenture and execute and deliver to the Company such instruments as shall be necessary to discharge this Debenture and to release or reconvey to the Company any property and assets subject to the security created hereby.

3.7

Rights and Remedies Not Mutually Exclusive.

To the fullest extent permitted by law, the Investor's rights and remedies, whether provided for in this Debenture or otherwise, are not mutually exclusive and are cumulative and not alternative and may be exercised independently or in any combination.

3.8

No Obligation to Enforce.

The Investor shall not be under any obligation to, or liable or accountable for any failure to enforce payment or performance of the Obligations or to seize, realize, take possession of or dispose of the Collateral and shall not be under any obligation to institute proceedings for any such purpose.

4.

POSSESSION OF COLLATERAL BY THE INVESTOR

4.1

Possession of Collateral.

For so long as any Collateral is in the possession of the Investor:

(a)

the Investor may, at any time following the occurrence of an Event of Default that has not been waived in writing by the Investor, grant or otherwise create a security interest in such Collateral upon any terms, whether or not such terms impair the Company's right to redeem such Collateral;

7

(b)

the Investor may, at any time following the occurrence of an Event of Default that has not been waived in writing by the Investor use such Collateral in any manner and to such extent as it deems necessary; and

(c)

the Investor shall have no duty of care whatsoever with respect to such Collateral other than to use reasonable care in the custody and preservation thereof, provided that the Investor need not take any steps of any nature to defend or preserve the rights of the Company therein against the claims or demands of others or to preserve rights therein against prior parties.

Exhibit "B"-Form of Discretionary Advance Notice

DISCRETIONARY ADVANCE NOTICE

TO:

LORUS THERAPEUTICS INC. (the "Company")

DATE:

[INSERT DATE]

Pursuant to the provisions of sections 2.1 (b) and 2.5 of the Subscription Agreement dated as of October 5, 2004, between Lorus Therapeutics Inc. and the undersigned (the "Subscription Agreement") the undersigned wishes to advance the Company the following amounts:

AMOUNT OF ADVANCE:

[$INSERT DISCRETIONARY ADVANCE AMOUNT - MUST BE ,$1, 000, 000. 00 OR GREATER]:

CLOSING DATE:

[INSERT CLOSING DATE - MUST BE NO LESS THAN TWO TRADING DAYS FROM DATE OF NOTICE]

All capitalized terms not defined herein shall have the meaning given to them in the Subscription Agreement.

THE ERIN MILLS INVESTMENT CORPORATION

Per:

Name:

Title:

                              I have authority to bind the Corporation

Exhibit "C"-Form of General Security Agreement

GENERAL SECURITY AGREEMENT

THIS AGREEMENT is made as of the        day of October, 2004,

BY:

GENESENSE TECHNOLOGIES INC., a corporation incorporated under the laws of Canada

(the "Company")

IN FAVOUR OF:

THE ERIN MILLS INVESTMENT CORPORATION, a corporation incorporated under the laws of the Province of Ontario

(the "Investor")

RECITALS:

A.

The Investor has agreed to extend certain financing to Lorus Therapeutics Inc. ("Lorus") pursuant to the Subscription Agreement.

B.

It is a condition of the Subscription Agreement that the Company provide a guarantee in respect of the obligations of Lorus to the Investor and that the Company enter into this Agreement as security for such guarantee.

NOW THEREFORE in consideration of the sum of $1.00 and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company agrees with the Investor as follows:

ARTICLE 1

 INTERPRETATION

1.1     Definitions

In this Agreement:

1.1.1

"Accessions" means Goods that are installed in or affixed to other Goods;

1.1.2

"Account" means any monetary obligation not evidenced by Chattel Paper, an Instrument or a Security, whether or not it has been earned by performance;

1.1.3

"this Agreement", "hereto", "herein", "hereof", "hereby", "hereunder" and any similar expressions refer to this Agreement as it may be amended or supplemented from time to time, and not to any particular article, section or other portion hereof;

1.1.4

"Business Day" means any day, other than Saturday, Sunday or any statutory holiday in the Province of Ontario;

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1.1.5

"Chattel Paper" means one or more than one writing that evidences both a monetary obligation and a security interest in or a lease of specific Goods;

1.1.6

"Collateral" means all of the undertaking, property and assets of the Company subject to, or intended to be subject to, the Security Interest, and any reference to "Collateral" shall be deemed to be a reference to "Collateral or any part thereof" except where otherwise specifically provided;

1.1.7

"Debentures" means the convertible secured debentures issued by Lorus to the Investor pursuant to the Subscription Agreement;

1.1.8

"Document of Title" means any writing that purports to be issued by or addressed to a bailee and purports to cover such Goods in the bailee's possession as are identified or fungible portions of an identified mass, and that in the ordinary course of business is treated as establishing that the Person in possession of it is entitled to receive, hold and dispose of the document and the Goods it covers;

1.1.9

"Event of Default" has the meaning attributed to such term in the Debentures;

1.1.10

"Goods" means tangible personal property other than Chattel Paper, Documents of Title, Instruments, Money and Securities, and includes fixtures, growing crops, the unborn young of animals, timber to be cut, and minerals and hydrocarbons to be extracted;

1.1.11

"Guarantee" means the guarantee granted by the Company in favour of the Investor in respect of the obligations of Lorus to the Investor dated as of the date hereof,

1.1.12

"Instrument" means,

1.1.12.1

a bill, note or cheque within the meaning of the Bills of Exchange Act (Canada) or any other writing that evidences a right to the payment of Money and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, or

1.1.12.2

a letter of credit and an advice of credit if the letter or advice states that it must be surrendered upon claiming payment thereunder,

but does not include a writing that constitutes part of Chattel Paper, a Document of Title or a Security;

1.1.13

"Intangible" means all personal property, including choses in action, that is not Goods, Chattel Paper, Documents of Title, Instruments, Money or Securities;

1.1.14

"Inventory" means Goods that are held by a Person for sale or lease or that have been leased or that are to be furnished or have been furnished under a contract of service,

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or that are raw materials, work in process or materials used or consumed in a business or profession;

1.1.15       "Lien" means any mortgage, pledge, charge, assignment, security interest, hypothec, lien or other encumbrance, including, without limitation, any agreement to give any of the foregoing, or any conditional sale or other title retention agreement;

1.1.16

    "Money" means a medium of exchange authorized or adopted by the Parliament of Canada as part of the currency of Canada or by a foreign government as part of its currency;

1.1.17

    "Obligations" means all of the obligations, liabilities and indebtedness of the Company to the Investor from time to time, whether present or future, absolute or contingent, liquidated or unliquidated, of whatsoever nature or kind, in any currency or otherwise, under or in respect of the Subscription Agreement, the Debentures, the Guarantee and this Agreement or any one or more of the foregoing as the same may be amended or supplemented from time to time;

1.1.18

    "Permitted Liens" has the meaning given to such term in the Debentures;

1.1.19

    "Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

1.1.20

    "PPSA" means the Personal Property Security Act (Ontario) as amended from time to time and any Act substituted therefor and amendments thereto;

1.1.21

    "Proceeds" means identifiable or traceable personal property in any form derived directly or indirectly from any dealing with property or the proceeds therefrom, and includes any payment representing indemnity or compensation for loss of or damage to property or proceeds therefrom ;

1.1.22

    "Receiver" means any of a receiver, manager, receiver-manager and receiver and manager;

1.1.23

    "Security" means a document that is,

1.1.23.1

issued in bearer, order or registered form,

1.1.23.2

of a type commonly dealt in upon securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment,

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1.1.23.3

one of a class or series or by its terms is divisible into a class or series of documents, and

1.1.23.4

evidence of a share, participation or other interest in property or in an enterprise or is evidence of an obligation of the issuer,

and includes an uncertificated security within the meaning of Part VI (Investment Securities) of the Business Corporations Act (Ontario) ;

1.1.24

    "Security Interest" has the meaning attributed to such term in section 2.1; and

1.1.25

    "Subscription Agreement" means the subscription agreement among Lorus, the Investor and the Company dated as of the date hereof, as amended or supplemented from time to time.

1.2     Headings

The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3     References to Articles and Sections

Whenever in this Agreement a particular article, section or other portion thereof is referred to then, unless otherwise indicated, such reference pertains to the particular article, section or portion thereof contained herein.

1.4     Currency

Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in Canadian currency.

1.5     Gender and Number

In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing gender include all genders or the neuter, and words importing the neuter include all genders.

1.6     Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect. The parties shall engage in good faith negotiations to replace any provision which is declared invalid or

5

unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

1.7     Amendment, Waiver

No amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

1.8     Governing Law, Attornment

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the Company hereby irrevocably attorns to the jurisdiction of the courts of Ontario.

ARTICLE 2

SECURITY INTEREST

2.1     Creation of Security Interest

Subject to sections 2.2 and 2.3 hereof, the Company hereby grants to the Investor, by way of security interest, mortgage, pledge, charge, assignment and hypothec a security interest (the "Security Interest") in the undertaking of the Company and in:

2.1.1

all Goods (including without limitation all parts, accessories, attachments, additions and Accessions thereto) whether or not such Goods are now or hereafter become fixtures, all Accounts, all Chattel Paper, all Documents of Title (whether negotiable or not), all Instruments, all Intangibles, all Money and all Securities, and all other personal property, if any, in each case now owned or hereafter acquired by or on behalf of the Company or in respect of which the Company now or hereafter has any right, title or interest (including, without limitation, such as may be returned to or repossessed by the Company);

2.1.2       all renewals of, accretions to and substitutions for any of the property described in section 2.1.1; and

2.1.3

all Proceeds (including Proceeds of Proceeds) of any of the property described in sections 2.1.1 and 2.1.2.

2.2

Exception for Last Day of Leases

The Security Interest granted hereby does not and shall not extend to, and Collateral shall not include, the last day of the term of any lease or sub-lease, oral or written, or

6

any agreement therefor, now held or hereafter acquired by the Company, but upon the sale of the leasehold interest or any part thereof the Company shall stand possessed of such last day in trust to assign the same as the Investor shall direct.

2.3

Exception for Contractual Rights

The Security Interest granted hereby does not and shall not extend to, and Collateral shall not include, any agreement, right, franchise, license or permit (the "contractual rights") to which the Company is a party or of which the Company has the benefit, to the extent that the creation of the Security Interest therein would constitute a breach of the terms of or permit any Person to terminate the contractual rights, but the Company shall hold its interest therein in trust for the benefit of the Investor and shall assign such contractual rights to the Investor forthwith upon obtaining the consent of the other party thereto. The Company agrees that it shall, upon the request of the Investor, use all commercially reasonable efforts to obtain any consent required to permit any contractual rights to be subjected to the Security Interest.

2.4

Attachment

The attachment of the Security Interest has not been postponed and the Security Interest shall attach to any particular Collateral as soon as the Company has rights in such Collateral.

ARTICLE 3

OBLIGATIONS SECURED

3.1

Obligations Secured

The Security Interest granted hereby secures payment, performance and satisfaction of the Obligations.

ARTICLE 4

CERTAIN AGREEMENTS OF THE COMPANY

4.1

Restrictions on Dealing with Collateral

The Company agrees that it shall not, without the prior consent in writing of the Investor:

4.1.1

sell, assign, transfer, exchange, lease, consign or otherwise dispose of any Goods or all or any material part of the Collateral as a whole, other than the sale, lease or consignment of Inventory in the ordinary course of business of the Company;

4.1.2

create, assume or suffer to exist any Lien upon the Collateral other than Permitted Liens and any Lien which the Investor has expressly consented to in writing.

7

No provision hereof shall be construed as a subordination or postponement of the Security Interest to or in favour of any other Lien, whether or not such Lien is permitted hereunder or otherwise.

4.2

Verification of Collateral

The Investor shall have the right at any time and from time to time to verify the existence and state of the Collateral in any manner the Investor may consider appropriate acting reasonably and the Company agrees to furnish all assistance and information and to perform all such acts as the Investor may reasonably request in connection therewith and for such purpose to grant to the Investor or its agents access to all places where Collateral may be located and to all premises occupied by the Company.

4.3

Expenses

The Company shall pay to the Investor on demand all of the Investor's reasonable costs, charges and expenses (including, without limitation, legal fees on a solicitor and his own client basis and Receiver's fees) in connection with the preparation, registration or amendment of this Agreement, the perfection or preservation of the Security Interest, the enforcement by any means of any of the provisions hereof or the exercise of any rights, powers or remedies hereunder, including, without limitation, all such costs, charges and expenses in connection with taking possession of Collateral, carrying on the Company's business, collecting the Company's accounts and taking custody of, preserving, repairing, processing, preparing for disposition and disposing of Collateral, together with interest on such costs, charges and expenses from the dates incurred to the date of payment at the Prime Rate plus 2%. For the purposes of the foregoing, "Prime Rate" means, for any day, the annual rate established by the Royal Bank of Canada and which it refers to as its "prime rate of interest".

4.4

Further Assurances

The Company shall at its own expense do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, mortgages, pledges, charges, assignments, security agreements, hypothecs and assurances (including instruments supplemental or ancillary hereto) and such financing statements as the Investor may from time to time request to better assure and perfect its security on the Collateral.

ARTICLE 5

SECURITIES

5.1

Securities

If Collateral at any time includes Securities, the Company authorizes the Investor to transfer the same or any part thereof into its own name or that of its nominee so that the

8

Investor or its nominee may appear as the sole owner of record thereof, provided that, until the occurrence of an Event of Default, the Investor shall deliver promptly to the Company all notices or other communications received by the Investor or its nominee as such registered owner and, upon demand and receipt of payment of any necessary expenses thereof, shall grant to the Company or its nominee a proxy to vote and take all action with respect to such Securities. After the occurrence of an Event of Default which has not been waived in writing by the Investor, the Company waives all rights to receive any notices or communications received by the Investor or its nominee as such registered owner and agrees that no proxy granted by the Investor to the Company or its nominee as aforesaid shall thereafter be effective.

ARTICLE 6

COLLECTION OF DEBTS

6.1

Collection of Debts

After the occurrence of an Event of Default which has not been waived in writing by the Investor, the Investor may give notice of the Security Interest to any Person obligated to pay any debt or liability constituting Collateral and may also direct such Person to make all payments on account of any such debt or liability to the Investor. The Company acknowledges that any payments received by the Company from such Persons, whether before or after notification of the Security Interest to such Persons and whether before or after the occurrence of an Event of Default, shall be received and held by the Company in trust, or as agent in the Province of Quebec, for the Investor and shall be turned over to the Investor upon request.

ARTICLE 7

REMEDIES

7.1

Appointment of Receiver

7.1.1

Upon the occurrence of an Event of Default which has not been waived in writing by the Investor, the Investor may appoint by instrument any Person, whether an officer or an employee of the Investor or not, to be a Receiver of Collateral and may remove any Receiver so appointed and appoint another in place of such Receiver in the same manner. Any such Receiver shall be deemed the agent of the Company and not of the Investor for the purpose of (i) carrying on and managing the business and affairs of the Company, and (ii) establishing liability for all acts or omissions of the Receiver while acting as such, and the Investor shall not be in any way responsible for any acts or omissions on the part of any such Receiver, its officers, employees and agents. The Company hereby irrevocably authorizes the Investor to give instructions to the Receiver relating to the performance of its duties. The Company hereby irrevocably waives any right it may have now or in the future under any applicable law, including, without limitation, the PPSA, to make application to a court for the removal, replacement or discharge of the Receiver or for directions on any matter relating to the duties of the Receiver (unless such duties are not

9

being performed in a commercially reasonable manner) or in respect of the Receiver's accounts or remuneration or in respect of any other matter.

7.1.2

Subject to the provisions of the instrument appointing it, any such Receiver shall have the power to take possession of Collateral, to preserve Collateral or its value in such manner as it considers appropriate, to carry on or concur in carrying on all or any part of the business of the Company and to sell, lease or otherwise dispose of or concur in selling, leasing or otherwise disposing of Collateral in such manner and on such terms as it considers to be commercially reasonable. To facilitate the foregoing powers, any such Receiver may enter upon, use and occupy all premises owned or occupied by the Company wherein Collateral may be situate to the exclusion of all others to the extent permitted by law, including the Company, maintain Collateral upon such premises, borrow money on a secured or unsecured basis, incur reasonable expenses in the exercise of the rights, powers and remedies set out in this Agreement and use Collateral directly in carrying on the Company's business or as security for loans or advances to enable it to carry on the Company's business or otherwise, as such Receiver shall, in its discretion, determine. In addition, the Receiver shall have the following rights, powers and remedies:

7.1.2.1

to make payments to Persons having prior rights or Liens on properties on which the Company may hold a Lien and to Persons having prior rights or Liens on the Collateral; and

7.1.2.2

to demand, commence, continue or defend proceedings in the name of the Investor or of the

Receiver or in the name of the Company for the purpose of protecting, seizing, collecting,

realizing or obtaining possession or payment of the Collateral and to give effectual receipts and discharges therefor.

7.1.3

Except as may be otherwise directed by the Investor, all Proceeds received from time to time by such Receiver in carrying out its appointment shall be received in trust, or as agent in the Province of Quebec, for and paid over to the Investor. Every such Receiver may, in the discretion of the Investor, be vested with all or any of the rights and powers of the Investor.

7.2

Exercise of Remedies by Investor

Upon the occurrence of an Event of Default which has not been waived in writing by the Investor, the Investor may, either directly or through its agents or nominees, exercise all the powers and rights available to a Receiver by virtue of section 7.1. In addition to the rights granted in this Agreement and in any other agreement now or hereafter in effect between the Company and the Investor and in addition to any other rights the Investor may have at law or in equity or otherwise, the Investor shall have, both before and after the occurrence of an Event of Default, all rights and remedies of a secured party under the PPSA.

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7.3

Possession of Collateral

The Company acknowledges that upon the occurrence of an Event of Default which has not been waived in writing by the Investor, the Investor or any Receiver appointed by it may take possession of Collateral wherever it may be located and by any method permitted by law and the Company agrees upon request from the Investor or any such Receiver to assemble and deliver possession of Collateral at such place or places as directed.

7.4

Remedies Not Exclusive

All rights, powers and remedies of the Investor under this Agreement may be exercised separately or in combination and shall be in addition to, and not in substitution for, any other security now or hereafter held by the Investor and any other rights, powers and remedies of the Investor however created or arising. No single or partial exercise by the Investor of any of the rights, powers and remedies under this Agreement or under any other security now or hereafter held by the Investor shall preclude any other and further exercise of any other right, power or remedy pursuant to this Agreement or any other security or at law, in equity or otherwise. The Investor shall at all times have the right to proceed against Collateral or any other security in such order and in such manner as it shall determine without waiving any rights, powers or remedies which the Investor may have with respect to this Agreement or any other security or at law, in equity or otherwise. No delay or omission by the Investor in exercising any right, power or remedy hereunder or otherwise shall operate as a waiver thereof or of any other right, power or remedy.

7.5

Company Liable for Deficiency

The Company shall remain liable to the Investor for any deficiency after the proceeds of any sale, lease or disposition of Collateral are received by the Investor.

7.6

Exclusion of Liability of Investor and Receiver

The Investor shall not, nor shall any Receiver appointed by it, be liable for any failure to exercise its rights, powers or remedies arising hereunder or otherwise, including without limitation any failure to take possession of, collect, enforce, realize, sell, lease or otherwise dispose of, preserve or protect the Collateral, to carry on all or any part of the business of the Company relating to the Collateral or to take any steps or proceedings for any such purposes. Neither the Investor nor any Receiver appointed by it shall have any obligation to take any steps or proceedings to preserve rights against prior parties to or in respect of Collateral, including without limitation any Instrument, Chattel Paper or Securities, whether or not in the Investor's or the Receiver's possession, and neither the Investor nor any Receiver appointed by it shall be liable for failure to do so. Subject to the foregoing, the Investor shall use reasonable care in the custody and preservation of the Collateral in its possession.

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7.7

Notice of Sale

Unless required by law, neither the Investor nor any Receiver appointed by it shall be required to give the Company any notice of any sale, lease or other disposition of the Collateral, the date, time and place of any public sale of the Collateral or the date after which any private disposition of the Collateral is to be made.

ARTICLE 8

APPLICATION OF PROCEEDS

8.1

Application of Proceeds

The Proceeds arising from the enforcement of the Security Interest as a result of the possession by the Investor or the Receiver of the Collateral or from any sale, lease or other disposition of, or realization of security on, the Collateral (except following acceptance of Collateral in satisfaction of the Obligations) shall be applied by the Investor or the Receiver in the following order, except to the extent otherwise required by law:

8.1.1

first, in payment of the Investor's reasonable costs, charges and expenses (including legal fees on a solicitor and his own client basis) incurred in the exercise of all or any of the rights, powers or remedies granted to it under this Agreement, and in payment of the reasonable remuneration of the Receiver, if any, and the reasonable costs, charges and expenses incurred by the Receiver, if any, in the exercise of all or any of the rights, powers or remedies granted under this Agreement;

8.1.2

  second, in payment of amounts paid by the Investor or the Receiver pursuant to section 7.1.2.1;

8.1.3

third, in payment of all money borrowed or advanced by the Investor or the Receiver, if any, pursuant to the exercise of the rights, powers or remedies set out in this Agreement and any interest thereon;

8.1.4

fourth, in payment of the remainder of the Obligations in such order of application as the Investor may determine;

8.1.5

fifth, subject to sections 8.2 and 8.3, to any Person who has a security interest in Collateral that is subordinate to that of the Investor and whose interest,

8.1.5.1

was perfected by possession, the continuance of which was prevented by the Investor or the

Receiver taking possession of Collateral, or

8.1.5.2

was, immediately before the sale, lease or other disposition by the Investor or the Receiver,

perfected by registration;

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8.1.6

sixth, subject to sections 8.2 and 8.3, to any other Person with an interest in such Proceeds who has delivered a written notice to the Investor or the Receiver of the interest before the distribution of such Proceeds; and

8.1.7

last, subject to sections 8.2 and 8.3, to the Company or any other Person who is known by the Investor or the Receiver to be an owner of the Collateral.

8.2

Proof of Interest

The Investor or the Receiver may require any Person mentioned in sections 8.1.5, 8.1.6 or 8.1.7 to furnish proof of that Person's interest, and unless the proof is furnished within ten days after demand by the Investor or the Receiver, the Investor or the Receiver need not pay over any portion of the Proceeds referred to therein to such Person.

8.3

Payment Into Court

Where there is a question as to who is entitled to receive payment under sections 8.1.5, 8.1.6 or 8.1.7, the Investor or the Receiver may pay the Proceeds referred to therein into court.

8.4

Monies Actually Received

The Company shall be entitled to be credited only with the actual Proceeds arising from the possession, sale, lease or other disposition of, or realization of security on, the Collateral when received by the Investor or the Receiver and such actual Proceeds shall mean all amounts received in cash by the Investor or the Receiver upon such possession, sale, lease or other disposition of, or realization of security on, the Collateral.

ARTICLE 9

GENERAL

9.1

Power of Attorney

The Company hereby appoints the Investor as the Company's attorney, with full power of substitution, in the name and on behalf of the Company, to execute, deliver and do all such acts, deeds, leases, documents, transfers, demands, conveyances, assignments, contracts, assurances, consents, financing statements and things as the Company has herein agreed to execute, deliver and do or as may be required by the Investor or any Receiver to give effect to this Agreement or in the exercise of any rights, powers or remedies hereby conferred on the Investor, and generally to use the name of the Company in the exercise of all or any of the rights, powers or remedies hereby conferred on the Investor. This appointment, coupled with an interest, shall not be revoked by the insolvency, bankruptcy, dissolution, liquidation or other termination of the existence of the Company or for any other reason.

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9.2

Set-Off

The Investor may at any time and from time to time, without notice to the Company or to any other Person, set-off, appropriate and apply any and all deposits, general or special, matured or unmatured, held by or for the benefit of the Company with the Investor, and any other indebtedness and liability of the Investor to the Company, matured or unmatured, against and on account of the Obligations when due, in such order of application as the Investor may from time to time determine.

9.3

Dealings with Others

The Investor may grant extensions of time and other indulgences, take and give up security, accept compositions, make settlements, grant releases and discharges and otherwise deal with the Company, debtors of the Company, sureties and other Persons and with Collateral and other security as the Investor sees fit, without prejudice to the liability of the Company to the Investor or the rights, powers and remedies of the Investor under this Agreement.

9.4

No Obligation to Advance

Nothing herein contained shall in any way obligate the Investor to advance any funds, or otherwise make or continue to make any credit available, to the Company.

9.5

Perfection of Security

The Company authorizes the Investor to file such financing statements and other documents and do such acts, matters and things as the Investor may consider appropriate to perfect and continue the Security Interest, to protect and preserve the interest of the Investor in Collateral and to realize upon the Security Interest.

9.6        Communication

Any notice or other communication, including a demand or a direction, required or permitted to be given hereunder shall be in writing and shall be given by prepaid mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if mailed by prepaid mail at any time other than during or within three Business Days prior to a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth Business Day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to a senior employee of the addressee at such address with responsibility for matters to which the information relates and, in the case of the Investor, in the same department noted below. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other

14

communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with the foregoing. Notice and other communications shall be addressed as follows:

(a)

if to the Investor:

The Erin Mills Investment Corporation

7501 Keele Street

Suite 500

Concord, Ontario

L4K I Y2

Attention: Gerry C. Quinn

Telecopier number: (416) 736-8373

(b)

if to the Company:

GeneSense Technologies Inc.

2 Meridian Road

Toronto, Ontario

M9W 4Z7

Attention: Dr. Jim A. Wright

Telecopier number: (416) 798-2200

Notwithstanding the foregoing, if the PPSA requires that a notice or other communication be given in a specified manner, then any such notice or communication shall be given in such manner.

9.7

Successors and Assigns

This Agreement shall be binding on the Company and its successors and shall enure to the benefit of the Investor and its successors and assigns. This Agreement shall be assignable by the Investor to an assignee of the Debentures, free of any set-off, counter-claim or equities between the Company and the Investor, and the Company shall not assert against an assignee of the Investor any claim or defence that the Company has against the Investor.

9.8

Copy Received

The Company hereby acknowledges receipt of a copy of this Agreement and a copy of the financing statement/verification statement registered under the PPSA in respect of the Security Interest.

IN WITNESS WHEREOF the Company has executed this Agreement on and as of the date first above written.

GENESENSE TECHNOLOGIES INC.

by:

Name:

Title:

by:

Name:

Title:

Exhibit "D"-Form of Guarantee

GUARANTEE AND INDEMNITY

THIS GUARANTEE AND INDEMNITY is made as of the day of October, 2004,

BY:

GENESENSE TECHNOLOGIES INC., a corporation incorporated under the laws of Canada

(the "Guarantor")

IN FAVOUR OF:

THE ERIN MILLS INVESTMENT CORPORATION, a corporation incorporated under the laws of the Province of Ontario

(the "Investor")

RECITALS:

A.

The Investor has agreed to extend certain financing to Lorus Therapeutics Inc. pursuant to the Subscription Agreement.

B.

It is a condition of the Subscription Agreement that the Guarantor enter into this Agreement to guarantee the Guaranteed Obligations.

NOW THEREFORE in consideration of the sum of $1.00, the Investor making available certain financing on the terms set forth in the Subscription Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Guarantor agrees with the Investor as follows:

ARTICLE 1

INTERPRETATION

1.1     Definitions

In this Agreement:

1.1.1

"this Agreement", "hereto", "herein", "hereof", "hereby", "hereunder" and any similar expressions refer to this Guarantee and Indemnity as it may be supplemented, amended or restated from time to time, and not to any particular article, section or other portion hereof,

1.1.2

"Borrower" means Lorus Therapeutics Inc., a corporation incorporated under the laws of Ontario, and its successors;

1.1.3

"Business Day" means any day, other than Saturday, Sunday or any statutory holiday in the Province of Ontario;

2

1.1.4

"Conversion Rate" means, in relation to the conversion of one currency to another on a particular day, the rate of exchange quoted by the Investor as its spot rate of exchange for the conversion of one currency to the other at approximately noon (Toronto time) on such day;

1.1.5

"Debentures" means the convertible secured debentures issued by the Borrower to the Investor pursuant to the Subscription Agreement;

1.1.6     "Guaranteed Obligations" means all of the obligations, liabilities and indebtedness of the Borrower to the Investor from time to time, whether present or future, absolute or contingent, liquidated or unliquidated, as principal or as surety, alone or with others, of whatsoever nature or kind, in any currency, under or in respect of agreements or dealings between the Borrower and the Investor or agreements or dealings between the Investor and any Person by which the Investor may be or become in any manner whatsoever a creditor of the Borrower, including without limitation under the Subscription Agreement and the Debentures; the amount of Guaranteed Obligations will be determined without regard to any right of set-off or counterclaim by the Borrower against the Investor;

1.1.7     "Indemnifiable Circumstance" has the meaning attributed to such term in section 2.2;

1.1.8

"Indemnified Amounts" means the amounts to be paid by the Guarantor under section 2.2;

1.1.9

"Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, government, parliament or legislature, or any regulatory authority, agency, commission, board or other entity however designated or constituted of any government, parliament or legislature, including without limitation any trustee, executor, administrator or other legal personal representative, liquidator, trustee in bankruptcy, receiver, receiver and manager, and agent;

1.1.10

"Proceedings" means any receivership, insolvency, proposal, bankruptcy, compromise, arrangement, reorganization, winding-up, dissolution or other similar proceedings, whether or not any of the foregoing is judicial in nature;

1.1.11

"Security" means:

1.1.11.1

any mortgage, charge, assignment, lien, security interest or other encumbrance;

1.1.11.2

any guarantee; and

1.1.11.3

any other arrangement designed to secure the payment or performance of any obligation,

liability or indebtedness,

whether obtained from the Borrower, the Guarantor or any other Person and whether obtained before, at the time of or after the execution and delivery of this Agreement; and

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1.1.12

"Subscription Agreement" means the subscription agreement among, inter alia, the Borrower, the Investor and the Guarantor dated as of the date hereof;

1.2     Headings

The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3     References to Articles and Sections

Whenever in this Agreement a particular article, section or other portion thereof is referred to, such reference pertains to the particular article, section or portion thereof contained herein unless otherwise indicated.

1.4     References to Agreements and Enactments

Except as otherwise specifically provided:

1.4.1

reference in this Agreement to any contract, agreement or any other document shall be deemed to include (i) reference to the same as supplemented, amended or restated from time to time and (ii) reference to any contract, agreement or any other document which substitutes, in whole or in part, for the same from time to time; and

1.4.2

reference in this Agreement to any enactment, including, without limitation, any statute, law, by-law, regulation, rule, ordinance or order, shall be deemed to include reference to such enactment as re-enacted or amended from time to time and to any enactment in substitution therefore.

1.5     Currency

All amounts in this Agreement are stated and shall be paid in Canadian currency, provided that if Guaranteed Obligations are outstanding in a currency other than Canadian currency, the Investor, at its option, may require that such amounts be paid in such other currency, to the extent that the Guaranteed Obligations are outstanding in such other currency.

1.6     Gender and Number

In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing gender include all genders or the neuter, and words importing the neuter include all genders.

1.7     Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.

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1.8     No Conditions Precedent

This Agreement is effective upon execution and delivery of this Agreement by the Guarantor. Where in this Agreement or elsewhere more than one Person is named as Guarantor or as a guarantor, this Agreement will be effective against each Person named as a Guarantor upon execution and delivery of this Agreement by that Person even if one or more of the other Person(s) never sign this Agreement or any other guarantee. Such execution and delivery constitutes conclusive evidence that this Agreement was not delivered in escrow and that any conditions precedent to the effectiveness of this Agreement have been satisfied or waived by the Guarantor.

1.9     Entire Agreement

This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement, or any amendment or supplement thereto, by any party to this Agreement or its directors, officers, employees or agents, to any other party to this Agreement or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement, and none of the parties to this Agreement has been induced to enter into this Agreement or any amendment or supplement by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.

1.10     Waiver, Amendment

Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

1.11     Governing Law, Attornment

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the Guarantor hereby irrevocably attorns to the jurisdiction of the courts of Ontario.

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ARTICLE 2

GUARANTEE AND INDEMNITY

2.1     Guarantee

The Guarantor unconditionally and irrevocably guarantees the due payment and performance of all Guaranteed Obligations including without limitation and for greater certainty the performance by the Borrower of all terms and conditions in the Subscription Agreement, the Debentures and all other agreements enforceable by the Investor to which the Borrower is a party or by which the Borrower or its property and assets are bound relating to the Guaranteed Obligations (whether or not involving parties other than the Borrower and the Investor).

2.2     Indemnity

The Guarantor shall indemnify and save the Investor harmless from and against any losses which may arise by virtue of any of the Guaranteed Obligations, the Subscription Agreement, the Debentures or any other agreement relating to any of the foregoing being or becoming for any reason whatsoever in whole or in part:

2.2.1

void, voidable, ultra vices, illegal, invalid, ineffective or otherwise unenforceable by the Investor in accordance with its terms, or

2.2.2

released or discharged by operation of law,

(all of the foregoing collectively, an "Indemnifiable Circumstance"). For greater certainty, these losses shall include without limitation the amount of all Guaranteed Obligations which would have been payable by the Borrower but for the existence of an Indemnifiable Circumstance.

2.3     Guarantor Liable as Principal

The Guarantor shall be liable to the Investor as principal debtor and not as surety only, and will not plead or assert to the contrary in any action taken by the Investor in enforcing this Agreement.

2.4     Continuing Guarantee and Indemnity

The guarantee and indemnity herein shall be a continuing guarantee of the payment and performance of all the Guaranteed Obligations and a continuing indemnity for the payment of all indemnified amounts.

2.5     Reinstatement

The guarantee and indemnity herein shall be reinstated if at any time any payment of any Guaranteed Obligations or Indemnified Amounts is rescinded or must otherwise be returned by the Investor upon any Proceedings of or affecting the Borrower or any other Person or for any other reason whatsoever, all as though such payment had not been made. The Investor may concede or compromise any claim that such payment ought to be rescinded or otherwise

6

returned, without discharging, diminishing or in any way affecting the liability of the Guarantor hereunder or the effect of this Section 2.5.

ARTICLE 3

ENFORCEMENT

3.1     Demand

Upon the default in the payment or performance of the Guaranteed Obligations or any part thereof, the Guarantor shall, on demand by the Investor, forthwith pay to the Investor, or perform or cause the performance of, all Guaranteed Obligations for which such demand was made. All Indemnified Amounts shall be payable by the Guarantor to the Investor forthwith upon demand by the Investor.

3.2     Right to Immediate Payment or Performance

The Investor shall not be bound to make any demand on or to seek or exhaust its recourse against the Borrower or any other Person or to realize on any Security held by it in respect of the Guaranteed Obligations before being entitled to demand payment from or performance by the Guarantor and enforce its rights under this Agreement, and the Guarantor hereby renounces all benefits of discussion and division.

3.3     Interest

All amounts payable by the Guarantor under this Agreement shall bear interest payable by the Guarantor from the date of demand for payment both before and after default and judgment at the Prime Rate plus 2%. For the purposes of the foregoing, "Prime Rate" means, for any day, the annual rate established by the Royal Bank of Canada and which it refers to as its "prime rate of interest".

3.4     Investor's Statement

The statement in writing of the Investor as to the amount of the Guaranteed Obligations, the Indemnified Amounts and all other amounts payable hereunder shall be binding upon the Guarantor and conclusive against it in the absence of manifest error.

ARTICLE 4

APPROPRIATION AND SET-OFF BY INVESTOR

4.1     Appropriation

The Investor shall be at liberty, without in any way prejudicing or affecting its rights hereunder, to appropriate or to refrain from appropriating any payment made to, or monies received by, the Investor from:

4.1.1

the Borrower or others to any portion of the Guaranteed Obligations; and

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4.1.2

the Guarantor to any portion of the Guaranteed Obligations, the Indemnified Amounts, all other amounts payable hereunder and any , liabilities and indebtedness of the Guarantor to the Investor,

in each case whether then due or to become due, and whether absolute or contingent, and from time to time to revoke or alter any such appropriation, all as the Investor may from time to time in its sole discretion determine.

4.2     Set-Off by Investor

The Investor may, without demand or notice of any kind, set off, appropriate and apply any and all deposits, general or special, matured or unmatured, in any currency, held by or for the benefit of the Guarantor with the Investor, and any other indebtedness and liability of the Investor to the Guarantor, matured or unmatured, in any currency, against and on account of the Guarantor's liability hereunder in any currency upon the Investor making demand for payment hereunder when the Guaranteed Obligations are due, in such order of application as the Investor may from time to time elect. If the amounts being set-off are not payable in the same currency, the Investor may convert either amount into the other currency at the Conversion Rate on the day as of which that set-off is being effected, or if that day is not a Business Day then on the Business Day preceding the day as of which that set-off is being effected.

ARTICLE 5

 POSTPONEMENT OF DEBTS

AND GUARANTOR NOT TO COMPETE

5.1     Postponement of Debts

All liabilities and indebtedness, present and future, absolute or contingent, of the Borrower to the Guarantor, and of any other guarantor or Person liable directly or as surety for the Guaranteed Obligations or any part thereof, are hereby assigned to the Investor and postponed to the payment and performance in full of the Guaranteed Obligations, the Indemnified Amounts and all other amounts payable hereunder and all monies received by the Guarantor in respect thereof shall be received in trust for the Investor or, in the Province of Quebec, as agent for the Investor and forthwith upon receipt shall be paid over to the Investor, the whole without in any way lessening or limiting the liability of the Guarantor under this Agreement. Such assignment and postponement is independent of the guarantee and indemnity herein and shall remain in full force and effect until the Investor has received payment and performance in full of all Guaranteed Obligations, all Indemnified Amounts and all other amounts payable hereunder, notwithstanding that the liability of the Guarantor under the guarantee and indemnity herein may have been discharged or terminated.

5.2     Guarantor Not to Compete

The Guarantor shall not:

5.2.1

take any Security or dividend from the Borrower or any other guarantor or Person liable directly or as surety for all or any part of the Guaranteed Obligations;

8

5.2.2

claim, rank, prove or vote as a creditor in any Proceedings of or affecting the Borrower or any other guarantor or Person liable directly or as surety for all or any part of the Guaranteed Obligations;

5.2.3

assert any right (including without limitation any right of set-off, right of indemnity or reimbursement or right of contribution, and any right whether or not the right arises under any Security) against the Borrower or any other guarantor or Person liable directly or as surety for all or any part of the Guaranteed Obligations; or

5.2.4

have any right of subrogation to the Investor or be otherwise entitled to claim the benefit of any Security now or hereafter held by the Investor in respect of the Guaranteed Obligations;

until the Investor has received payment and performance in full of all Guaranteed Obligations, all Indemnified Amounts and all other amounts payable hereunder. Any money, Security, or other personal or real property taken or received by the Guarantor in contravention of this section 5.2 or as requested by the Investor under section 5.2.2 above shall be held by the Guarantor in trust for the Investor or, in the Province of Quebec, as agent for the Investor and shall be delivered or transferred to the Investor on demand.

ARTICLE 6

PROTECTION OF INVESTOR

6.1     Defects in Creation of Guaranteed Obligations

The Investor shall not be concerned to see or enquire into the capacity and powers of the Borrower or its directors, officers, employees or agents acting or purporting to act on its behalf. All obligations, liabilities and indebtedness purporting to be incurred by the Borrower in favour of the Investor shall be deemed to form part of the Guaranteed Obligations even though the Borrower may not be a legal entity or the incurring of such obligations, liabilities or indebtedness was irregularly, fraudulently, defectively or informally effected or in excess of the capacity or powers of the Borrower or its directors, officers, employees or agents and notwithstanding that the Investor has specific notice of the capacity and powers of the Borrower or its directors, officers, employees or agents.

6.2     Liability Absolute

The liability of the Guarantor hereunder shall be absolute and unconditional and shall not be discharged, diminished or in any way affected by:

6.2.1

any amalgamation, merger, consolidation or reorganization of the Borrower, the Guarantor or the Investor or any continuation of the Borrower, the Guarantor or the Investor from the statute under which it now or hereafter exists to another statute whether under the laws of the same jurisdiction or another jurisdiction;

6.2.2

any change in the name, business, objects, capital structure, ownership, constating documents, by-laws or resolutions of the Borrower, the Guarantor or the Investor,

9

including without limitation any transaction (whether by way of transfer, sale or otherwise) whereby all or any part of the undertaking, property and assets of the Borrower, the Guarantor or the Investor becomes the property of any other Person;

6.2.3

any Proceedings of or affecting the Borrower, the Guarantor, the Investor or any other Person and any court orders made or action taken by the Borrower, the Guarantor, the Investor or any other Person under or in connection with those Proceedings, whether or not those Proceedings or orders or that action results in any of the matters described in section 6.3.1.1 to 6.3.1.8 occurring with or without the consent of the Investor;

6.2.4

the current existence or subsequent occurrence of an Indemnifiable Circumstance;

6.2.5

any defence, counterclaim or right of set-off available to the Borrower;

6.2.6

the fact that the Borrower ceases to be liable for any reason whatsoever to the Investor in respect of all or any part of the Guaranteed Obligations (otherwise than by reason of the payment of those Guaranteed Obligations to the Investor) or the fact that a court determines that the liability of the Borrower to the Investor in respect of all or any part of the Guaranteed Obligations has been satisfied or is deemed to have been satisfied (except in circumstances where payment of those Guaranteed Obligations has been received by the Investor); and

6.2.7

any other circumstance which might otherwise constitute in whole or in part a defence available to, or a discharge of, the Guarantor, the Borrower or any other Person in respect of the Guaranteed Obligations or the liability of the Guarantor.

6.3     Dealings by Investor

6.3.1

The Investor may from time to time in its absolute discretion, without discharging, diminishing or in any way affecting the liability of the Guarantor hereunder:

6.3.1.1

advance any funds to the Borrower or make or continue to make any financing available to the

Borrower constituting or relating to Guaranteed Obligations;

6.3.1.2

permit any increase or decrease, however significant, of the Guaranteed Obligations or otherwise supplement, amend, restate or substitute, in whole or in part, however significant, the

Guaranteed Obligations, the Subscription Agreement, the Debentures or any other agreement relating to any of the foregoing or, in whole or in part, terminate the availability of any financing relating to, or demand repayment of any Guaranteed Obligations;

6.3.1.3

enforce or take action under or abstain from enforcing or taking action under the Subscription

Agreement, the Debentures or any other agreement relating to any of the foregoing;

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6.3.1.4

receive, give up, subordinate, release or discharge any Security; supplement, amend, restate,

substitute, renew, abstain from renewing, perfect or abstain from perfecting or maintaining the perfection of any Security; enforce, take action under or realize in any manner or abstain from enforcing, taking action under or realizing any Security; deal with or abstain from dealing with all or any part of the undertaking, property and assets covered by any Security or allow or abstain from allowing the Borrower or other Persons to deal with all or any part of such undertaking,

property and assets;

6.3.1.5

renew all or any part of the Guaranteed Obligations or grant extensions of time or any other indulgences to the Borrower or to any other guarantor or other Person liable directly or as surety for all or any part of the Guaranteed Obligations;

6.3.1.6

accept or make any compositions or arrangements with or release, discharge or otherwise deal with or abstain from dealing with the Borrower or any other guarantor or other Person liable directly or as surety for all or any part of the Guaranteed Obligations;

6.3.1.7

in whole or in part prove or abstain from proving a claim of the Investor in any Proceedings of or affecting the Borrower or any other Person; and

6.3.1.8

agree with the Borrower, any other guarantor or any other Person to do anything described in sections 6.3.1.1 to 6.3.1.7 above;

whether or not any of the matters described in sections 6.3.1.1 to 6.3.1.8 above occur alone or in connection with one or more other such matters.

6.3.2

In no case will the liability of the Guarantor hereunder be discharged, diminished or in any way affected as a result of:

6.3.2.1

any negligence of the Investor or its agents whatsoever, including without limitation any negligence in respect of, or in the course of, any matter described in sections 6.3.1.1 to 6.3.1.7 above; or

6.3.2.2

any default under, or breach by the Investor or its agents of (i) the Subscription Agreement, the

Debenture, or any other agreement including without limitation any Security, (ii) any applicable law, or (iii) any other obligation or duty binding the Investor or its agents.

No loss of or in respect of any Security for the Guaranteed Obligations or any part thereof, whether occasioned through the fault of the Investor or otherwise, shall discharge, diminish or in any way affect the liability of the Guarantor hereunder. Neither the Investor nor any of its directors, officers, employees or agents or any receiver or receiver-manager appointed by it or by a court shall have any liability, whether in tort, contract or otherwise, for any neglect or any act taken or omitted to be taken by the Investor or by any of such other Persons in

11

connection with the Guaranteed Obligations or any part thereof or any Security for the Guaranteed Obligations or any part thereof including without limitation any of the matters described above in this section 6.3. The Guarantor waives all rights it may have as surety, whether at law, in equity or otherwise, that are inconsistent with the provisions of this Agreement.

6.4     Waiver of Notice

The Guarantor expressly waives any right to receive notice of the existence or creation of all or any of the Guaranteed Obligations and presentment, demand, notice of dishonour, protest, notice of any of the events or circumstances described in sections 6.1, 6.2 or 6.3 and all other notices whatsoever in respect of the Guaranteed Obligations except to the extent, if at all, that the Personal Property Security Act (Ontario) or other applicable law requires notice to be given to the Guarantor in connection with any disposition of collateral by or on behalf of the Investor. The Guarantor hereby acknowledges communication to it of the terms of the Subscription Agreement, the Debenture and all agreements and other documents referred to in the Subscription Agreement and the Debenture and of all the provisions therein contained and consents to and approves the same.

6.5     Expanded Interpretation

Notwithstanding anything else in this Agreement, where the Investor allows the Borrower or any other Person to deal with any property and assets covered by any Security on terms which stipulate that the Security continues to cover such property and assets after such dealing, each reference to the Borrower in Article 6 shall be deemed to include the Person acquiring an interest in such property and assets.

ARTICLE 7

MISCELLANEOUS

7.1     Payment of Costs and Expenses

The Guarantor shall pay to the Investor on demand all costs and expenses of the Investor, its officers, employees and agents and any receiver or receiver-manager appointed by it or by a court in connection with this Agreement, including, without limitation:

7.1.1

any actual or proposed amendment or modification hereof or any waiver hereunder and all instruments supplemental or ancillary thereto;

7.1.2 obtaining advice as to the Investor's rights and responsibilities under this Agreement; and

7.1.3

the defence, establishment, protection or enforcement of any of the rights or remedies of the Investor under this Agreement including, without limitation, all costs and expenses of establishing the validity and enforceability of, or of collection of amounts owing under, this Agreement;

12

and further including, without limitation, all of the fees, expenses and disbursements of the Investor's lawyers, on a solicitor and his own client basis, incurred in connection therewith and all sales or value-added taxes payable by the Investor (whether refundable or not) on all such costs and expenses.

7.2     No Set-off By Guarantor

All amounts payable by the Guarantor under this Agreement shall be paid without set-off or counterclaim and without any deduction or withholding whatsoever unless and to the extent that the Guarantor shall be prohibited by law from doing so, in which case the Guarantor shall pay to the Investor such additional amount as shall be necessary to ensure that the Investor receives the full amount it would have received if no such deduction or withholding had been made.

7.3     No Waiver

No delay on the part of the Investor in the exercise of any right, power or remedy hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Investor of any right, power or remedy shall preclude other or further exercise thereof or the exercise of any other right, power or remedy. No action of the Investor permitted hereunder shall in any way impair or affect its rights, powers or remedies under this Agreement.

7.4     Additional Security

This Agreement shall be in addition to, and shall not be in any way prejudiced by nor shall this Agreement prejudice:

7.4.1

any other Security now or hereafter held by the Investor, and

7.4.2

the endorsement by the Guarantor of any notes or other documents,

and the Investor's rights under this Agreement shall not be merged in any such other Security or endorsement.

7.5     Assignment by Investor

The Investor may sell, assign or transfer all or any of the Guaranteed Obligations, and in such event each and every immediate and successive assignee, transferee or holder of all or any of the Guaranteed Obligations, shall have, in respect of the rights or obligations sold, assigned or transferred to it, the full benefit hereof to the same extent as if it were an original party hereto and to the Guaranteed Obligations or the part thereof so sold, assigned or transferred, without regard to any set-off, counterclaim or equities between the Borrower and the Investor or the Guarantor and the Investor.

7.6     Communication

Any demand, notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid mail, by facsimile or other means of

13

electronic communication or by hand-delivery as hereinafter provided. Any such demand, notice or other communication, if mailed by prepaid mail at any time other than during or within three Business Days prior to a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth Business Day after the postmarked date thereof, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the individual designated below as the person to whose attention demands, notices and other communications are to be given or to the addressee at the applicable address noted below to the attention of the individual designated below. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, demands, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with the foregoing. Demands, notices and other communications shall be addressed as follows:

(a)

if to the Investor:

The Erin Mills Investment Corporation

7501 Keele Street

Suite 500

Concord, Ontario L4K I Y2

Attention: Gerry C. Quinn

Telecopier number: (416) 736-8373

(b)

if to the Guarantor:

GeneSense Technologies Inc.

2 Meridian Road

Toronto, Ontario

M9W 4Z7

Attention: Dr. Jim A. Wright

Telecopier number: (416) 798-2200

7.7     Successors and Assigns

This Agreement shall be binding upon the Guarantor and its successors and enure to the benefit of the Investor and its successors and assigns.

7.8     Copy Received

The Guarantor acknowledges receipt of a copy of this Agreement.

IN WITNESS WHEREOF the Guarantor has executed this Agreement as of the date first above written.

GENESENSE TECHNOLOGIES INC.

by:

    Name:

    Title:

by:

     Name:

     Title:

Exhibit "E"-Form of New Warrants

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF: (1) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT PURSUANT TO THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE FEBRUARY 7, 2005.

WARRANT CERTIFICATE

LORUS THERAPEUTICS INC.

(Incorporated under the laws of the Province of Ontario)

WARRANT

CERTIFICATE NO. N-1

1,000,000 WARRANTS entitling the holder to acquire one (1) Common Share for each Warrant represented hereby.

This is to certify that for value received THE ERIN MILLS INVESTMENT CORPORATION (the "Holder") is the registered holder of 1,000,000 warrants ("Warrants"), entitling the Holder to subscribe for and purchase one (1) fully paid and non-assessable common share ("Common Share") of LORUS THERAPEUTICS INC. (the "Company") for every one (1) Warrant held by the Holder, up to and including a total of 1,000,000 Common Shares without nominal or par value of the Company, upon the terms and conditions as hereinafter set forth.

1.

Exercise Date

The Warrants to purchase Common Shares of the Company represented by this certificate shall be exercised on or before 4:30 p.m., Toronto time, on or before October 6, 2009, (the "Expiry Date"), after which all rights evidenced hereby shall be void and of no further value.

2.

Exercise Price

The exercise price shall be $1.00 per Common Share for the period from the date hereof to the Expiry Date and shall be payable in lawful money of Canada (the "Exercise Price"). The Holder acknowledges and agrees that the maximum number of Common Shares issuable pursuant to all securities issued or to be issued pursuant to the Subscription Agreement among the Company, the Holder and GeneSense Technologies Inc. dated October 6, 2004, shall not exceed 19.9% of the issued and outstanding Common Shares of the Company as at October 6, 2004.

2

3.

Exercise of Warrants

The Warrants may be exercised, in whole or in part, at any time prior to the expiry date by the Holder hereof completing the subscription form attached hereto and made a part hereof and delivering same to the President and Chief Executive Officer of the Company, in care of the principal office of the Company, 2 Meridian Road, Toronto, Ontario, M9W 4Z7 (the "Principal Office"), together with this certificate and the appropriate sum payable to the order of the Company, at par in the amount of the purchase price for the Common Shares of the Company subscribed for, which may not exceed the number shown on the face hereof. The Company shall notify the Holder in writing of any change of address of the Principal Office.

4.

Payment

The Common Shares subscribed for must be paid in full at the time of subscription, by certified cheque or money order in Canadian funds to or to the order of the Company.

5.

Share Certificates

Upon compliance with the conditions as aforesaid, the Company will cause to be issued to the person or persons in whose name or names the Common Shares are subscribed for the number of fully paid and non-assessable Common Shares, subscribed for and such person or persons shall be deemed upon presentation and payment as aforesaid to be the holder or holders of record of such Common Shares. Within 10 days of compliance of the conditions aforesaid, the Company will cause to be mailed or delivered to the holder at the address or addresses specified in the subscription form, a certificate or certificates evidencing the number of Common Shares subscribed for. The certificate evidencing the Common Shares subscribed for will contain the following legend:

"Unless permitted under securities legislation, the holder of this security must not trade this security before February 7, 2005."

6.

Exercise in Whole or in Part

The Warrants may be exercised in whole or in part and, if exercised in part, the Company shall issue another certificate evidencing the remaining rights to purchase Common Shares of the Company, provided that any such right shall terminate on the Expiry Date.

7.

No Rights of Shareholder Until Exercise

This certificate and the Warrants represented hereby do not confer any rights of a shareholder on the Holder (including any right to receive dividends or other distribution to shareholders or to vote at a general meeting of the shareholders of the Company), other than in respect of Common Shares which the Holder shall have exercised his right to purchase hereunder and which the Holder shall have actually taken up and paid for.

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8.

Transferability and Restrictions on Trade

The Warrants represented by the certificate and all rights granted hereunder are assignable or transferable to any party by the Holder hereof, subject to compliance with securities laws and regulations.

9.

No Fractional Common Shares

No fractional Common Shares will be issued upon exercise of the Warrants, nor shall any compensation be made for such fractional Common Shares, if any. To the extent that the Holder would otherwise be entitled to purchase a fraction of a Common Share, such right may be exercised in combination with other rights which, in the aggregate, entitle the Holder hereof to purchase a whole number of Common Shares.

10.        Dilution

The Exercise Price shall be subject to adjustment from time to time as follows:

(a)

Adjustment in Rights

If, at any time after the date hereof and prior to the Expiry Date, there is a reclassification of the outstanding Common Shares or change of the Common Shares into other shares or securities or any other capital reorganization of the Company or a consolidation, merger or amalgamation of the Company with or into any other corporation (any such event being called a "Capital Reorganization"), the Holder shall be entitled to receive and shall accept for the same aggregate consideration, upon the exercise of the Warrants at any time after the record date on which the holders of Common Shares are determined for the purpose of the Capital Reorganization (the "relevant record date"), in lieu of the number of Common Shares to which it was theretofore entitled upon such exercise, the kind and amount of shares or other securities of the Company or of the corporation resulting from the Capital Reorganization that the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the relevant record date, it had been the holder of record of the number of Common Shares in respect of which the exercise right contained in this Warrant is then being exercised, and such shares or other securities shall be subject to adjustment thereafter in accordance with provisions which are the same, as nearly as may be possible, as those contained in this Section 10(a) provided that no such Capital Reorganization shall be implemented unless all necessary steps have been taken so that the Holder shall be entitled to receive the kind and amount of shares or other securities of the Company or of the corporation resulting from the Capital Reorganization as provided above.

(b)

Adjustment in Exercise Price

The Exercise Price shall be subject to adjustment from time to time as follows:

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(i)

If, at any time after the date hereof and prior to the Expiry Date, the Company:

(A)

subdivides its outstanding Common Shares into a greater number of shares, or

(B)

consolidates its outstanding Common Shares into a smaller number of shares, or

(C)

issues Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all the holders of Common Shares as a stock dividend or other distribution (other than an issue of Common Shares to holders of Common Shares pursuant to a right granted to such holders to receive such Common Shares in lieu of Dividends Paid in the Ordinary Course and other than an issue of Common Shares on account of the exercise of options granted from time to time under the Company's Stock Option Plan;

(D)

makes a distribution to all or substantially all of the holders of Common Shares of its outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares (other than an issue of Common Shares to holders of Common Shares pursuant to a right granted to such holders to receive such Common Shares in lieu of Dividends Paid in the Ordinary Course and other than an issue of Common Shares on account of the exercise of options granted from time to time under the Company's Stock Option Plan),

(any of such events being called a "Common Share Reorganization"), the Exercise Price shall be adjusted effective immediately after the record date on which the holders of Common Shares are determined for the purpose of the Common Share Reorganization, as the case may be, by multiplying the Exercise Price in effect immediately prior to the effective date or record date, as the case may be, by a fraction:

(1)

the numerator of which shall be the number of Common Shares outstanding on the relevant record date before giving effect to the Common Share Reorganization; and

(2)

the denominator of which shall be the number of Common Shares outstanding on the relevant record date after giving effect to the Common Share Reorganization, including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date or record date.

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(ii)

If any question at any time arises with respect to the Exercise Price or the number of Common Shares issuable upon the exercise of the Warrants, such question shall be conclusively determined by the auditors from time to time of the Company, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the Company with the concurrence of the Holder, and any such determination shall be binding upon the Holder and the Company. If any such determination is made, the Company shall deliver a certificate to the Holder describing such determination.

(iii)

If and whenever at any time after the date hereof and prior to the Expiry Date the Company fixes a record date for the issue of rights, options or warrants to all or substantially all the holders of Common Shares (not including rights, options or warrants issued under the Company's Stock Option Plan) under which such holders are entitled, during a period expiring not more than 45 days after the date of such issue (the "Rights Period"), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or at an exchange or conversion price per share during the Rights Period to the holder in the case of securities exchangeable for or convertible into Common Shares) of less than 95% of the Current Market Price for the Common Shares on such record date (any of such events being called a "Rights Offering"), then the Exercise Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Exercise Price in effect immediately prior to the end of the Rights Period by a fraction:

(A)

the numerator of which will be the aggregate of:

(1)

the number of Common Shares outstanding as of the record date for the Rights Offering, and

(2)

a number determined by dividing (1) by either (A) the product of the number of Common Shares issued or subscribed for during the Rights Period upon the exercise of the rights, warrants or options under the Rights Offering and the price at which such Common Shares are offered, or, as the case may be, (B) the product of the exchange or conversion price of such securities exchangeable for or convertible into Common Shares and the number of Common Shares for or into which the securities so offered pursuant to the Rights Offering could have been exchanged or converted during the Rights Period, by (2) the Current Market Price of the Common Shares as of the record date for the Rights Offering, and

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(B)

the denominator of which will be the number of Common Shares outstanding, or the number of Common

Shares which would be outstanding if all the exchangeable or convertible securities were exchanged for or converted into Common Shares during the Rights Period, after giving effect to the Rights Offering and including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Right Offering.

For the purposes of this section "Current Market Price" determined as at any date means the weighted average trading price per share for the Common Shares for the twenty (20) consecutive Trading Days ending on the fifth (5th) Trading Day before such date on the Toronto Stock Exchange, or, if the Common Shares are not listed thereon, on such stock exchange on which the Common Shares are listed as may be selected for such purpose by the board of directors of the Company or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market; and for the purpose of this definition, the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold during such period of twenty (20) consecutive Trading Days on such exchange or market, as the case may be, by the total number of Common Shares so sold.

If the Holder has exercised the right to convert the Common Shares in accordance with this Section 10(b)(iii) during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period for the Rights Offering, the Holder will, in addition to the Common Shares to which the Holder would otherwise be entitled upon such conversion, be entitled to that number of additional Common Shares equal to the result obtained when the difference, if any, between the Exercise Price in effect immediately prior to the end of such Rights Offering and the Exercise Price as adjusted for such Rights Offering pursuant to this section 10(b)(iii) is multiplied by the number of Common Shares received upon the exercise of the Warrants during such period, and the resulting product is divided by the Exercise Price as adjusted for such Rights Offering pursuant to this subsection. Such additional Common Shares will be deemed to have been issued to the Holder immediately following the end of the Rights Period and a certificate for such additional Common Shares will be delivered to such Holder within 15 business days following the end of the Rights Period. To the extent that any such rights, options or warrants are not so exercised on or before the expiry thereof, the Exercise Price will be readjusted to the Exercise Price which would then be in effect based on the number of Common Shares (or the securities convertible into or exchangeable for Common Shares) actually delivered on the exercise of such rights, options or warrants.

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(iv)

If and whenever at any time after the date hereof and prior to the Expiry Date, the Company fixes a record date for the issue or the distribution to all or substantially all the holders of the Common Shares of (i) securities of the Company, including rights, options or warrants to acquire securities of the Company or any of its properties or assets and including evidences of indebtedness or (ii) any property or other assets including evidences of indebtedness, and if such issuance or distribution does not constitute a Dividend Paid in the Ordinary Course, a Common Share Reorganization or a Rights Offering (any of such non-excluded events being called a "Special Distribution") the Exercise Price will be adjusted effective immediately after such record date to a price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(A)

the numerator of which will be:

(1)

the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date; less

(2)

the fair market value, as determined by action by the Directors (whose determination will be conclusive), to the holders of Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

(B)

the denominator of which will be the product of the number of Common Shares outstanding on such record date and the Current Market Price of the common shares on such record date.

To the extent that any Special Distribution is not so made, the Conversion Price will be readjusted effective immediately to the Exercise Price which would then be in effect based upon such securities or property or other assets as actually distributed.

(v)

If the purchase price provided for in any rights, options or warrants (the "Rights Offering Price" referred to in subsections 10(b)(iii) and 10(b)(iv)) is decreased, the Exercise Price will forthwith be changed so as to decrease the Exercise Price to the Exercise Price that would have been obtained if the adjustment to the Exercise Price made under subsections 10(b)(iii) and 10(b)(iv), as the case may be, with respect to such rights, options, or warrants had been made on the basis of the Rights Offering Price as so decreased, provided that the terms of this subsection will not apply to any decrease in the Rights Offering Price as so decreased, provided that the terms of this subsection will not apply to any decrease in the Rights Offering Price resulting from terms in any such rights, options or warrants designed to prevent dilution except to the extent that the resulting decrease in the

8

Exercise Price under this subsection would be greater than the decrease, if any, in the Exercise Price to be made under the terms of this section by virtue of the occurrence of the event giving rise to such decrease in the Rights Offering Price.

11.

Disclosure and Filings.

The Company shall provide all material disclosure and make all required filings, reports and payments as required under all applicable securities laws and regulations and stock exchange rules.

12.

Company to Reserve Shares

The Company shall at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited) solely for the purpose of issue upon exercise of the Warrants as provided herein, and issue to the Holder such number of Common Shares as shall then be issuable upon the exercise of the Warrants. All Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

13.        Miscellaneous

If any Warrant certificate is lost, mutilated, destroyed or stolen, the Company may, on such reasonable terms as to cost and indemnity or otherwise as it may impose respectively, issue a replacement Warrant certificate similar as to denomination, tenor and date as the Warrant certificate so lost, mutilated, destroyed or stolen.

Anything in this Warrant certificate to the contrary notwithstanding, the Warrants may be exercised and are exercisable, only to the extent permitted by applicable law.

14.         Notice

Any notice, designation, direction or other communication required or permitted to be given under this Warrant will be in writing and will be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery. Any notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, will be deemed to have been received on the fourth business day after its post-marked date, or if sent by facsimile or other means of electronic communication, will be deemed to have been received on the business day following the sending, or if delivered by hand will be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at that address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address will also be governed by this section. In the event of a general discontinuance of postal service due to strike, lockout or otherwise, notices and other communications will be delivered by hand or sent by facsimile or other means of electronic communication and will be deemed to have

9

been received in accordance with this section. Notices and other communications will be addressed as follows:

a.

if to the Company:

2 Meridian Road

Toronto, Ontario

M9W 4Z7

Attention:                      President and Chief Executive Officer

Telecopier No.:              (416) 798-2200

with a copy to:

                                              Vice-President, Legal Affairs

Telecopier No.:

(416) 798-2200

b.

if to the Holder:

7501 Keele Street

Suite 500 Concord, Ontario

L4K 1Y2

Attention:                       Gerry C.Quinn

Telecopier No.:               (416) 736-8373

15.

Capitalized Terms

All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in a certain subscription agreement between the Holder, the Company and GeneSense Technologies Inc. dated October 6, 2004.

16.

Governing Law

The Warrants represented hereby shall be exclusively governed by the laws in force in the Province of Ontario and the laws of Canada applicable therein.

17.

Time of the Essence

Time shall be of the essence in this Warrant certificate.

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IN WITNESS WHEREOF the Company has caused its corporate seal to be affixed hereto and this certificate to be signed by the signature of its duly authorized officer effective the 6th day of October, 2004.

LORUS THERAPEUTICS INC.

Per:                                       c/s

Authorized Signing Officer

11

SUBSCRIPTION

TO:

Lorus Therapeutics Inc.

2 Meridian Road

Toronto ON M9W 4Z7

Canada

The undersigned holder of the within Warrant hereby subscribes for Common Shares of Lorus Therapeutics Inc. (or such number of Common Shares or other securities to which such subscription entitles it in lieu thereof or in addition thereto under the provisions of the Warrants) at the subscription price of $for each one (1) Warrant evidenced by and on the terms specified in the Warrants and encloses herewith a certified cheque or bank draft payable to the order of Lorus Therapeutics Inc. in payment of the subscription price.

The undersigned hereby directs that the said Common Shares be registered as follows:

Name                                                      Address                            Number of Common Shares

(Please print full name in which share certificates are to be issued.)

DATED                    this day of                                       ,20   .

                                                                 Name of Purchaser

                                                         By:

                                                                 Authorized Signing Officer

Exhibit "F"-Form of Share Pledge Agreement

SHARE PLEDGE AGREEMENT

THIS AGREEMENT is made as of the day of        October, 2004,

BY:

LORUS THERAPEUTICS INC., a corporation incorporated under the laws of the Province of Ontario

(the "Company")

IN FAVOUR OF:

THE ERIN MILLS INVESTMENT CORPORATION, a corporation incorporated under the laws of the Province of Ontario

(the "Investor")

RECITALS:

A.

The Investor has agreed to extend certain financing to Lorus Therapeutics Inc. pursuant to the Subscription Agreement.

B.

It is a condition of the Subscription Agreement that the Company enter into this Agreement.

NOW THEREFORE in consideration of the sum of $1.00 and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company agrees with the Investor as follows:

ARTICLE 1

INTERPRETATION

1.1     Definitions

In this Agreement:

1.1.1

"this Agreement", "hereto", "herein", "hereof', "hereby", "hereunder" and any similar expressions refer to this Agreement as it may be amended or supplemented from time to time, and not to any particular article, section or other portion hereof,

1.1.2

"Business Day" means any day, other than Saturday, Sunday or any statutory holiday in the Province of Ontario;

1.1.3

"Chattel Paper" means one or more than one writing that evidences both a monetary obligation and a security interest in or a lease of specific Goods;

1.1.4

"Collateral" means all of the property of the Company subject to, or intended to be subject to, the Security Interest, and any reference to "Collateral" shall be deemed to be a reference to "Collateral or any part thereof" except where otherwise specifically provided;

2

1.1.5

"Debentures" means the convertible secured debentures issued by the Company to the Investor pursuant to the Subscription Agreement;

1.1.6

"Document of Title" means any writing that purports to be issued by or addressed to a bailee and purports to cover such Goods in the bailee's possession as are identified or fungible portions of an identified mass, and that in the ordinary course of business is treated as establishing that the Person in possession of it is entitled to receive, hold and dispose of the document and the Goods it covers;

1.1.7      "Event of Default" has the meaning attributed to such term in the Debenture;

1.1.8

"Goods" means tangible personal property other than Chattel Paper, Documents of Title, Instruments, Money and Securities, and includes fixtures, growing crops, the unborn young of animals, timber to be cut, and minerals and hydrocarbons to be extracted;

1.1.9

"Instrument" means,

1.1.9.1

a bill, note or cheque within the meaning of the Bills of Exchange Act (Canada) or any other writing that evidences a right to the payment of Money and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment,

or

1.1.9.2

a letter of credit and an advice of credit if the letter or advice states that it must be surrendered upon claiming payment thereunder,

but does not include a writing that constitutes part of Chattel Paper, a Document of Title or a Security;

1.1.10

"Intangible" means all personal property, including choses in action, that is not Goods, Chattel Paper, Documents of Title, Instruments, Money or Securities;

1.1.11        "Lien" means any mortgage, pledge, charge, assignment, security interest, hypothec, lien or other encumbrance, including, without limitation, any agreement to give any of the foregoing, or any conditional sale or other title retention agreement;

1.1.12

     "Money" means a medium of exchange authorized or adopted by the Parliament of Canada as part of the currency of Canada or by a foreign government as part of its currency;

1.1.13

  "Obligations" means all of the obligations, liabilities and indebtedness of the Company to the Investor from time to time, whether present or future, absolute or contingent, liquidated or unliquidated, of whatsoever nature or kind, in any currency or otherwise, under or in respect of the Subscription Agreement, the Debentures, and this Agreement, or any one or more of the foregoing, as the same may be amended or supplemented from time to time;

3

1.1.14

"Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

1.1.15

"PPSA" means the Personal Property Security Act (Ontario) as amended from time to time and any Act substituted therefor and amendments thereto;

1.1.16

"Proceeds" means identifiable or traceable personal property in any form derived directly or indirectly from any dealing with Collateral or the proceeds therefrom, and includes any payment representing indemnity or compensation for loss of or damage to the Collateral or proceeds therefrom;

1.1.17

"Security" means a document that is,

1.1.17.1    issued in bearer, order or registered form,

1.1.17.2    of a type commonly dealt in upon securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment,

1.1.17.3    one of a class or series or by its terms is divisible into a class or series of documents, and

1.1.17.4    evidence of a share, participation or other interest in property or in an enterprise or is evidence of an obligation of the issuer,

and includes an uncertificated security within the meaning of Part VI (Investment Securities) of the Business Corporations Act (Ontario);

1.1.18

"Security Interest" has the meaning attributed to such term in section 2.1; and

1.1.19      "Subscription Agreement" means the subscription agreement among the Company, the Investor and

GeneSense Technologies Inc. dated as of the date hereof as amended or supplemented from time to time.

1.2     Headings

The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3     References to Articles and Sections

Whenever in this Agreement a particular article, section or other portion thereof is referred to then, unless otherwise indicated, such reference pertains to the particular article, section or portion thereof contained herein.

4

1.4     Currency

Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in Canadian currency.

1.5     Gender and Number

In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing gender include all genders or the neuter, and words importing the neuter include all genders.

1.6     Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect. The parties shall engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

1.7     Amendment, Waiver

No amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

1.8     Governing Law, Attornment

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the Company hereby irrevocably attorns to the jurisdiction of the courts of Ontario.

ARTICLE 2

 SECURITY INTEREST

2.1     Creation of Security Interest

The Company hereby grants to the Investor, by way of security interest, pledge, charge, assignment and hypothec, a security interest (the "Security Interest") in:

2.1.1     7,000,000 common shares of GeneSense Technologies Inc.;

5

2.1.2

all other shares in the capital of GeneSense Technologies Inc., and all warrants, options or other rights to acquire such shares, which the Company now owns or may hereafter acquire;

2.1.3

all Securities, Instruments, negotiable Documents of Title and other personal property of any kind which may hereafter be acquired by the Company in renewal of, substitution for, as owner of, or as a result of the exercise of any rights relating to, any of the property described in this section;

2.1.4

  all dividends, income or other distributions, whether paid or distributed in cash, Securities or other property, in respect of any of the property described in this section;

2.1.5

  all Intangibles now or hereafter relating in any way to any of the property described in this section; and

2.1.6

all Proceeds of any of the property described in this section.

2.2     Attachment

The attachment of the Security Interest has not been postponed and the Security Interest shall attach to any particular Collateral as soon as the Company has rights in such Collateral.

ARTICLE 3

 OBLIGATIONS SECURED

3.1     Obligations Secured

The Security Interest granted hereby secures payment, performance and satisfaction of the Obligations.

ARTICLE 4

DEALING WITH COLLATERAL

4.1     Restrictions on Dealing, with Collateral

The Company shall not, without the prior consent in writing of the Investor:

4.1.1

sell, assign, transfer, exchange, or otherwise dispose of the Collateral except to the extent permitted by section 4.4.1.1;

4.1.2

create, assume or suffer to exist any Lien upon the Collateral other than the Security Interest.

No provision hereof shall be construed as a subordination or postponement of the Security Interest to or in favour of any other Lien, whether or not such Lien is permitted hereunder or otherwise.

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4.2     Registration of Collateral in Name of Investor

The Company shall cause such of the Collateral as is registrable to be registered in the name of the Investor or its nominee and authorizes the Investor to transfer such Collateral into the name of the Investor or its nominee, so that the Investor or its nominee may appear as the sole owner of record of such Collateral. The Company shall, at the request of the Investor, deliver to the Investor appropriate powers of attorney for transfer in blank, duly executed, in respect of such of the Collateral as is registrable.

4.3     Notices and Other Communications in Respect of Collateral

The Company shall deliver promptly to the Investor copies of all notices or other communications received by the Company in respect of the Collateral. Until the occurrence of an Event of Default, the Investor shall deliver promptly to the Company all notices or other communications received by the Investor or its nominee in respect of the Collateral. After the occurrence of an Event of Default, the Company waives all rights to receive any notices or communications received by the Investor or its nominee in respect of the Collateral.

4.4     Voting and Other Rights

4.1.1

Until the occurrence of an Event of Default:

4.4.1.1

the Company may exercise all rights to vote and may exercise all rights of conversion or retraction or other similar rights with respect to any Collateral; provided that no such exercise,

in the opinion of the Investor, will have an adverse effect on the value of such Collateral and all expenses of the Investor in connection therewith have been paid in full and provided further that,

upon the exercise of the conversion or retraction right, the additional Collateral resulting therefrom shall be paid or delivered to the Investor;

4.4.1.2

subject to the proviso in section 4.4.1.1, the Investor shall grant, or shall cause its nominee to grant, to the Company or its nominee a proxy to vote and to exercise all rights of conversion or retraction or other similar rights with respect to any Collateral registered in the name of the

Investor or its nominee, upon demand by the Company; and

4.4.1.3

the Company shall be entitled to receive all dividends (whether paid or distributed in cash,

securities or other property) and interest declared and paid or distributed in respect of the

Collateral, and such dividends and interest shall cease to be subject to the Security Interest if paid or distributed to the Company prior to the occurrence of an Event of Default but not otherwise.

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4.4.2

Upon the occurrence of an Event of Default which has not been waived in writing by the Investor:

4.4.2.1

no proxy granted by the Investor or its nominee to the Company or its nominee pursuant to section 4.4.1 shall thereafter be effective;

4.4.2.2

the Company shall have no rights to vote or take any other action with respect to any Collateral;

4.4.2.3

the Investor may, but shall not be obliged to, vote and take all other action with respect to any

Collateral; and

4.4.2.4

the Company shall cease to be entitled to receive any dividends or interest, whether declared or payable before or after the occurrence of the Event of Default, in respect of the Collateral.

4.5     Delivery of Collateral to Investor

Subject to section 4.4.1.3, all Collateral received at any time by or on behalf of the Company, whether before or after the occurrence of an Event of Default, shall be received and held by or on behalf of the Company in trust, or as agent in the Province of Quebec, for the Investor and shall be delivered to the Investor immediately upon such receipt.

4.6     Further Assurances

The Company shall at its own expense do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, security agreements, pledges, charges, assignments, hypothecs, powers of attorney and assurances (including instruments supplemental or ancillary hereto) and such financing statements as the Investor may from time to time request to better assure and perfect its security on the Collateral.

ARTICLE 5

REMEDIES

5.1     Remedies Available

Upon the occurrence of an Event of Default which has not been waived in writing by the Investor, the Investor may, either directly or through its agents or nominees, sell or otherwise dispose of, or concur in selling or otherwise disposing of, whether by public sale, private sale or otherwise, Collateral in such manner and on such terms as it considers to be commercially reasonable. In addition, the Investor shall have the following rights, powers and remedies:

5.1.1

to make payments to Persons having prior rights or Liens on the Collateral; and

5.1.2

to demand, commence, continue or defend proceedings in the name of the Investor or in the name of the Company for the purpose of protecting, seizing, collecting,

8

realizing or obtaining possession or payment of, or otherwise enforcing rights, powers or remedies with respect to, the Collateral and to give effectual receipts and discharges therefor.

In addition to the rights granted in this Agreement and in any other agreement now or hereafter in effect between the Company and the Investor and in addition to any other rights the Investor may have at law or in equity or otherwise, the Investor shall have, both before and after the occurrence of an Event of Default, all rights and remedies of a secured party under the PPSA.

The Investor may incur reasonable expenses in the exercise of its rights, powers and remedies set out in this Agreement.

5.2     Possession of Collateral

The Company acknowledges that the Investor may at any time take possession of Collateral wherever it may be located and by any method permitted by law, whether before or after the occurrence of an Event of Default.

5.3     Remedies Not Exclusive

All rights, powers and remedies of the Investor under this Agreement may be exercised separately or in combination and shall be in addition to, and not in substitution for, any other security now or hereafter held by the Investor and any other rights, powers and remedies of the Investor however created or arising. No single or partial exercise by the Investor of any of the rights, powers and remedies under this Agreement or under any other security now or hereafter held by the Investor shall preclude any other and further exercise of any other right, power or remedy pursuant to this Agreement or any other security or at law, in equity or otherwise. The Investor shall at all times have the right to proceed against Collateral or any other security in such order and in such manner as it shall determine without waiving any rights, powers or remedies which the Investor may have with respect to this Agreement or any other security or at law, in equity or otherwise. No delay or omission by the Investor in exercising any right, power or remedy hereunder or otherwise shall operate as a waiver thereof or of any other right, power or remedy.

5.4     Company Liable for Deficiency

The Company shall remain liable to the Investor for any deficiency after the proceeds of any sale or other disposition of Collateral are received by the Investor.

5.5     Exclusion of Liability of Investor

The Investor shall not be liable for any exercise or any failure to exercise its rights, powers or remedies arising hereunder or otherwise, including, without limitation, taking possession of, collecting, enforcing, realizing, selling or otherwise disposing of, preserving or protecting the Collateral, or taking any steps or proceedings for any such purposes or any failure to do any of the foregoing. The Investor shall not have any obligation to examine any notices or other communications with respect to the Collateral or to advise the Company of the expiry of

9

any warrants, options or other rights in respect of or comprising the Collateral or to advise the Company of any other matter relating to any Persons which are issuers of any Collateral, and the Investor shall not have any obligation to take any steps or proceedings to preserve rights against prior parties to or in respect of the Collateral, whether or not in the Investor's possession. Subject to the foregoing, the Investor shall use reasonable care in the custody and preservation of the Collateral in its possession.

5.6     Notice of Sale

Unless required by law, the Investor shall not be required to give the Company any notice of any sale or other disposition of the Collateral, the date, time and place of any public sale of the Collateral or the date after which any private disposition of the Collateral is to be made.

ARTICLE 6

 APPLICATION OF PROCEEDS

6.1     Application of Proceeds

The Proceeds arising from the enforcement of the Security Interest as a result of the possession by the Investor of the Collateral or from any sale or other disposition of, or realization of security on, the Collateral (except following acceptance of Collateral in satisfaction of the Obligations) shall be applied by the Investor in the following order:

6.1.1

first, in payment of the Investor's reasonable costs, charges and expenses (including legal fees on a solicitor and his own client basis) incurred in the exercise of all or any of the rights, powers or remedies granted to it under this Agreement;

6.1.2       second, in payment of amounts paid by the Investor pursuant to section 5.1.1;

6.1.3

third, in payment of the remainder of the Obligations in such order of application as the Investor may determine;

6.1.4

fourth, subject to sections 6.2 and 6.3, to any Person who has a security interest in Collateral that is subordinate to that of the Investor and whose interest,

6.1.4.1

was perfected by possession, the continuance of which was prevented by the Investor taking possession of Collateral, or

6.1.4.2

was, immediately before the sale or other disposition by the Investor, perfected by registration;

6.1.5

fifth, subject to sections 6.2 and 6.3, to any other Person with an interest in such Proceeds who has delivered a written notice to the Investor of the interest before the distribution of such Proceeds; and

10

6.1.6

last, subject to sections 6.2 and 6.3, to the Company or any other Person who is known by the Investor to be an owner of the Collateral.

6.2     Proof of Interest

The Investor may require any Person mentioned in sections 6.1.4, 6.1.5 or 6.1.6 to furnish proof of that Person's interest, and unless the proof is furnished within ten days after demand by the Investor, the Investor need not pay over any portion of the Proceeds referred to therein to such Person.

6.3      Payment Into Court

Where there is a question as to who is entitled to receive payment under sections 6.1.4, 6.1.5 or 6.1.6, the Investor may pay the Proceeds referred to therein into court.

6.4      Monies Actually Received

The Company shall be entitled to be credited only with the actual Proceeds arising from the possession, sale or other disposition of, or realization of security on, the Collateral when received by the Investor and such actual Proceeds shall mean all amounts received in cash by the Investor upon such possession, sale or other disposition of, or realization of security on, the Collateral.

ARTICLE 7

GENERAL

7.1

Power of Attorney

The Company hereby appoints the Investor as the Company's attorney, with full power of substitution, in the name and on behalf of the Company, to execute, deliver and do all such acts, deeds, documents, transfers, demands, conveyances, assignments, contracts, assurances, consents, financing statements and things as the Company has herein agreed to execute, deliver and do or as may be required by the Investor to give effect to this Agreement or in the exercise of any rights, powers or remedies hereby conferred on the Investor, and generally to use the name of the Company in the exercise of all or any of the rights, powers or remedies hereby conferred on the Investor. This appointment, coupled with an interest, shall not be revoked by the insolvency, bankruptcy, dissolution, liquidation or other termination of the existence of the Company or for any other reason.

7.2        Expenses

The Company shall pay to the Investor on demand all of the Investor's reasonable costs, charges and expenses (including, without limitation, legal fees on a solicitor and his own client basis) in connection with the preparation, registration or amendment of this Agreement, the perfection or preservation of the Security Interest, the enforcement by any means of any of the provisions hereof or the exercise of any rights, powers or remedies hereunder, together with interest thereon from the date each of such costs, charges and expenses were incurred to the date

11

of payment at the Prime Rate plus 2%. For the purposes of the foregoing, "Prime Rate" means, for any day, the annual rate established by the Royal Bank of Canada and which it refers to as its "prime rate of interest".

7.3        Indemnity

The Company shall indemnify the Investor and its nominees against all costs, expenses, liabilities, claims, demands, damages, losses, actions and proceedings of any kind which the Investor or its nominees may suffer or incur by reason of the Investor being now or hereafter a holder, or registered as owner, of the Collateral.

7.4        Set-Off

The Investor may at any time and from time to time, without notice to the Company or to any other Person, set-off, appropriate and apply any and all deposits, general or special, matured or unmatured, held by or for the benefit of the Company with the Investor, and any other indebtedness and liability of the Investor to the Company, matured or unmatured, against and on account of the Obligations when due, in such order of application as the Investor may from time to time determine.

7.5        Dealings with Others

The Investor may grant extensions of time and other indulgences, take and give up security, accept compositions, make settlements, grant releases and discharges and otherwise deal with the Company, debtors of the Company, sureties and other Persons and with Collateral and other security as the Investor sees fit, without prejudice to the liability of the Company to the Investor or the rights, powers and remedies of the Investor under this Agreement.

7.6        No Obligation to Advance

Nothing herein contained shall in any way obligate the Investor to advance any funds, or otherwise make or continue to make any credit available, to the Company.

7.7        Perfection of Security

The Company authorizes the Investor to file such financing statements and other documents and do such acts, matters and things as the Investor may consider appropriate to perfect and continue the Security Interest, to protect and preserve the interest of the Investor in Collateral and to realize upon the Security Interest.

7.8        Communication

Any notice or other communication, including a demand or a direction, required or permitted to be given hereunder shall be in writing and shall be given by prepaid mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if mailed by prepaid mail at any time other than during or within three Business Days prior to a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth Business Day

12

after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to a senior employee of the addressee at such address with responsibility for matters to which the information relates and, in the case of the Investor, in the same department noted below. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with the foregoing. Notice and other communications shall be addressed as follows:

(a)

if to the Investor:

The Erin Mills Investment Corporation

7501 Keele Street

Suite 500

Concord, Ontario L4K I Y2

Attention: Gerry C. Quinn

Facsimile: (416) 736-8373

(b)

if to the Company:

Lorus Therapeutics Inc.

2 Meridian Road

Toronto, Ontario M9W 4Z7

Attention: Dr. Jim A. Wright

Facsimile: (416) 798-2200

Notwithstanding the foregoing, if the PPSA requires that a notice or other communication be given in a specified manner, then any such notice or communication shall be given in such manner.

7.9        Successors and Assigns

This Agreement shall be binding on the Company and its successors and shall enure to the benefit of the Investor and its successors and assigns. This Agreement shall be assignable by the Investor free of any set-off, counter-claim or equities between the Company and the Investor, and the Company shall not assert against an assignee of the Investor any claim or defense that the Company has against the Investor.

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7.10        Copy Received

The Company hereby acknowledges receipt of a copy of this Agreement and a copy of the financing statement/verification statement registered under the PPSA in respect of the Security Interest.

IN WITNESS WHEREOF the Company has executed this Agreement on and as of the date first above written.

LORUS THERAPEUTICS INC.

by:

    Name:

    Title:

by:

    Name:

    Title:

Exhibit "H"-Form of Conversion Notice

CONVERSION NOTICE

TO:

LORUS THERAPEUTICS INC.

DATE:

[INSERT DATE]

Pursuant to the provisions of the Debenture dated [INSERT DATE] issued by Lorus Therapeutics Inc. and held by the undersigned (the "Debenture"), the undersigned wishes to convert the Principal amount of the Debenture as follows:

TYPE OF CONVERSION:

  [  ]   conversion pursuant to section 4(a); or

[  ]   conversion pursuant to section 4(b);

CONVERSION PRICE:

[  ]   $1.00 per share; or

[  ]   the greater of $1.00 per share or the weighted average trading price of such shares for the twenty (20)

       Trading Days prior to the date of the advance of Principal under the Debenture, less any permitted discount to the market rate.

CONVERSION PRICE CALCULATION:

See Exhibit 1 to this Conversion Notice

All capitalized terms not defined herein shall have the meaning given to them in the Debenture.

THE ERIN MILLS INVESTMENT

CORPORATION

Per:

Name:

Title:

I have authority to bind the Corporation

Name in which shares should be registered:

Exhibit "I"-Form of Consent Warrant

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF: (I) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT PURSUANT TO THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE FEBRUARY 7, 2005.

WARRANT CERTIFICATE

LORUS THERAPEUTICS INC. (Incorporated under the laws of the Province of Ontario)

WARRANT

CERTIFICATE NO. C-1

250,000 WARRANTS entitling the holder to acquire one (1) Common Share for each Warrant represented hereby.

This is to certify that for value received THE ERIN MILLS INVESTMENT CORPORATION (the "Holder") is the registered holder of 250,000 warrants ("Warrants"), entitling the Holder to subscribe for and purchase one (1) fully paid and non-assessable common share ("Common Share") of LORUS THERAPEUTICS INC. (the "Company") for every one (1) Warrant held by the Holder, up to and including a total of 250,000 Common Shares without nominal or par value of the Company, upon the terms and conditions as hereinafter set forth.

l.

Exercise Date

The Warrants to purchase Common Shares of the Company represented by this certificate shall be exercised on or before 4:30 p.m., Toronto time, on or before October 6, 2009, (the "Expiry Date"), after which all rights evidenced hereby shall be void and of no further value.

2.

Exercise Price

The exercise price shall be $1.00 per Common Share for the period from the date hereof to the Expiry Date and shall be payable in lawful money of Canada (the "Exercise Price"). The Holder acknowledges and agrees that the maximum number of Common Shares issuable pursuant to all securities issued or to be issued pursuant to the Subscription Agreement among the Company, the Holder and GeneSense Technologies Inc. dated October 6, 2004, shall not exceed 19.9% of the issued and outstanding Common Shares of the Company as at October 6, 2004.

2

3.

Exercise of Warrants

The Warrants may be exercised, in whole or in part, at any time prior to the expiry date by the Holder hereof completing the subscription form attached hereto and made a part hereof and delivering same to the President and Chief Executive Officer of the Company, in care of the principal office of the Company, 2 Meridian Road, Toronto, Ontario, M9W 4Z7 (the "Principal Office"), together with this certificate and the appropriate sum payable to the order of the Company, at par in the amount of the purchase price for the Common Shares of the Company subscribed for, which may not exceed the number shown on the face hereof. The Company shall notify the Holder in writing of any change of address of the Principal Office.

4.

Payment

The Common Shares subscribed for must be paid in full at the time of subscription, by certified cheque or money order in Canadian funds to or to the order of the Company.

5.

Share Certificates

Upon compliance with the conditions as aforesaid, the Company will cause to be issued to the person or persons in whose name or names the Common Shares are subscribed for the number of fully paid and non-assessable Common Shares, subscribed for and such person or persons shall be deemed upon presentation and payment as aforesaid to be the holder or holders of record of such Common Shares. Within 10 days of compliance of the conditions aforesaid, the Company will cause to be mailed or delivered to the holder at the address or addresses specified in the subscription form, a certificate or certificates evidencing the number of Common Shares subscribed for. The certificate evidencing the Common Shares subscribed for will contain the following legend:

"Unless permitted under securities legislation, the holder of this security must not trade this security before February 7, 2005."

6.

Exercise in Whole or in Part

The Warrants may be exercised in whole or in part and, if exercised in part, the Company shall issue another certificate evidencing the remaining rights to purchase Common Shares of the Company, provided that any such right shall terminate on the Expiry Date.

7.

No Rights of Shareholder Until Exercise

This certificate and the Warrants represented hereby do not confer any rights of a shareholder on the Holder (including any right to receive dividends or other distribution to shareholders or to vote at a general meeting of the shareholders of the Company), other than in respect of Common Shares which the Holder shall have exercised his right to purchase hereunder and which the Holder shall have actually taken up and paid for.

3

8.

Transferability and Restrictions on Trade

The Warrants represented by the certificate and all rights granted hereunder are assignable or transferable to any party by the Holder hereof, subject to compliance with securities laws and regulations.

9.

No Fractional Common Shares

No fractional Common Shares will be issued upon exercise of the Warrants, nor shall any compensation be made for such fractional Common Shares, if any. To the extent that the Holder would otherwise be entitled to purchase a fraction of a Common Share, such right may be exercised in combination with other rights which, in the aggregate, entitle the Holder hereof to purchase a whole number of Common Shares.

10.

Dilution

The Exercise Price shall be subject to adjustment from time to time as follows:

(a)

Adjustment in Rights

If, at any time after the date hereof and prior to the Expiry Date, there is a reclassification of the outstanding Common Shares or change of the Common Shares into other shares or securities or any other capital reorganization of the Company or a consolidation, merger or amalgamation of the Company with or into any other corporation (any such event being called a "Capital Reorganization"), the Holder shall be entitled to receive and shall accept for the same aggregate consideration, upon the exercise of the Warrants at any time after the record date on which the holders of Common Shares are determined for the purpose of the Capital Reorganization (the "relevant record date"), in lieu of the number of Common Shares to which it was theretofore entitled upon such exercise, the kind and amount of shares or other securities of the Company or of the corporation resulting from the Capital Reorganization that the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the relevant record date, it had been the holder of record of the number of Common Shares in respect of which the exercise right contained in this Warrant is then being exercised, and such shares or other securities shall be subject to adjustment thereafter in accordance with provisions which are the same, as nearly as may be possible, as those contained in this Section 10(a) provided that no such Capital Reorganization shall be implemented unless all necessary steps have been taken so that the Holder shall be entitled to receive the kind and amount of shares or other securities of the Company or of the corporation resulting from the Capital Reorganization as provided above.

(b)

Adjustment in Exercise Price

The Exercise Price shall be subject to adjustment from time to time as follows:

4

(i)

If, at any time after the date hereof and prior to the Expiry Date, the Company:

(A)

subdivides its outstanding Common Shares into a greater number of shares, or

(B)

consolidates its outstanding Common Shares into a smaller number of shares, or

(C)

issues Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all the holders of Common Shares as a stock dividend or other distribution (other than an issue of Common Shares to holders of Common Shares pursuant to a right granted to such holders to receive such Common Shares in lieu of Dividends Paid in the Ordinary Course and other than an issue of Common Shares on account of the exercise of options granted from time to time under the Company's Stock Option Plan;

(D)

makes a distribution to all or substantially all of the holders of Common Shares of its outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares (other than an issue of Common Shares to holders of Common Shares pursuant to a right granted to such holders to receive such Common Shares in lieu of Dividends Paid in the Ordinary Course and other than an issue of Common Shares on account of the exercise of options granted from time to time under the Company's Stock Option Plan),

(any of such events being called a "Common Share Reorganization"), the Exercise Price shall be adjusted effective immediately after the record date on which the holders of Common Shares are determined for the purpose of the Common Share Reorganization, as the case may be, by multiplying the Exercise Price in effect immediately prior to the effective date or record date, as the case may be, by a fraction:

(1)

the numerator of which shall be the number of Common Shares outstanding on the relevant record date before giving effect to the Common Share Reorganization; and

(2)

the denominator of which shall be the number of Common Shares outstanding on the relevant record date after giving effect to the Common Share Reorganization, including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date or record date.

(ii)

If any question at any time arises with respect to the Exercise Price or the number of Common Shares issuable upon the exercise of the Warrants, such question shall be conclusively determined by the auditors from time to time of the Company, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the Company with the concurrence of the Holder, and any such determination shall be binding upon the Holder and the Company. If any such determination is made, the Company shall deliver a certificate to the Holder describing such determination.

(iii)

If and whenever at any time after the date hereof and prior to the Expiry Date the Company fixes a record date for the issue of rights, options or warrants to all or substantially all the holders of Common Shares (not including rights, options or warrants issued under the Company's Stock Option Plan) under which such holders are entitled, during a period expiring not more than 45 days after the date of such issue (the "Rights Period"), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or at an exchange or conversion price per share during the Rights Period to the holder in the case of securities exchangeable for or convertible into Common Shares) of less than 95% of the Current Market Price for the Common Shares on such record date (any of such events being called a "Rights Offering"), then the Exercise Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Exercise Price in effect immediately prior to the end of the Rights Period by a fraction:

(A)

the numerator of which will be the aggregate of

(1)    the number of Common Shares outstanding as of the record date for the Rights Offering, and

(2)    a number determined by dividing (1) by either (A) the product of the number of Common Shares issued or subscribed for during the Rights Period upon the exercise of the rights, warrants or options under the Rights Offering and the price at which such Common Shares are offered, or, as the case may be, (B) the product of the exchange or conversion price of such securities exchangeable for or convertible into Common Shares and the number of Common Shares for or into which the securities so offered pursuant to the Rights Offering could have been exchanged or converted during the Rights Period, by (2) the Current Market Price of the Common Shares as of the

        record date for the Rights Offering, and

(B)

the denominator of which will be the number of Common Shares outstanding, or the number of Common

Shares which would be outstanding if all the exchangeable or convertible securities were exchanged for or converted into Common Shares during the Rights Period, after giving effect to the Rights Offering and including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Right Offering.

6

For the purposes of this section "Current Market Price" determined as at any date means the weighted average trading price per share for the Common Shares for the twenty (20) consecutive Trading Days ending on the fifth (5th) Trading Day before such date on the Toronto Stock Exchange, or, if the Common Shares are not listed thereon, on such stock exchange on which the Common Shares are listed as may be selected for such purpose by the board of directors of the Company or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market; and for the purpose of this definition, the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold during such period of twenty (20) consecutive Trading Days on such exchange or market, as the case may be, by the total number of Common Shares so sold;

If the Holder has exercised the right to convert the Common Shares in accordance with this Section 10(b)(iii) during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period for the Rights Offering, the Holder will, in addition to the Common Shares to which the Holder would otherwise be entitled upon such conversion, be entitled to that number of additional Common Shares equal to the result obtained when the difference, if any, between the Exercise Price in effect immediately prior to the end of such Rights Offering and the Exercise Price as adjusted for such Rights Offering pursuant to this section I0(b)(iii) is multiplied by the number of Common Shares received upon the exercise of the Warrants during such period, and the resulting product is divided by the Exercise Price as adjusted for such Rights Offering pursuant to this subsection. Such additional Common Shares will be deemed to have been issued to the Holder immediately following the end of the Rights Period and a certificate for such additional Common Shares will be delivered to such Holder within 15 business days following the end of the Rights Period. To the extent that any such rights, options or warrants are not so exercised on or before the expiry thereof, the Exercise Price will be readjusted to the Exercise Price which would then be in effect based on the number of Common Shares (or the securities convertible into or exchangeable for Common Shares) actually delivered on the exercise of such rights, options or warrants.

(iv)

If and whenever at any time after the date hereof and prior to the Expiry Date, the Company fixes a record date for the issue or the distribution to all or substantially all the holders of the Common Shares of (i) securities of the Company, including rights, options or warrants to acquire securities of the

7

Company or any of its properties or assets and including evidences of indebtedness or (ii) any property or other assets including evidences of indebtedness, and if such issuance or distribution does not constitute a Dividend Paid in the Ordinary Course, a Common Share Reorganization or a Rights Offering (any of such non-excluded events being called a "Special Distribution") the Exercise Price will be adjusted effective immediately after such record date to a price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(A)

the numerator of which will be:

(1)    the product of the number of Common Shares outstanding on such record date and the Current

       Market Price of the Common Shares on such record date; less

(2)    the fair market value, as determined by action by the Directors (whose determination will be conclusive), to the holders of Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

(B)

the denominator of which will be the product of the number of Common Shares outstanding on such record date and the Current Market Price of the common shares on such record date.

To the extent that any Special Distribution is not so made, the Conversion Price will be readjusted effective immediately to the Exercise Price which would then be in effect based upon such securities or property or other assets as actually distributed.

(v)

If the purchase price provided for in any rights, options or warrants (the "Rights Offering Price" referred to in subsections 10(b)(iii) and 10(b)(iv)) is decreased, the Exercise Price will forthwith be changed so as to decrease the Exercise Price to the Exercise Price that would have been obtained if the adjustment to the Exercise Price made under subsections 10(b)(iii) and I0(b)(iv), as the case may be, with respect to such rights, options, or warrants had been made on the basis of the Rights Offering Price as so decreased, provided that the terms of this subsection will not apply to any decrease in the Rights Offering Price as so decreased, provided that the terms of this subsection will not apply to any decrease in the Rights Offering Price resulting from terms in any such rights, options or warrants designed to prevent dilution except to the extent that the resulting decrease in the Exercise Price under this subsection would be greater than the decrease, if any, in the Exercise Price to be made under the terms of this section by virtue of the occurrence of the event giving rise to such decrease in the Rights Offering Price.

8

11.

Disclosure and Filings.

The Company shall provide all material disclosure and make all required filings, reports and payments as required under all applicable securities laws and regulations and stock exchange rules.

12.

Company to Reserve Shares

The Company shall at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited) solely for the purpose of issue upon exercise of the Warrants as provided herein, and issue to the Holder such number of Common Shares as shall then be issuable upon the exercise of the Warrants. All Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

13.        Miscellaneous

If any Warrant certificate is lost, mutilated, destroyed or stolen, the Company may, on such reasonable terms as to cost and indemnity or otherwise as it may impose respectively, issue a replacement Warrant certificate similar as to denomination, tenor and date as the Warrant certificate so lost, mutilated, destroyed or stolen.

Anything in this Warrant certificate to the contrary notwithstanding, the Warrants may be exercised and are exercisable, only to the extent permitted by applicable law.

14.         Notice

Any notice, designation, direction or other communication required or permitted to be given under this Warrant will be in writing and will be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery. Any notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, will be deemed to have been received on the fourth business day after its post-marked date, or if sent by facsimile or other means of electronic communication, will be deemed to have been received on the business day following the sending, or if delivered by hand will be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at that address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address will also be governed by this section. In the event of a general discontinuance of postal service due to strike, lockout or otherwise, notices and other communications will be delivered by hand or sent by facsimile or other means of electronic communication and will be deemed to have been received in accordance with this section. Notices and other communications will be addressed as follows:

9

a.

if to the Company:

2 Meridian Road

Toronto, Ontario

M9W 4Z7 Attention:         President and Chief Executive Officer

Telecopier No.:                (416) 798-2200

with a copy to:

Vice-President, Legal Affairs

Telecopier No.:                (416) 798-2200

b.

if to the Holder:

7501 Keele Street

Suite 500

Concord, Ontario

L4K 1Y2

Attention:                         Gerry C.Quinn

Telecopier No.:                 (416) 736-8373

15.

Capitalized Terms

All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in a certain subscription agreement between the Holder, the Company and GeneSense Technologies Inc. dated October 6, 2004.

16.

Governing Law

The Warrants represented hereby shall be exclusively governed by the laws in force in the Province of Ontario and the laws of Canada applicable therein.

17.

Time of the Essence

Time shall be of the essence in this Warrant certificate.

10

IN WITNESS WHEREOF the Company has caused its corporate seal to be affixed hereto and this certificate to be signed by the signature of its duly authorized officer effective the 6th day of October, 2004.

LORUS THERAPEUTICS INC.

Per:                                            c/s

Authorized Signing Officer

11

SUBSCRIPTION

TO:

Lorus Therapeutics Inc. 2 Meridian Road Toronto ON M9W 4Z7 Canada

The undersigned holder of the within Warrant hereby subscribes for

Common Shares of Lorus Therapeutics Inc. (or such number of Common Shares or other securities to which such subscription entitles it in lieu thereof or in addition thereto under the provisions of the Warrants) at the subscription price of $for each one (1) Warrant evidenced by and on the terms specified in the Warrants and encloses herewith a certified cheque or bank draft payable to the order of Lorus Therapeutics Inc. in payment of the subscription price.

The undersigned hereby directs that the said Common Shares be registered as follows:

Name                                                              Address               Number of Common Shares

(Please print full name in which share certificates are to be issued.)

DATED this                          day of                                     , 20   .

                                                                 Name of Purchaser

                                                         By:

Authorized Signing Officer